EXECUTION COUNTERPART



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              AMENDED AND RESTATED CREDIT AGREEMENT


                  dated as of December 13, 1995


                              among


                       THOMAS NELSON, INC.,


                    THE LENDERS LISTED HEREIN,

                               and

                 SUNTRUST BANK, NASHVILLE, N. A.
      (formerly known as Third National Bank in Nashville),

                             as Agent

=================================================================

                         TABLE OF CONTENTS
                                                         Page No.


Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Preamble  . . . . . . . . . . . . . . . . . . . . . . . . . . . 1


                            ARTICLE I

                    DEFINITIONS: CONSTRUCTION

Section 1.01   Definitions  . . . . . . . . . . . . . . . . . . 1
Section 1.02   Accounting Terms and Determination . . . . . .  17
Section 1.03   Other Definitional Terms . . . . . . . . . . .  18
Section 1.04   Exhibits and Schedules . . . . . . . . . . . .  18


                            ARTICLE II

                         REVOLVING LOANS

Section 2.01   Revolving Loan Commitment  . . . . . . . . . .  18
Section 2.02   Use of Proceeds  . . . . . . . . . . . . . . .  18
Section 2.03   Revolving Credit Notes:
               Repayment of Principal . . . . . . . . . . . .  19
Section 2.04   Automatic, Mandatory Reduction
               of Revolving Loan Commitments  . . . . . . . .  19
Section 2.05   Mandatory Reduction of Revolving
               Loan Commitments Regarding Senior Debt . . . .  19
Section 2.06   Mandatory Reduction of Revolving
               Loan Commitments Regarding Asset Sales . . . .  20
Section 2.07   Voluntary Reduction of Revolving
               Loan Commitments . . . . . . . . . . . . . . .  20
Section 2.08   Extension of Initial Reduction Date
               and Final Maturity Date  . . . . . . . . . . .  21


                           ARTICLE III

                   GENERAL REVOLVING LOAN TERMS

Section 3.01   Funding Notices  . . . . . . . . . . . . . . .  22
Section 3.02   Disbursement of Funds  . . . . . . . . . . . .  23
Section 3.03   Interest . . . . . . . . . . . . . . . . . . .  24
Section 3.04   Interest Periods . . . . . . . . . . . . . . .  24
Section 3.05   Fees . . . . . . . . . . . . . . . . . . . . .  25
Section 3.06   Voluntary Prepayments of
               Borrowings . . . . . . . . . . . . . . . . . .  25
Section 3.07   Payments, etc. . . . . . . . . . . . . . . . .  26
Section 3.08   Interest Rate Not Ascertainable, etc.  . . . .  28
Section 3.09   Illegality . . . . . . . . . . . . . . . . . .  29
Section 3.10   Increased Costs  . . . . . . . . . . . . . . .  29
Section 3.11   Lending Offices  . . . . . . . . . . . . . . .  31
Section 3.12   Funding Losses . . . . . . . . . . . . . . . .  31
Section 3.13   Assumptions Concerning Funding
               of LIBOR Advances  . . . . . . . . . . . . . .  31
Section 3.14   Apportionment of Payments  . . . . . . . . . .  32
Section 3.15   Sharing of Payments, Etc.  . . . . . . . . . .  32
Section 3.16   Capital Adequacy . . . . . . . . . . . . . . .  32
Section 3.17   Benefits to Guarantors . . . . . . . . . . . .  33
Section 3.18   Limitation on Certain Payment
               Obligations  . . . . . . . . . . . . . . . . .  33


                            ARTICLE IV

                     CONDITIONS TO BORROWINGS

Section 4.01   Conditions Precedent to Initial
               Revolving Loans  . . . . . . . . . . . . . . .  34
Section 4.02   Conditions to Revolving Loans  . . . . . . . .  37


                            ARTICLE V

NOTICE PERIOD REGARDING CONDITIONS  . . . . . . . . . . . . .  38


                            ARTICLE VI

                  REPRESENTATIONS AND WARRANTIES

Section 6.01   Corporate Existence; Compliance
               with Law . . . . . . . . . . . . . . . . . . .  40
Section 6.02   Corporate Power; Authorization . . . . . . . .  40
Section 6.03   Enforceable Obligations  . . . . . . . . . . .  40
Section 6.04   No Legal Bar . . . . . . . . . . . . . . . . .  41
Section 6.05   No Material Litigation . . . . . . . . . . . .  41
Section 6.06   Investment Company Act, Etc. . . . . . . . . .  41
Section 6.07   Margin Regulations . . . . . . . . . . . . . .  41
Section 6.08   Compliance With Environmental Laws . . . . . .  41
Section 6.09   Insurance  . . . . . . . . . . . . . . . . . .  42
Section 6.10   No Default . . . . . . . . . . . . . . . . . .  42
Section 6.11   No Burdensome Restrictions . . . . . . . . . .  42
Section 6.12   Taxes  . . . . . . . . . . . . . . . . . . . .  42
Section 6.13   Subsidiaries . . . . . . . . . . . . . . . . .  43
Section 6.14   Financial Statements . . . . . . . . . . . . .  43
Section 6.15   ERISA  . . . . . . . . . . . . . . . . . . . .  44
Section 6.16   Patents, Trademarks, Licenses, Etc.  . . . . .  45
Section 6.17   Ownership of Property  . . . . . . . . . . . .  45
Section 6.18   Indebtedness . . . . . . . . . . . . . . . . .  45
Section 6.19   Financial Condition  . . . . . . . . . . . . .  46
Section 6.20   Labor Matters  . . . . . . . . . . . . . . . .  46
Section 6.21   Payment or Dividend Restrictions . . . . . . .  47
Section 6.22   Disclosure . . . . . . . . . . . . . . . . . .  47
Section 6.23   Financial Covenants  . . . . . . . . . . . . .  47


                           ARTICLE VII

REPRESENTATION AND WARRANTY NOTICE PERIOD . . . . . . . . . .  47


                           ARTICLE VIII

REPRESENTATIONS AND WARRANTIES REGARDING
ARTICLE VIII SUBSIDIARIES . . . . . . . . . . . . . . . . . .  48


                            ARTICLE IX

                      AFFIRMATIVE COVENANTS

Section 9.01   Corporate Existence, Etc.  . . . . . . . . . .  48
Section 9.02   Compliance with Laws, Etc. . . . . . . . . . .  48
Section 9.03   Payment of Taxes and Claims, Etc.  . . . . . .  49
Section 9.04   Keeping of Books . . . . . . . . . . . . . . .  49
Section 9.05   Visitation, Inspection, Etc. . . . . . . . . .  49
Section 9.06   Insurance; Maintenance of Properties . . . . .  49
Section 9.07   Reporting Covenants  . . . . . . . . . . . . .  50
Section 9.08   Financial Covenants  . . . . . . . . . . . . .  54
Section 9.09   Notices under Certain
               Other Indebtedness . . . . . . . . . . . . . .  55
Section 9.10   Additional Credit Parties
               and Collateral . . . . . . . . . . . . . . . .  55
Section 9.11   Gibson Debt  . . . . . . . . . . . . . . . . .  55
Section 9.12   Schedule VIII Subsidiaries . . . . . . . . . .  56


                            ARTICLE X

SCHEDULE AMENDMENTS . . . . . . . . . . . . . . . . . . . . .  56


                            ARTICLE XI

                        NEGATIVE COVENANTS

Section 11.01  Indebtedness . . . . . . . . . . . . . . . . .  56
Section 11.02  Liens  . . . . . . . . . . . . . . . . . . . .  57
Section 11.03  Mergers, Acquisitions, Sales, Etc. . . . . . .  58
Section 11.04  Dividends, Etc.  . . . . . . . . . . . . . . .  58
Section 11.05  Investments, Loans, Etc. . . . . . . . . . . .  59
Section 11.06  Sale and Leaseback Transactions  . . . . . . .  60
Section 11.07  Transactions with Affiliates . . . . . . . . .  60
Section 11.08  Optional Prepayments . . . . . . . . . . . . .  60
Section 11.09  Changes in Business  . . . . . . . . . . . . .  60
Section 11.10  ERISA  . . . . . . . . . . . . . . . . . . . .  61
Section 11.11  Additional Negative Pledges  . . . . . . . . .  61
Section 11.12  Limitation on Payment Restrictions
               Affecting Consolidated Companies . . . . . . .  61
Section 11.13  Actions Under Certain Documents  . . . . . . .  61
Section 11.14  Schedule VIII Subsidiaries . . . . . . . . . .  61


                           ARTICLE XII

                        EVENTS OF DEFAULT

Section 12.01  Payments . . . . . . . . . . . . . . . . . . .  62
Section 12.02  Covenants Without Notice . . . . . . . . . . .  62
Section 12.03  Other Covenants  . . . . . . . . . . . . . . .  62
Section 12.04  Representations  . . . . . . . . . . . . . . .  62
Section 12.05  Non-Payments of Other Indebtedness . . . . . .  62
Section 12.06  Defaults Under Other Agreements  . . . . . . .  62
Section 12.07  Bankruptcy . . . . . . . . . . . . . . . . . .  63
Section 12.08  ERISA  . . . . . . . . . . . . . . . . . . . .  63
Section 12.09  Money Judgment . . . . . . . . . . . . . . . .  64
Section 12.10  Change in Control of Nelson  . . . . . . . . .  64
Section 12.11  Default Under Other Credit
               Documents  . . . . . . . . . . . . . . . . . .  64
Section 12.12  Attachments  . . . . . . . . . . . . . . . . .  64
Section 12.13  Schedule VIII Subsidiaries . . . . . . . . . .  65
Section 12.14  Adjustment to Pro Rata Share . . . . . . . . .  65


                           ARTICLE XIII

                            THE AGENT

Section 13.01  Appointment of Agent . . . . . . . . . . . . .  66
Section 13.02  Authorization of Agent with
               Respect to the Security Documents  . . . . . .  67
Section 13.03  Nature of Duties of Agent  . . . . . . . . . .  67
Section 13.04  Lack of Reliance on the Agent  . . . . . . . .  67
Section 13.05  Certain Rights of the Agent  . . . . . . . . .  68
Section 13.06  Reliance by Agent  . . . . . . . . . . . . . .  68
Section 13.07  Indemnification of Agent . . . . . . . . . . .  69
Section 13.08  The Agent in its Individual Capacity . . . . .  69
Section 13.09  Holders of Revolving Credit Notes  . . . . . .  69
Section 13.10  Successor Agent  . . . . . . . . . . . . . . .  70


                           ARTICLE XIV

                          MISCELLANEOUS

Section 14.01  Notices  . . . . . . . . . . . . . . . . . . .  70
Section 14.02  Amendments, Etc. . . . . . . . . . . . . . . .  71
Section 14.03  No Waiver; Remedies Cumulative . . . . . . . .  71
Section 14.04  Payment of Expenses, Etc.  . . . . . . . . . .  72
Section 14.05  Right of Setoff  . . . . . . . . . . . . . . .  73
Section 14.06  Benefit of Agreement . . . . . . . . . . . . .  74
Section 14.07  Governing Law; Submission
               to Jurisdiction  . . . . . . . . . . . . . . .  76
Section 14.08  Independent Nature of
               Lenders, Rights  . . . . . . . . . . . . . . .  77
Section 14.09  Counterparts . . . . . . . . . . . . . . . . .  77
Section 14.10  Effectiveness; Survival  . . . . . . . . . . .  78
Section 14.11  Severability . . . . . . . . . . . . . . . . .  78
Section 14.12  Independence of Covenants  . . . . . . . . . .  78
Section 14.13  Change in Accounting Principles,
               Fiscal Year or Tax Laws  . . . . . . . . . . .  78
Section 14.14  Headings Descriptive; Entire
               Agreement  . . . . . . . . . . . . . . . . . .  78
Section 14.15  Interest . . . . . . . . . . . . . . . . . . .  79


EXHIBIT A        -  Form of Assignment and Acceptance
EXHIBIT B        -  Form of Escrow Letter
EXHIBIT C        -  Document  evidencing  the  name  change  from
                    International Cassette Corp. to  TNI Cassette
                    Corp.
EXHIBIT D        -  Document evidencing the name change from Word
                    (UK) Limited to Nelson Word (UK) Limited
EXHIBIT E        -  Evidence  of  SunTrust  Ten   Million  Dollar
                    Revolving Credit Facility

SCHEDULE 4.01(h) -  UCC Search Locations
SCHEDULE 6.01    -  Organization and Ownership of Subsidiaries
SCHEDULE 6.05    -  Pending and Threatened Litigation
SCHEDULE 6.08(a) -  Environmental Compliance
SCHEDULE 6.08(b) -  Environmental Notices
SCHEDULE 6.08(c) -  Environmental Permits
SCHEDULE 6.11    -  Burdensome Restrictions
SCHEDULE 6.12    -  Tax Filings and Payments
SCHEDULE 6.13    -  The C. R. Gibson Company and Subsidiaries
SCHEDULE 6.14    -  Leases
SCHEDULE 6.15    -  Employee Benefit Matters
SCHEDULE 6.16    -  Intellectual Property Matters
SCHEDULE 6.17    -  Ownership of Properties
SCHEDULE 6.18    -  Refinanced Indebtedness
SCHEDULE 6.20    -  Labor Matters
SCHEDULE 6.21    -  Dividend Restrictions
SCHEDULE 6.23    -  Second Fiscal Quarter 1995 Calculations
SCHEDULE VIII    -  Subsidiaries of Thomas Nelson,  Inc. Excluded
                    from  Certain  Provisions   of  Amended   and
                    Restated Credit Agreement
SCHEDULE 11.01(b)-  Existing Indebtedness
SCHEDULE 11.02   -  Existing Liens

              AMENDED AND RESTATED CREDIT AGREEMENT

    THIS AMENDED AND RESTATED CREDIT AGREEMENT (as it may be amended and/or restated from time to time, this "Agreement") is made and entered into as of the 13th day of December, 1995, by
and   among  THOMAS   NELSON, INC.,   a   Tennessee  corporation
("Nelson"), SUNTRUST BANK, NASHVILLE, N. A. (formerly known as Third National Bank in Nashville), a national banking association ("SunTrust"), the other banks and lending institutions listed on the signature pages hereof and any assignees of SunTrust or such other banks and lending institutions that become "Lenders" as
provided  herein  (SunTrust  and  such   other  banks,   lending
institutions and assignees are referred to collectively herein as the "Lenders"), and SUNTRUST BANK, NASHVILLE, N. A. (formerly known as Third National Bank in Nashville), in its capacity as agent for the Lenders and each successor agent for such Lenders as may be appointed from time to time pursuant to
Article XIII  (the "Agent").

                       W I T N E S S E T H:

        WHEREAS, Nelson, Lenders and  Agent entered into a Credit
        Agreement dated as of November 30, 1992, as amended (the
"Initial          Credit  Agreement")   governing  the  terms  of
 certain  credit          facilities  more  particularly
described  in  the Initial  Credit          Agreement; and

        WHEREAS,  Nelson has requested  certain revisions  to the
        Initial Credit  Agreement, and Lenders  and Agent have
agreed to          the  revisions  subject  to  the terms  and
conditions  of  this          Agreement.

        NOW, THEREFORE, in consideration  of the premises and the
        mutual covenants  herein contained,  Nelson, the Lenders
and the          Agent  agree upon  the terms  and subject  to
the  conditions set          forth herein as follows:

                            ARTICLE I.

                    DEFINITIONS: CONSTRUCTION

        Section 1.01. Definitions. In addition to the other terms defined herein, the following terms used herein shall
have  the          meanings herein specified  (to be equally
applicable  to both the          singular and plural forms of the
terms defined):

        "Advance" shall mean any principal amount advanced and remaining outstanding at any time under the Revolving
Loans,          which Advance shall be made or outstanding as a
Base Rate Advance          or a LIBOR Advance, as the case may
be.

        "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by, or under common
control          with,  such  Person,  whether  through the
ownership  of  voting          securities,  by  contract  or
otherwise. For  purposes  of  this          definition,
"control," (including  with correlative meanings, the
terms "controlling," "controlled by,"  and "under common  control with")  as applied to any  Person, means the possession,
directly          or indirectly, of the power to  direct or cause
the direction  of          the management and policies of that
Person.

        "Agent"  shall  mean  SunTrust  Bank,  Nashville,  N.  A.
        (formerly known as Third National  Bank in Nashville), a
national          banking association, and any  successor agent
appointed  pursuant          to Section 13.10 hereto.

        "Agreement" shall  mean this Amended  and Restated Credit
        Agreement,  as amended,  restated  or supplemented  from
time  to          time.

        "Applicable LIBOR Rate Margin" shall mean, with respect to all outstanding Borrowings consisting of LIBOR
Advances          hereunder, the relevant percentage indicated
below based upon the          percentages indicated  for Nelson's
Interest  Coverage Ratio  and          Senior Funded Debt  to
Total  Capital as determined  on the  date          that is
ninety  (90) days after  the end of  each fiscal year  of
Nelson based upon the audited financial statements for the immediately preceding fiscal year, with such
Applicable LIBOR          Rate  Margin to  be immediately
effective as  of such  date with          respect to all
outstanding amounts under the Revolving Loans:




                         Percentage of Senior Funded Debt
Interest                         to Total Capital
Coverage Ratio           --------------------------------
--------------
                         >45%         35%-45%        <35%
                         ================================
<2.5:1:0                 1.00%         .875%         .75%
2.5:1.0-3.0:1.0           .875%        .75%          .625%
>3.0:1.0-5.0:1.0          .75%         .625%         .50%
>5.0:1.0                  .625%        .50%          .375%

        Notwithstanding the foregoing, in the event Nelson does not deliver the audited financial statements for the
immediately          preceding fiscal year in a manner that
permits the determinations          required in the definition of
Applicable LIBOR Rate Margin within          ninety (90)  days of
the end of  Nelson's fiscal year, commencing          at the end
of such ninety  (90) day period and  continuing until
such  audited  financial  statements  are   made  available,  the
        Applicable LIBOR Rate Margin shall be the highest rate
set forth          in the preceding chart.

        "Asset Sale" shall mean any sale or other disposition (or a series of related sales or other dispositions),
including          without limitation,  loss, damage, destruction
or  taking, by any          Consolidated  Company to  any  Person
other  than a  Consolidated          Company, of  any property or
asset (including capital  stock but          excluding  the
issuance  and sale  by Nelson  of its  own capital
stock) having  an aggregate  Asset Value  in excess of  $100,000, other  than sales  or  other dispositions  made  in the
ordinary          course of business of any Consolidated Company.

        "Asset Value" shall mean, with respect to any property or asset of any Consolidated Company as of any particular
date, an          amount equal  to the greater of  (a) the then
book  value of such          property  or asset as established in
accordance with GAAP, or (b)          the  then  fair  market
value  of  such  property  or  asset  as          determined  in
good faith by the board of directors of such Consolidated Company.

        "Assignment and Acceptance" shall mean an Assignment and Acceptance Agreement entered into by a Lender and an
Eligible          Assignee  in accordance  with  the terms  of
this Agreement  and          substantially in the form of Exhibit
A attached hereto.

        "Bankruptcy Code" shall mean The Bankruptcy Code of 1978,
        as amended  and in effect from  time to time (11  U.S.C.
Section  101 et         seq.).

        "Base Rate" shall mean the higher of (a) the rate that the Agent publicly announces from time to time to be
its prime          lending rate,  as in effect from time to time,
or (b) the Federal          Funds Rate, as in effect from time to
time, plus  one-half of one          percent (0.50%) per annum
(with any changes in such rates  to be          effective as of
the date of change any change in such rates). The
Agent's  prime  lending rate  is a  reference  rate and  does not necessarily  represent the  lowest or  best rate  charged
to  any          customers.  The Agent may make commercial loans
or other loans at          rates  of interest at, above  or below
the  Agent's prime lending          rate.

        "Base  Rate  Advance"  shall  mean  an  Advance  made  or
        outstanding as  a Revolving Loan  bearing interest  based
on  the          Base Rate.

        "Borrowing" shall mean the incurrence by Nelson under any
        Revolving Loan  Commitment of  Advances of one  Type
concurrently          having  the  same  Interest  Period  or
the  continuation  of an          existing Borrowing or
Borrowings in whole or in part.

        "Business Day"  shall  mean any  day excluding  Saturday,
        Sunday  and  any  other  day  on  which  banks  are
required  or          authorized  to close  in Nashville,
Tennessee  or New  York, New          York.

        "Change in Control Provision" shall mean any term or provision contained in any indenture, debenture, note
or other          agreement  or document  evidencing or
governing Indebtedness  of          Nelson  evidencing debt or a
commitment to extend loans in excess          of $1,000,000.00
which requires or permits the holder(s)  of such
Indebtedness  of  Nelson to  require  that  such Indebtedness  of
        Nelson be  redeemed,  repurchased, defeased,  prepaid or
repaid,          either in whole  or in part, or the maturity of
such Indebtedness          of Nelson  to be accelerated  in any
respect, as a  result of  a          change  in ownership  of the
capital stock  of Nelson  or voting          rights with respect
thereto.

        "Closing Date" shall mean the date  on or before December
        13,  1995,  on  which  the  Revolving  Loans  are  made
and  the          conditions set forth in Article IV are
satisfied.

        "Closing  Fee"   has  the  meaning  ascribed   to  it  in
        Section 3.05(a).

        "Commitment Percentage shall mean the relevant percentage indicated below based upon the percentages indicated for
Nelson's          Interest Coverage Ratio and  Senior Funded Debt
to  Total Capital          as determined on the date that  is
ninety (90) days after the end          of  each fiscal year of
Nelson based upon  the audited financial          statements for
the immediately preceding fiscal  year, with such
Commitment Percentage to be immediately effective as of such date with  respect  to all  outstanding  amounts  under the
Revolving          Loans:

                         Percentage of Senior Funded Debt
Interest                         to Total Capital
Coverage Ratio           --------------------------------
--------------           >45%         35%-45%        <35%
                         ================================
<2.5:1:0                 .375%         .30%          .25%
2.5:1.0-3.0:1.0          .25%          .25%          .20%
>3.0:1.0-5.0:1.0         .25%          .20%          .15%
>5.0:1.0                 .20%          .15%          .125%

         Notwithstanding the foregoing,  in the event Nelson
does         not deliver the audited  financial statements for
the immediately          preceding fiscal year in a manner that
permits the determinations          required in  the definition
of the Commitment  Percentage within          ninety (90)  days
of the end of  Nelson's fiscal year, commencing          at  the
end of  such ninety (90) day  period and continuing until
such   audited  financial  statements  are  made  available,  the
        Commitment Percentage  shall be the highest  percentage
set forth          in the preceding chart.

        "Consolidated Companies" shall mean, collectively, Nelson
        and   all  of   its  Subsidiaries,   including  Gibson
and  its          Subsidiaries.

        "Consolidated EBIT" shall mean, for any fiscal period of Nelson, an amount equal to (a) the sum for such fiscal
period of          its Consolidated Net Income (Loss) plus, to
the extent subtracted          in determining  such Consolidated
Net Income  (Loss), provisions          for  (i)  taxes  based
on  income,  (ii)  Consolidated  Interest          Expense,  and
(iii)  charges taken  in conformity  with FASB-106,
minus (b) any items of gain (or plus any items of loss) that were
        (A) not realized in the ordinary course of business, and
(B)  the          result of any sale of assets.

        "Consolidated  Interest  Expense"  shall  mean,  for  any
        fiscal  period   of  Nelson,   total  interest  expense
of  the          Consolidated  Companies  (including without
limitation, interest          expense attributable  to
capitalized  leases)  determined  on  a          consolidated
basis in accordance with GAAP.

        "Consolidated Net Income (Loss)" shall mean, for any fiscal period of Nelson, the net income (or loss)
of  the          Consolidated Companies  on a  consolidated basis
for  such period          (taken as  a single  accounting period)
determined  in conformity          with  GAAP,  but excluding
therefrom  (to  the extent  otherwise          included  therein)
any  income (or  loss) of  any Person  accrued          prior to
the date such  Person becomes a Subsidiary of Nelson  or
is merged  into or consolidated with any  Consolidated Company or all  or substantially all of such Person's assets are
acquired by          any Consolidated Company.

        "Consolidated Net Worth" shall mean, as of any date of determination, Shareholders' Equity of Nelson.

         "Contractual Obligation"  of  any Person  shall mean
any         provision  of  any  security issued  by  such  Person
or of  any          agreement, instrument  or undertaking under
which  such Person is          obligated or by  which it or any
of the property owned  by it is          bound.

        "Contribution Agreement" shall mean the Amended and Restated Contribution Agreement executed of even date
herewith by          each of the Guarantors,  as the same may be
amended,  restated or          supplemented  from time to time,
and  in a form acceptable to the          Guarantors, Lenders and
their respective counsel.

        "Creditanstalt - Bankverein Adjusted Pro Rata Share" shall equal the quotient of the following formula:

        (Creditanstalt - Bankverein's Pro Rata Share of
              the outstanding principal amount
            under the Revolving Loan Commitments
        -----------------------------------------------
                (Total Outstanding Principal)

        "Credit   Documents"   shall  mean,   collectively,  this
        Agreement,  the Revolving  Credit Notes, the  Guaranty
Agreement,          the Gibson  Pledge Agreement, the  Word
Pledge Agreement  and all          other Security Documents, if
any.

        "Credit  Parties"  shall   mean,  collectively,  each  of
        Nelson,  the Guarantors and every  other Person who  from
time to          time  executes a  Security Document  with
respect  to all  or any          portion of the Obligations.

        "Default" shall  mean any  condition or event  that, with
        notice or lapse  of time  or both, would  constitute an
Event  of          Default.

        "DOL" shall  have the meaning  ascribed to it  in Section
        9.07(i)(iv).

        "Dollar" and "U.S. Dollar" and the sign "$" shall mean lawful money of the United States of America.

        "Eligible  Assignee" shall  mean  (a) a  commercial  bank
        organized  under  the laws  of the  United  States, or
any state          thereof,  having total assets in  excess of
$1,000,000,000 or any          commercial finance or  asset based
lending Affiliate  of any such          commercial  bank and  (b)
any Lender  or  any Affiliate  of  any          Lender.

        "Environmental Laws" shall mean all federal, state and local statutes, laws, codes, regulations, rules and
ordinances,          and  all  orders  or  decrees  issued,
promulgated  or  approved          thereunder,  now  or
hereafter  in  effect  (including,  without          limitation,
those with respect to asbestos or asbestos containing
material   or  exposure  to   asbestos  or   asbestos  containing
        material),  relating  to,  regulating or  imposing
liability  or          standards of  conduct concerning  (a)
pollution or  protection of          the   environment,  (b)
emissions,   discharges,  releases   or          threatened
releases  of  pollutants, contaminants,  chemicals  or
industrial toxic or hazardous constituents, substances or wastes, including without limitation,  any Hazardous Substance,
petroleum          including  crude  oil  or  any fraction
thereof,  any  petroleum          product or other  waste,
chemicals or substances regulated by any          Environmental
Law   into  the  environment   (including  without
limitation,  ambient  air,  surface  water,  ground  water,  land surface or subsurface  strata), (c) the manufacture,
processing,          distribution,  use,  generation,  treatment,
storage,  disposal,          transport  or handling  of  any
Hazardous  Substance,  petroleum          including  crude  oil
or  any fraction  thereof,  any  petroleum          product or
other waste, chemicals or substances regulated by any Environmental Law, or (d) underground storage tanks and related piping, and emissions, discharges and releases or threatened releases therefrom, such Environmental Laws to
include, without          limitation (i) the Clean Air Act (42
U.S.C. Section  7401 et seq.),      (ii) the  Clean  Water  Act
(33 U.S.C. Section 1251 et sea.), (iii) the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), (iv) the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), (v) the Comprehensive Environmental Response,
Compensation   and Liability  Act, as  amended by  the Superfund
Amendments  and  Reauthorization  Act  (42  U.S.C.   Section
9601 et seq.), (vi) any "Superfund" or "Superlien" law, including without limitation the Tennessee Hazardous Waste Management Acts of 1977 and of 1983 and the Tennessee Hazardous Waste Reduction Act of 1990, as amended, Tennessee Code Annotated Section 68-212-101 et seq., Section 68-212-201 et seq. and Section 68-212-301 et seq., and (vii) all applicable
national   and  local  laws or  regulations  with  respect to
environmental control.

        "ERISA"  shall   mean  the  Employee   Retirement  Income
        Security Act of 1974, as amended and in effect from time to time.

        "ERISA Affiliate" shall mean, with respect to any Person, each trade or business (whether or not incorporated)
that is a          member  of a group of  which that Person is  a
member and that is          under  common  control  within  the
meaning  of  the  regulations          promulgated under Section
414 of the Tax Code.

        "Escrow  Letter"  shall mean  a letter  agreement between
        Nelson  and  the Agent  substantially in  the  form of
Exhibit B          attached hereto.

        "Event of Default" shall have the meaning ascribed to it in Article XII.

        "Exchange Act" shall mean  the Securities Exchange Act of
        1934, as amended  from time  to time, and  any successor
statute          thereto.

        "Executive  Officer"  shall  mean  with  respect  to  any
        Person, the president, vice  presidents, chief financial
officer,          treasurer, secretary and any Person holding
comparable offices or          duties.


        "FASB-106" shall mean Financial Accounting Standards Board Statement No. 106, as in effect on the date
of this          Agreement,  specifying  applicable  accounting
principles  with          respect  to  accrual  of  the  expected
cost of  providing  post          retirement benefits to
employees or their dependents.

        "Federal Funds Rate" shall mean for any period, a fluctuating interest rate per annum equal for each day
during          such period to  the weighted  average of the
rates on  overnight          Federal  funds  transactions with
member  banks  of the  Federal          Reserve System  arranged
by  Federal funds brokers, as  published for such day (or, if
such day is not a Business Day, for the next          preceding
Business Day) by  the Federal Reserve Bank of  Atlanta,
or,  if such  rate is  not so  published  for any  day that  is a
        Business Day, the average of the  quotations for such day
on such          transactions  received by the Agent from  three
(3) Federal funds          brokers of recognized standing
selected by the Agent.

        "Final  Maturity  Date" shall  mean  the  earlier of  (a)
        December  13, 2002,  and  (b)  the  date  on  which  all
amounts          outstanding  under  this Agreement  have  been
declared or  have          automatically become  due and payable
pursuant  to the provisions          of Article XII.

        "First American National Bank Adjusted Pro Rata Share" shall equal the quotient of the following formula:

        (First American National Bank's Pro Rata Share of
           the outstanding principal amount under the
                  Revolving Loan Commitments
        -------------------------------------------------
                 (Total Outstanding Principal)

        "Funded Debt" shall mean all Indebtedness for money borrowed, Indebtedness evidenced or secured by
purchase money          Liens,  capitalized  leases,  conditional
sales   contracts  and          similar title retention  debt
instruments, including  any current          maturities of  such
Indebtedness that  by its terms  matures more          than one
year  from the  date of any  calculation thereof  and/or
that is renewable or extendable at the option of the obligor to a date  beyond  one (1)  year from  such  date of
calculation. The          calculation of Funded Debt  shall
include all Funded Debt  of the          Consolidated Companies,
plus all Funded Debt  of other Persons to          the extent
guaranteed by a  Consolidated Company, to  the extent
supported  by a  letter  of credit  issued for  the account  of a
        Consolidated Company, or as  to which and  to the extent
which  a          Consolidated Company  or its assets otherwise
have become liable          for payment thereof.

        "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements
of the          Accounting  Principles  Board   of  the  American
Institute   of          Certified Public Accountants and
statements and pronouncements of          the  Financial
Accounting  Standards  Board  or  in  such  other
statements  by  such  other  entity  as  may  be  approved  by  a significant  segment  of  the  accounting  profession,
which are          applicable to the circumstances as of the date
of determination.

        "Gibson shall mean The C. R. Gibson Company, a Delaware corporation.

        "Gibson Corrections" shall have the meaning ascribed to it in Article VII.

        "Gibson Debt" shall mean certain indebtedness (consisting
        of  two term  loans) currently owed  by Gibson to
MetLife in the          aggregate  outstanding principal  amount
of  Twelve Million  and          No/100 Dollars ($12,000,000.00)
evidenced by two  long-term loan          agreements.

        "Gibson Information" shall have the meaning ascribed to it in Article V.

        "Gibson Pledge Agreement" shall mean that certain Pledge Agreement executed of even date herewith by Nelson in
favor of          the Agent providing for the grant of a first-
priority Lien on all          outstanding common stock of
Gibson, as the same may  be amended,          restated  or
supplemented from time to time, and in a form acceptable to Nelson, the Lenders and their respective counsel.

        "Guarantors" shall mean, collectively, all of Nelson's Subsidiaries, including without limitation, Gibson
(upon its          acquisition  by  Nelson),  and  their
respective  successors  and          permitted assigns, but
excluding those Subsidiaries of Nelson set          forth on
Schedule VIII.

        "Guaranty"   shall   mean  any   contractual  obligation,
        contingent  or  otherwise,  of  a  Person  with  respect
to  any          Indebtedness or other obligation  or liability
of another Person,          including without  limitation, any
such  Indebtedness, obligation          or liability directly or
indirectly guaranteed, endorsed, co-made          or discounted
or sold with recourse by that Person, or in respect          of
which  that Person is otherwise directly or indirectly liable,
     including  Contractual  Obligations  (contingent   or
otherwise)          arising  through   any  agreement  to
purchase,   repurchase  or          otherwise acquire such
Indebtedness, obligation or  liability or          any  security
therefor, or any agreement to provide funds for the
payment  or  discharge thereof  (whether  in the  form  of loans, advances, stock  purchases, capital contributions  or
otherwise),          or  to  maintain  solvency,  assets,  level
of income  or  other          financial condition or to  make any
payment other than  for value          received.  The amount of
any Guaranty shall  be deemed  to be an          amount  equal to
the stated or determinable amount of the primary
obligation in  respect of which  guaranty is made  or, if not  so
        stated  or  determinable,   the  maximum  reasonably
anticipated          liability in respect thereof (assuming such
Person is required to          perform thereunder) as determined
by such Person in good faith.

        "Guaranty Agreement" shall mean the joint and several Amended and Restated Guaranty Agreement executed of
even date          herewith by each of  the Guarantors in favor
of the Lenders  and          the Agent, as the  same may be
amended, restated  or supplemented          from  time to time,
and in a form  acceptable to the Guarantors,          Lenders and
their respective counsel.

        "Hazardous Substance" shall have  the meaning assigned to
        that   term   in   the   Comprehensive   Environmental
Response          Compensation  and  Liability  Act  of 1980,  as
amended  by  the          Superfund Amendments and
Reauthorization Acts of 1986.

        "Indebtedness"   of  any   Person  shall   mean,  without
        duplication (a) all obligations of such Person that in
accordance          with GAAP would be shown on the balance sheet
of such Person as a          liability   (including,   without
limitation,   obligations  for          borrowed money and for
the deferred purchase price of property or          services, and
obligations  evidenced by bonds,  debentures, notes          or
other  similar instruments); (b) all  rental obligations under leases required to be capitalized under  GAAP; (c) all
Guaranties          of  such Person  (including contingent
reimbursement obligations          under  undrawn letters  of
credit); (d)  Indebtedness of  others          secured by any
Lien  upon property owned by such  Person, whether          or
not assumed; and (e) obligations or other liabilities under currency contracts, interest rate hedging contracts or
similar          agreements or combinations thereof.

        "Indemnitee"  shall have  the meaning  ascribed to  it in
        Section 14.04(c).

        "Indenture"  means that  certain  Indenture  dated as  of
        November 30, 1992, between Nelson and Boatmen's Trust
Company, as          Trustee, evidencing Subordinated Debt.

        "Initial Reduction Date" shall mean December 13, 1998, unless further extended in accordance with Section 2.08.

        "Interest Coverage Ratio"  shall mean, as  of the end  of
        any fiscal period of  Nelson, the ratio of (a)
Consolidated EBIT          to (b) the sum of Consolidated
Interest Expense.

        "Interest Period" shall have the meaning ascribed to it in Section 3.04.

        "Investment" shall mean, when used with respect to any Person, any direct or indirect advance (excluding
advances made          to authors or artists  in the ordinary
course of  business), loan          or  other  extension  of
credit  (other  than  the  creation  of          receivables  in
the  ordinary  course of  business)  or  capital
contribution by such Person (by means of transfers of property to others  or payments for property  or services for  the
account or          use of  others, or  otherwise) to any
Person, or  any direct  or          indirect purchase or other
acquisition by such Person of, or of a          beneficial
interest in, capital stock, partnership interests, bonds, notes, debentures or other securities issued by any other
        Person.

        "IRS"  shall have the  meaning ascribed to  it in Section
        9.07(i)(iv).

        "Lender"  or "Lenders"  shall  mean  SunTrust, the  other
        banks  and lending  institutions  listed on  the
signature  pages          hereof and  each assignee  thereof, if
any, pursuant  to Section          14.06(c).

        "Lending Office"  shall mean  for each Lender  the office
        such  Lender may designate in writing from time to time
to Nelson          and the Agent with respect to each Type of
Revolving Loan.

        "LIBOR" shall mean, for any Interest Period, the offered rates for deposits in U.S. Dollars for a period
comparable to the          Interest  Period  and in  an  amount
comparable to  the  Agent's          portion of such  Advances
determined by  the Agent from  Telerate          Page 3750 as of
11:00 A.M. (London, England time) on the day that          is
two Business  Days prior  to the  first day  of the  Interest
    Period. If two or more of such rates appear on the Telerate
Page,          the rate for that Interest Period shall be the
arithmetic mean of          such rates, rounded,  if necessary,
to the next  higher 1/16  of          1.0%, if the rate is not
such a multiple, and in either case  as          such   rates
may   be  adjusted   for  any   applicable  reserve
requirements. If such  rate is unavailable on  such service, then such rate shall be determined by and based on  any other
interest          rate  reporting  service  of  recognized
standing  designated in          writing by the Agent to Nelson
and the other Lenders.

        "LIBOR Advance" shall mean any     Advance    made     or
        outstanding as a Revolving Loan bearing interest at LIBOR.

        "Lien"   shall  mean   any  mortgage,   pledge,  security
        interest,  lien,  charge,   hypothecation,  assignment,
deposit          arrangement,  title retention, preferential
property right, trust          or other arrangement having the
practical effect of the foregoing          and shall  include the
interest  of a vendor or  lessor under any          conditional
sale agreement, capitalized lease or other title retention agreement.

        "Margin   Regulations"   shall    mean   Regulation    G,
        Regulation T,  Regulation U  and  Regulation X  of  the
Board  of          Governors of the  Federal Reserve System,  as
the same may  be in          effect from time to time.

        "Materially Adverse Effect" shall mean any materially adverse change in (a) the business, results of
operations,          financial  condition, assets  or  prospects
of  the  Consolidated          Companies, taken as a whole, (b)
the ability of Nelson to perform          its obligations under
this  Agreement, or (c) the ability  of the          other
Credit Parties (taken as a whole) to perform their respective obligations under the Credit Documents.

        "MetLife" means Metropolitan Life Insurance Company.

        "Multiemployer Plan" shall have the meaning ascribed to it in Section 4001(a)(3) of ERISA.

        "National  City Bank,  Kentucky (formerly known  as First
        National Bank of Louisville) Adjusted Pro Rata Share"
shall equal          the quotient of the following formula:

          (National City Bank, Kentucky's (formerly
         known as First National Bank of Louisville)
         Pro Rata Share of the outstanding principal
         amount under the Revolving Loan Commitments
         the outstanding principal amount under the
         National City Bank, Kentucky (formerly known
            as First National Bank of Louisville)
                 Letter of Credit Facility
         -------------------------------------------
               (Total Outstanding Principal)

        "National City Bank, Kentucky (formerly known as First National Bank of Louisville) Letter of Credit
Facility" shall          mean that certain $8,000,000 commercial
letter of credit facility          pursuant to which National
City Bank, Kentucky (formerly known as          First  National
Bank  of  Louisville)  issues  commercial  trade          letters
of credit for the account of Nelson, which facility shall mature July 31, 1996.

        "NationsBank of Texas, N.A. Adjusted Pro Rata Share" shall equal the quotient of the following formula:

                   (NationsBank of Texas, N.A.'s
             Pro Rata Share of the outstanding principal
             amount under the Revolving Loan Commitments
             -------------------------------------------
                  (Total Outstanding Principal)

        "Nelson" shall mean Thomas Nelson, Inc., a Tennessee corporation, its successors and permitted assigns.

        "Net Proceeds" shall mean, with respect to any Asset Sale, all cash, including (a) cash receivables (when
received) by          way  of  deferred  payment  pursuant  to  a
promissory  note,  a          receivable or otherwise  (other
than  interest payable  thereon),          and  (b) with  respect
to  Asset Sales  resulting from  the loss,          damage,
destruction or taking of property, the proceeds of insurance settlements and condemnation awards (other than the portion  of the proceeds of such settlements and such
awards that          are  used  to repair,  replace, improve  or
restore the  item of          property  in respect of which  such
settlement or  award was paid          provided  that  the
recipient of  such  proceeds  enters  into a          binding
contractual   obligation   to   effect   such   repair,
replacement, improvement or restoration  within six (6) months of such  loss,  damage or  destruction  and  completes such
repair,          replacement, improvement or restoration within
twelve (12) months          of such loss, damage, destruction or
taking) as and when received in cash, in either case, received by any Consolidated Company as a result of or in connection with such transaction, net of reasonable sale expenses, fees and commissions incurred, and taxes paid or expected to be payable within the succeeding 12-month period in connection therewith, and net of any payment required to be made with respect to the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Revolving Loans) secured by a Lien (to the extent permitted by Section 11.02) upon the asset sold in such Asset Sale.

        "Notice of Borrowing" shall have the meaning ascribed to it in Section 3.01(a).

        "Notice of Change" shall have the meaning ascribed to it in Article X.

        "Notice  of  Conversion/Continuation"   shall  have   the
        meaning ascribed to it in Section 3.01(b).

        "Notice of Extension" shall have the meaning ascribed to it in Section 2.08(a).

        "Notice  Period" shall have the meaning ascribed to it in
        Article V.

        "Obligations" shall mean all amounts owing to the Agent or any Lender pursuant to the terms of this Agreement
or any          other   Credit  Document,   including  without
limitation,  all          Revolving Loans  (including all
principal  and interest  payments          due    thereunder),
fees,   expenses,    indemnification   and          reimbursement
  payments,    indebtedness,   liabilities,    and
obligations of  the Credit Parties, direct  or indirect, absolute or  contingent,  liquidated  or  unliquidated,  now
existing  or          hereafter  arising,  together   with  all
renewals,  extensions,          modifications or refinancings
thereof.

        "Payment Office"  shall mean, at any time for any Lender,
        the Payment Office set  forth opposite such Lender's name
on the          signature  pages hereof, as the  same may be
amended pursuant to          Section 14.02.


        "PBGC"   shall  mean   the   Pension   Benefit   Guaranty
        Corporation, or any successor thereto.

        "Person"  shall mean  any individual,  partnership, firm,
        corporation,  association,  limited   liability  company,
 joint          venture, trust  or other entity,  or any
government  or political          subdivision or agency,
department or instrumentality thereof.

         "Plan" shall mean any "employee benefit plan" (as defined in Section 3(3) of ERISA), including, but not limited to, any  defined benefit  pension  plan, profit  sharing
plan,  money          purchase pension  plan, savings or thrift
plan, stock bonus plan,          employee stock  ownership plan,
Multiemployer Plan,  or any plan,          fund,  program,
arrangement or  practice  providing for  medical
(including post-retirement medical), hospitalization, accident, sickness, disability, or life insurance benefits.

        "Prescribed Forms" shall mean such duly executed forms or statements, and in such number of copies, which may, from
time to          time, be  prescribed by  law  and which,
pursuant to  applicable          provisions of  (a) an income tax
treaty between the United States          and the country of
residence of the Lender providing the form  or
statement,  (b) the  Tax  Code,  or (c) any  applicable  rule  or regulation under  the Tax Code,  permit Nelson  to make
payments          hereunder for  the account of such  Lender
free, or subject  to a          reduced rate, of  deduction or
withholding  of income or  similar          taxes.

        "Pro Rata Share" shall mean, with respect to each of the Revolving Loan Commitments of each Lender and each
Revolving Loan          to be  made by and  each payment
(including,  without limitation,          any payment  of
principal, interest  or fees) to be  made to each
Lender, the percentage designated as such Lender's Pro Rata Share of  such Revolving Loan Commitments, such Revolving Loans
or such          payments,  as applicable, set forth under the
name of such Lender          on the respective signature page for
such Lender, in each case as          such  Pro Rata Share may
change from  time to time as a result of          assignments or
amendments made pursuant to this Agreement.

        "Reduction Amount" shall mean  a constant amount equal to
        fifteen  percent  (15%)  of  the  amount of  the
Revolving  Loan          Commitments outstanding on the Initial
Reduction Date.

        "Refinanced Indebtedness" shall mean the Indebtedness of the Consolidated Companies to be paid on the Closing
Date with          the proceeds of the initial  Borrowings under
the Revolving  Loan          Commitments as more particularly
described on Schedule 6.18.

        "Required Lenders" shall mean at any time Lenders holding
        at least sixty-six and  two-thirds percent (66-2/3%) of
the then          aggregate amount of the Revolving Loan
Commitments.

        "Requirement of Law" for any Person shall mean the articles or certificate of incorporation and by-laws
or other          organizational  or governing  documents of
such Person,  and any          law,  treaty,   rule  or
regulation,  or   determination  of  an          arbitrator or  a
court or  other governmental authority,  in each          case
applicable  to or  binding upon  such Person  or any  of its property or  to  which such  Person  or any  of its  property
is          subject.

        "Revolving  Credit Notes"  shall mean,  collectively, the
        Consolidated,  Amended   and  Restated  Revolving
Credit  Notes          evidencing the Revolving Loans executed
of even date herewith by          Nelson to  the order  of
Lenders  as they  may be  amended and/or          restated from
time to time, and in a form acceptable to Nelson, Lenders and their respective counsel.

        "Revolving Loan Commitment" shall mean, at any time for any Lender, the amount of the Revolving Loan Commitment
set forth          opposite such Lender's name on the signature
pages hereof, as the          same may be increased or decreased
from time to time as a result          of any reduction thereof
pursuant to Section 2.04, Section 2.05,          Section 2.06 or
Section 2.07, any  assignment thereof pursuant to
Section  14.06,  or any  amendment  thereof  pursuant to  Section
        14.02.

        "Revolving Loans" shall mean, collectively, the revolving
        credit  loans  made  to  Nelson   by  the  Lenders
pursuant   to          Section 2.01.

        "Security  Documents"  shall   mean,  collectively,   the
        Guaranty  Agreement, the  Gibson  Pledge  Agreement, Word
Pledge          Agreement and  each other  guaranty agreement,
mortgage,  deed of          trust, security agreement, pledge
agreement or other security or          collateral  document
guaranteeing or securing the Obligations, as          the  same
may be amended, restated or supplemented from time to time.

        "Senior Debt" shall mean other Indebtedness of Nelson not to exceed $62,000,000, which Indebtedness shall be
(a) on  a          parity  with the obligations of Nelson and any
other Credit Party          arising  under this  Agreement, the
Revolving Credit  Notes, the          Guaranty Agreement and all
other Credit Documents, and (b) issued          upon terms and
conditions  (including without limitation  matters
regarding interest rates, payment terms, maturities, amortization schedules, covenants, defaults and  remedies)
satisfactory in all          respects to the Agent  and the
Required Lenders, as  evidenced by          the written approval
of the Agent and Required Lenders; provided,          however
that the Consolidated Companies, Lenders and Agent acknowledge and agree that (i) the terms and conditions of the
        Senior  Debt  shall be  no more  restrictive  than the
terms and          conditions of  the Revolving  Loans, (ii) all
Senior Debt  shall          provide for the payment  of interest
only for at least  seven (7)          years from  the date of
issuance (except for Senior  Debt in the          principal
amount not to exceed $15,000,000 owed to MetLife, which
shall provide for the payment of interest only for at least three and one-half (3 1/2)  years from the date of issuance),
and (iii)          the average life of the Senior Debt shall at
all times be greater          than seven (7) years. In no event
shall the Senior Debt be deemed          to include the SunTrust
Letter of Credit Facility or the National          City Bank,
Kentucky (formerly  known as First  National Bank  of Louisville)
Letter of Credit Facility. The Gibson Debt is included in and shall be a part of the Senior Debt.

        "Senior Funded Debt" shall mean all Funded Debt minus the Subordinated Debt.

        "Shareholders'  Equity" shall mean,  with respect  to any
        Person as at  any date of determination,  shareholders'
equity of          such Person determined in accordance with
GAAP.

        "Subordinated Debt" shall mean other Indebtedness of Nelson subordinated to all obligations of Nelson or
any other          Credit Party  arising under this Agreement,
the Revolving Credit          Notes,  the Guaranty Agreement and
all  other Credit Documents on          terms  and conditions
satisfactory  in all respects  to the Agent          and  the
Required  Lenders,  including without  limitation,  with
respect   to   interest   rates,   payment   terms,   maturities,
        amortization   schedules,   covenants,  defaults,
remedies  and          subordination provisions, as evidenced by
the written approval of          the Agent and Required Lenders.

        "Subsidiary" shall mean, with respect to any Person, any corporation or other entity (including, without
limitation,          partnerships, joint ventures, and
associations) regardless of its          jurisdiction of
organization or formation, at least a majority of          the
total combined voting power of all classes of voting stock or other ownership interests of which shall, at the time as of
which          any  determination is being made, be owned by such
Person, either          directly or indirectly through one or
more other Subsidiaries.

        "SunTrust"  shall mean  SunTrust Bank,  Nashville, N.  A.
        (formerly known as Third National Bank in Nashville),  a
national          banking association.

        "SunTrust Adjusted Pro Rata Share" shall equal the quotient of the following formula:

        (SunTrust's  Pro Rata  Share  of the  outstanding
        principal   amount   under  the   Revolving  Loan
        Commitments + the outstanding principal amount under the SunTrust Ten Million Dollar Revolving
      Credit   Facility  +   the  outstanding principal amount
       under the SunTrust Letter of Credit Facility
      --------------------------------------------------------
            (Total Outstanding Principal)

        "SunTrust Letter of Credit Facility" shall mean that certain $4,000,000 commercial letter of credit facility
pursuant          to which SunTrust issues  commercial trade
letters of  credit for          the account of Nelson, which
facility shall mature  September 30,          1996.

        "SunTrust Ten Million Dollar Revolving Credit Facility" shall have the meaning ascribed to it in Section
11.01(f).

        "Tax Code" shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time.

        "Taxes" shall mean any present or future taxes, levies, imposts, duties, fees, assessments, deductions,
withholdings or          other charges  of whatever nature,
including without limitation,          income,  receipts,
excise, property,  sales,  transfer, license,          payroll,
withholding, social security and franchise taxes now or hereafter imposed or levied by the United States, or any state, local or foreign government or by any department, agency
or other          political subdivision or taxing  authority
thereof or therein and          all interest, penalties,
additions to tax and similar liabilities          with respect
thereto.

        "Telerate" shall mean, when used in connection with any designated page and LIBOR, the display page so
designated on the          Dow Jones Telerate  Service (or  such
other page  as may  replace          that page on  that service
for the purpose  of displaying  rates          comparable to
LIBOR).

        "Total Capital" shall mean the sum of Funded Debt and Consolidated Net Worth of the Consolidated Companies.

        "Total  Commitment" shall  mean,  for any  Lender at  any
        time,  such  Lender's  Revolving  Loan  Commitment,   and
"Total          Commitments"  shall mean, for all Lenders at any
time, the sum of          the Total Commitment of all Lenders.

        "Total Outstanding Principal" shall mean the outstanding principal amount under the Revolving Loan Commitments,
plus the          outstanding  principal amount  under  the
SunTrust  Ten  Million          Dollar Revolving Credit Facility,
plus the  outstanding principal          amount  under the
SunTrust  Letter of  Credit Facility,  plus the
outstanding  principal  amount  under  the  National  City  Bank,
        Kentucky (formerly  known as  First National Bank  of
Louisville)          Letter of Credit Facility.

        "Type" of Borrowing shall mean a Borrowing consisting of Base Rate Advances or LIBOR Advances.

        "UCC Information" shall have the meaning ascribed to it in Article V.

        "Word Pledge Agreement" shall mean that certain Amended and Restated Pledge Agreement of even date herewith
executed by          Nelson in favor of the Agent providing for
the grant  of a first-          priority  Lien   on  all
outstanding  common  stock   of  Word,          Incorporated,
as  the   same  may   be  amended,   restated  or supplemented
from time to time, and in a form acceptable to Nelson, the Lenders and their respective counsel.

        Section 1.02. Accounting Terms and Determination. Unless otherwise defined or specified herein, all accounting
terms shall          be  construed  herein,  all  accounting
determinations hereunder          shall be made,  all financial
statements required to be delivered          hereunder shall be
prepared, and all financial  records shall be          maintained
in  accordance  with  GAAP;  provided,  however, that
compliance  with the  financial  covenants  and calculations  set forth  in Section 9.08, Article  XI and elsewhere
herein, and in          the definitions used in such covenants
and calculations, shall be          calculated, made and applied
in accordance with GAAP as in effect          on the date of
this Agreement applied on a basis consistent with          the
preparation  of  the  financial statements  referred  to  in
   Section 6.14  unless and  until Nelson  and the Required
Lenders          enter into an  agreement with respect thereto
in accordance with          Section 14.13.

        Section 1.03. Other Definitional Terms. The words "hereof," "herein" and "hereunder" and words of
similar import          when used  in this Agreement  shall refer
to this  Agreement as a          whole  and not to any particular
provision of this Agreement, and          the words Article,
Section, Schedule, Exhibit and like references          are to
this Agreement unless otherwise specified.

        Section 1.04.  Exhibits and  Schedules. All Exhibits  and
        Schedules attached hereto are by reference made a part hereof.

                           ARTICLE II.

                         REVOLVING LOANS

        Section 2.01. Revolving Loan Commitment. (a) Subject to and upon the terms and conditions herein set forth,
each Lender          severally agrees to make to Nelson from time
to time on and after          the Closing Date, but prior to the
Final Maturity Date, Revolving          Loans  in  an aggregate
amount outstanding  at  any time  not to          exceed such
Lender's Revolving Loan Commitment. Nelson shall be entitled to repay and reborrow Revolving Loans in accordance with the provisions hereof.

        (b) Each Revolving Loan shall, at the option of Nelson, be made, continued as or converted into part of one
or more          Borrowings that shall consist entirely of Base
Rate Advances and          LIBOR Advances.  Each Borrowing  of
Revolving Loans  comprised of          LIBOR Advances shall  not
be  less than $2,000,000  or a  greater          integral
multiple  of $500,000,  and each Borrowing  of Revolving
Loans comprised of Base Rate Advances shall be not less than $250,000 or a greater integral multiple of $100,000.

        Section  2.02.  Use  Of  Proceeds. The  proceeds  of  the
        Revolving Loans shall be used solely for the following purposes:

        (a)   Approximately   $43,000,000   shall  be   used
        initially  to   repay  Refinanced  Indebtedness   of  the
                Consolidated Companies on the Closing Date; and

        (b)   Approximately   $74,000,000   shall  be   used
        initially to acquire all  of the outstanding common stock
                of Gibson, including  the cost of  such common
stock  and                  any  and  all  acquisition  costs
associated  therewith,                  including severance
costs,  corporate finance  fees  and                  expenses
and attorneys' fees and expenses.

        (c)   All  other amounts  shall be  used as  working
        capital  and  for   other  general  corporate   purposes,
                including  acquisitions and  capital expenditures
of the                  Consolidated Companies.

        Section  2.03.  Revolving   Credit  Notes:  Repayment  of
        Principal. (a) Nelson's  obligations to pay the
principal of and          interest on the Revolving Loans to each
Lender shall be evidenced          by the records of the Agent
and such Lender and by the Revolving          Credit  Note
payable to such Lender (or the assignor of such Lender) completed in conformity with this Agreement.

        (b)  All   outstanding   principal   amounts  under   the
        Revolving Loans shall  be due and  payable in full  on
the  Final          Maturity Date.

        Section 2.04. Automatic, Mandatory Reduction of Revolving Loan Commitments. Commencing on the Initial Reduction
Date and          continuing thereafter  on each  one (1) year
anniversary thereof          until  the Final  Maturity Date,
the Revolving  Loan Commitments          shall  be permanently
and ratably  reduced by an  amount equal to          the
Reduction  Amount  plus interest  accrued and  unpaid on  the amount of such  prepayment. Any such  reduction of the
Revolving          Loan  Commitments shall  apply  as a
proportional and  permanent          reduction  of  the Revolving
Loan  Commitments  of each  of  the          Lenders.  If the
aggregate outstanding  amount of  the Revolving          Loans
exceeds the amount of the Revolving Loan Commitments as so
 reduced, Nelson shall immediately repay the Revolving Loans by
an          amount  equal  to  such  excess.  Each  mandatory
prepayment  of          Revolving Loans  pursuant to this
Section 2.04 shall  be applied          first to Base  Rate
Advances  to the full  extent thereof  before
application to  LIBOR Advances; provided, however,  that, so long as no Default or Event of Default has occurred and is
continuing,          in lieu of application of such prepayment to
LIBOR Advances prior          to the expiration of the respective
Interest Periods with respect          thereto, Nelson, at its
option, may execute an Escrow Letter with          respect to
such prepayment and deposit with the Agent funds equal to the amount of such prepayment for application in accordance with the terms of such Escrow Letter.

        Section 2.05. Mandatory Reduction of Revolving Loan Commitments Regarding Senior Debt. Upon the issuance
of  any          Senior Debt, the Revolving  Loan Commitments
shall be permanently          and ratably reduced  by an  amount
equal to  one hundred  percent          (100%) of the  amount of
such Senior Debt  issued plus  interest          accrued and
unpaid  on the  amount of such  prepayment. Any  such
reduction of  the Revolving  Loan  Commitments shall  apply as  a proportional  and  permanent  reduction  of  the
Revolving  Loan          Commitments of each of the  Lenders. If
the aggregate outstanding          amount of the Revolving Loans
exceeds the amount of the Revolving          Loan Commitments  as
so  reduced, Nelson shall  immediately repay          the
Revolving Loans by an amount equal to such excess. Nothing in this  Section 2.05 shall be  deemed to authorize  the
issuance of          any  Indebtedness not  constituting Senior
Debt. Each  mandatory          prepayment of Revolving Loans
pursuant to this Section 2.05 shall          be applied first to
Base Rate Advances to the full extent thereof          before
application to LIBOR Advances; provided, however, that, so
 long  as  no Default  or  Event of  Default has  occurred  and
is          continuing, in lieu  of application of  such
prepayment to  LIBOR          Advances  prior  to the  expiration
of  the respective  Interest          Periods  with respect
thereto, Nelson, at its option, may execute          an Escrow
Letter with respect to such prepayment and deposit with the Agent funds equal to the amount of such prepayment for application in accordance with the terms of such Escrow
Letter.

        Section 2.06. Mandatory Reduction of Revolving Loan Commitments Regarding Asset Sales. No mandatory
reduction shall          be required pursuant  to this  Section
2.06  until the  aggregate          amount  of Asset  Sales
(based  on the  Asset Values  thereof but          excluding
Asset Sales resulting from loss, damage, destruction or
taking where the proceeds thereof are utilized so as to be excluded from the definition of Net Proceeds)
occurring after          December 13,  1995, exceeds $2,500,000.
Within  ten (10) Business          Days after  each date on which
any  Consolidated Company receives          any Net  Proceeds as
a result  of or in connection  with an Asset          Sale by any
Consolidated  Company, the Revolving Loan Commitments
shall  be permanently and ratably  reduced by an  amount equal to one hundred  percent (100%) of  such Net  Proceeds plus
interest          accrued and unpaid  on the  amount of such
prepayment. Any  such          reduction  of the  Revolving Loan
Commitments shall  apply  as a          proportional  and
permanent  reduction  of  the  Revolving  Loan
Commitments of each of the Lenders. If  the aggregate outstanding amount of the Revolving Loans exceeds the amount of the
Revolving          Loan Commitments  as so  reduced, Nelson shall
immediately repay          the Revolving Loans by an amount equal
to such excess. Nothing in          this Section 2.06 shall be
deemed to authorize any Asset Sale not          permitted   by
Section 11.03.   Each  mandatory   prepayment  of
Revolving  Loans pursuant to  this Section 2.06  shall be applied first to Base Rate Advances to the full extent thereof before application to LIBOR Advances; provided, however, that,
so long          as no Default or Event of Default has occurred
and is continuing,          in lieu of application of such
prepayment to LIBOR Advances prior          to the expiration of
the respective Interest Periods with respect          thereto,
Nelson, at its option, may execute an Escrow Letter with
respect to such prepayment and deposit with the Agent funds equal to the amount  of such prepayment  for application in
accordance          with the terms of such Escrow Letter.

        Section  2.07.  Voluntary  Reduction  of  Revolving  Loan
        Commitments.  Upon  at  least   three  (3)  Business
Days  prior          telephonic notice  (promptly confirmed in
writing)  to the Agent,          Nelson  shall  have the  right,
without premium  or  penalty, to          terminate the
Revolving Loan Commitments,  in part or  in whole,
provided   that  (a) any   such   termination   shall  apply   to
        proportionately  and  permanently   reduce  the
Revolving   Loan          Commitments of each of  the Lenders,
(b) any prepayment  of LIBOR          Advances must be in minimum
principal amounts of $2,000,000  and          in  multiples  of
$500,000,  and  any  prepayment  of  Base Rate          Advances
must be in minimum principal amounts of $250,000 and in
multiples  of  $100,000,  and  (c) no  such  reduction  shall  be permitted that would require  a prepayment that is  not
permitted          by  Section 3.06.  If  the aggregate
outstanding  amount of  the          Revolving  Loans  exceeds
the   amount  of  the  Revolving  Loan          Commitments  as
so  reduced, Nelson  shall immediately  repay the
Revolving  Loans by an amount equal to such excess, together with all accrued but  unpaid interest  on such excess  amount
and  any          amounts due under Section 3.12.

        Section 2.08. Extension of Initial Reduction Date and Final Maturity Date. (a) As long as no Default or
Event  of          Default has  occurred and is  continuing,
Nelson  shall have  the          right  to notify Agent in
writing  at its Payment Office at least          sixty (60)
Business Days  prior to the Initial Reduction  Date of
Nelson's  desire to extend the  Initial Reduction Date  for a one
        (1)  year  period  (a  "Notice  of  Extension"). Each
Notice  of          Extension  shall request  an extension  to
the  Initial Reduction          Date of  a  one (1)  year
period, no  more, no  less,  provided,          however, Nelson
may,  but shall  not be obligated  to, submit  an
unlimited number of Notices  of Extensions to Agent prior  to the
        Initial Reduction Date provided  such Notices of
Extension comply          with this Section 2.08.

        (b) The Agent shall promptly give each Lender notice in writing of its receipt of any Notice of Extension.
Within twenty          (20) Business Days of Agent's receipt of
the Notice of Extension,          Agent shall notify Nelson  in
writing of the Lenders'  acceptance          or rejection of such
Notice of Extension. The Notice of Extension          shall  only
be accepted  upon Agent's  receipt from  one hundred
percent (100%) of the Lenders of their approval of the  Notice of
        Extension. The Lenders' determination shall be final,
conclusive          and binding upon all parties hereto.

        (c) Once Nelson's Notice of Extension has been agreed to and accepted by one hundred percent (100%) of the Lenders
and the          Agent has advised Nelson of such determination
in accordance with          Section 2.08(b), such Notice of
Extension shall be irrevocable.

        (d) In the event there is a one (1) year extension in the Initial Reduction Date pursuant to the terms of this
Section          2.08,  there shall be a  corresponding one (1)
year extension to          the Final  Maturity Date automatically
without further amendment          to this Agreement, provided
the Obligations are unsecured.

        (e) The Agent's and Lenders' review of any Notice of Extension shall in no way obligate the Lenders to agree
to extend          the  Initial Reduction  Date  in accordance
with such  Notice of          Extension. The acceptance of  any
one (1) Notice of  Extension by          the  Lenders shall in no
way obligate  the Lenders to agree to or          accept any
future Notices of Extensions received by Agent from Nelson.

                           ARTICLE III.

                   GENERAL REVOLVING LOAN TERMS

        Section  3.01.  Funding  Notices.  (a)   Whenever  Nelson
        desires  to make a Borrowing  with respect to  the
Revolving Loan          Commitments  (other  than  one  resulting
from  a  conversion  or          continuation  pursuant to
Section  3.01(b)), it  shall give  the          Agent  prior
written  notice  (or  telephonic   notice  promptly
confirmed   in  writing)   of  such   Borrowing  (a   "Notice  of
        Borrowing"),  such Notice of Borrowing to be given prior
to 11:00          A.M. (local time for the Agent) at its Payment
Office (i) one (1)          Business Day prior to the requested
date of such Borrowing in the          case of Base Rate
Advances, and (ii) two (2)  Business Days prior          to the
requested date of such Borrowing in the case of LIBOR Advances. Notices received after 11:00 A.M. shall be deemed received on the next Business Day. Each Notice of
Borrowing shall          be irrevocable  and shall specify the
aggregate principal amount          of  the  Borrowing,  the date
of  Borrowing  (which  shall be  a          Business  Day), and
whether the  Borrowing is to  consist of Base          Rate
Advances or LIBOR Advances.

        (b) Whenever Nelson desires to convert all or a portion of an outstanding Borrowing under the Revolving Loan
Commitments,          which Borrowing consists of Base Rate
Advances or LIBOR Advances,          into  one or more
Borrowings consisting  of Advances  of another          Type, or
to continue outstanding a Borrowing consisting of  LIBOR
Advances for a new  Interest Period, it shall  give the Agent  at least one (1) Business Day's  prior written notice (or
telephonic          notice  promptly confirmed  in  writing) of
each such  Borrowing          being converted into or  continued
as Base Rate Advances,  and at          least two (2)  Business
Days prior written notice  (or telephonic          notice
promptly confirmed in writing) of each such Borrowing to be converted into or continued as LIBOR Advances. Such notice (a
    "Notice  of Conversion/Continuation")  shall  be given  prior
to          11:00 A.M (local time for the Agent) on the date
specified at the          Payment   Office   of   the    Agent.
Each   such   Notice   of          Conversion/Continuation  shall
be  irrevocable and  shall specify          the aggregate
principal amount of the Advances to be converted or
continued, the  date of such conversion  or continuation, whether the Advances are being  converted into or continued as
Base Rate          Advances  or LIBOR Advances and  (in the case
of LIBOR Advances)          the Interest  Period applicable
thereto. If,  upon the expiration          of  any Interest
Period in respect of any Borrowing, Nelson shall          have
failed  to deliver  the Notice  of Conversion/Continuation,
  Nelson shall be  deemed to  have elected to  convert or
continue          such  Borrowing to a Borrowing consisting  of
Base Rate Advances.          So long as any Executive Officer of
Nelson has knowledge that any          Default   or  Event  of
Default   shall  have  occurred  and  be          continuing, no
Borrowing may be  converted into or  continued as          (upon
expiration  of the current Interest  Period) LIBOR Advances
  unless the Agent  and each  of the Lenders  shall have
otherwise          consented  in writing.  No conversion  of any
Borrowing  of LIBOR          Advances  shall  be  permitted
except  on  the  last  day of  the          Interest Period in
respect thereof.
        (c) Without in any way limiting Nelson's obligation to confirm in writing any telephonic notice, the Agent
may act          without liability upon the basis of telephonic
notice believed by          the  Agent in good  faith to be  from
Nelson prior  to receipt of          written confirmation. In
each such case, Nelson hereby waives the          right  to
dispute the Agent's record of the terms of such telephonic notice.

        (d) The Agent shall promptly give each Lender notice by telephone (confirmed in writing) or by telex,
telecopy  or          facsimile  transmission of  the  matters
covered  by the  notices          given to  the Agent pursuant to
this Section 3.01 with respect to          the Revolving Loan
Commitments.

        Section 3.02. Disbursement of Funds. (a) No later than noon (local time for the Agent) on the date of each
Borrowing          pursuant  to  the  Revolving  Loan Commitments
(other  than  one          resulting from  a conversion or
continuation  pursuant to Section          3.01(b)), each Lender
will  make available its Pro Rata  Share of          the amount
of  such Borrowing in  immediately available funds  at
the Payment Office of the Agent. The Agent will make available to
        Nelson the aggregate of the amounts (if any) so made
available by          the  Lenders to  the Agent in  a timely
manner  by crediting such          amounts to  Nelson's demand
deposit account maintained  with the          Agent or  at
Nelson's option, to  effect a wire transfer  of such
amounts  to   Nelson's   account  specified   by  an   authorized
        representative  of  Nelson  by  the  close  of  business
on  such          Business Day.

        (b) Unless the Agent shall have been notified by any Lender prior to the date of a Borrowing that such Lender
does not          intend  to make available to  the Agent such
Lender's portion of          the Borrowing to be made on such
date, the Agent  may assume that          such Lender will make
such amount available to  the Agent on such          date and the
Agent  may make available to Nelson  a corresponding
amount.  If  such  corresponding  amount  is  not  in  fact  made available to the Agent by such  Lender on the date of
Borrowing,          the Agent shall be entitled to recover  such
corresponding amount          on  demand from such Lender
together with interest at the Federal          Funds Rate. If
such Lender does not pay such corresponding amount
forthwith  upon  the Agent's  demand  therefor,  the Agent  shall promptly  notify Nelson,  and Nelson  shall immediately
pay such          corresponding  amount to the Agent together
with interest at the          rate  specified for the Borrowing
which includes such amount paid          and any amounts due
under Section 3.12. Nothing in  this Section          3.02(b)
shall be deemed to relieve any Lender from its obligation
to fund  its  Total Commitments  hereunder  or to  prejudice  any rights that Nelson may have against any Lender as a
result of any          default by such Lender hereunder.

        (c) All Borrowings under the Revolving Loan Commitments shall be loaned by the Lenders on the basis of their
Pro Rata          Share of  the  Revolving Loan  Commitments.  No
Lender  shall  be          responsible   for  any  default  by
any  other  Lender  in  its          obligations hereunder, and
each Lender shall be obligated to make          the  Revolving
Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fund its Total
        Commitments hereunder.

        Section 3.03. Interest. (a) Nelson agrees to pay interest
        in respect of all unpaid principal amounts of the
Revolving Loans          from the respective dates such principal
amounts were advanced to          maturity  (whether  by
acceleration,  notice  of  prepayment  or          otherwise)  at
rates per annum equal to the applicable rates indicated below:

             (i)   For Base Rate Advances -- The Base Rate;

             (ii)  For   LIBOR   Advances  --   LIBOR   plus  the
                  Applicable LIBOR Rate Margin.

        (b) Overdue principal and, to the extent not prohibited by applicable law, overdue interest, in respect of the
Revolving          Loans  and all other  overdue amounts owing
hereunder shall bear          interest from each date that  such
amounts are overdue at  a rate          equal to the  higher of
(i) the Base Rate  plus an additional two          percent (2.0%)
per annum, or (ii) the interest rate otherwise applicable to such amount plus two percent (2.0%) per annum.

        (c) Interest on each Revolving Loan shall accrue from and including the date of such Revolving Loan to but excluding the date of any  repayment thereof; provided  that, if
a Loan  is          repaid on the same day made,  one day's
interest shall be paid on          such  Revolving  Loan.
Interest  on all  outstanding  Base  Rate          Advances shall
be payable monthly in arrears on the last calendar          day
of each calendar month each year. Interest on all outstanding
    LIBOR Advances shall be payable on the last day of  each
Interest          Period applicable  thereto, and,  in the  case
of LIBOR  Advances          having an Interest  Period in excess
of three (3) months, on each          day that occurs every three
(3)  months after the initial date of          such Interest
Period.  Interest on all  Revolving Loans shall  be
payable  on  any  conversion  of  any  Advances  comprising  such
        Revolving Loans into Advances of another Type, prepayment
(on the          amount prepaid), at maturity  (whether by
acceleration, notice of          prepayment or otherwise) and,
after maturity, on demand.

         Section 3.04. Interest Periods. In connection with the making or continuation of, or conversion into, each
Borrowing of          LIBOR Advances, Nelson shall select  an
interest period (each  an          "Interest Period") to be
applicable to such LIBOR Advances, which          Interest Period
shall be either a  one (1), two (2), three (3) or          six
(6) month period; provided that:

             (a)   The initial Interest  Period for any Borrowing
                of  LIBOR Advances  shall commence  on  the date
of such                  Borrowing (including  the date  of any
conversion  from a                  Borrowing  consisting  of
Advances  of another  Type) and                  each Interest
Period occurring  thereafter in respect  of                  such
Borrowing shall commence on the day on which the next preceding Interest Period expires;

             (b)   If  any Interest Period would otherwise expire
                on a day that is not a Business Day, such
Interest Period                  shall  expire  on  the  next
succeeding  Business  Day,                  provided that if  any
Interest Period in respect of LIBOR                  Advances
would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs  in such month, such Interest
                Period shall expire on the next preceding
Business Day;

             (c)   Any   Interest  Period  in  respect  of  LIBOR
                Advances  that  begins on  a day  for  which
there  is no                  numerically  corresponding day in
the calendar  month at                  the  end of such Interest
Period shall expire on the last                  Business Day of
such calendar month;

             (d)   No  Interest  Period   with  respect  to   the
                Revolving Loans shall  extend beyond  the Final
Maturity                  Date.

        Section 3.05. Fees. (a) Nelson shall pay to the Agent, for the account of and distribution of the respective
Pro Rata          Share  to  each  Lender,  a  closing fee  equal
to  .10%  of the commitment amount of the Revolving Loan
Commitments closed on the          Closing  Date in  accordance
with the  terms  of this  Agreement          (collectively, the
"Closing Fee"). The  Closing Fee shall be paid          on the
Closing Date.

        (b) Nelson shall pay to the Agent, for the account of and distribution of the respective Pro Rata Share to each
Lender,          a  commitment fee for the  period commencing on
the Closing Date          and continuing  up  to but  excluding
the Final  Maturity  Date,          computed at  the applicable
Commitment Percentage  on the average          daily unused
portion of the  Revolving Loan Commitments  of such
Lenders, computed quarterly, such  fee being payable quarterly in arrears on the last calendar day of each fiscal quarter
of Nelson          and on the Final Maturity Date.

        (c)  Nelson   shall   pay   to   the   Agent   an  annual
        administrative  fee in  an  amount equal  to  Fifty
Thousand  and          No/100 Dollars  ($50,000.00)  per  annum,
payable  quarterly  in          advance on the Closing Date and
on the first day  of each quarter          thereafter as long as
any of the Obligations remain outstanding.

        Section 3.06. Voluntary Prepayments of Borrowings. (a) Nelson may, at its option, prepay Borrowings consisting
of Base          Rate Advances at any time in whole, or from time
to time in part,          in amounts aggregating $250,000  or any
greater integral multiple          of  $100,000,  by  paying  the
principal  amount  to  be  prepaid          together  with
interest accrued and unpaid thereon to the date of
prepayment. Those Borrowings consisting  of LIBOR Advances may be prepaid,  at Nelson's option, in  whole, or from  time to
time in          part, in  amounts aggregating $2,000,000 or  any
greater integral          multiple  of  $500,000,  by paying  the
principal  amount to  be          prepaid, together with interest
accrued and unpaid thereon to the          date  of prepayment,
and all  compensation payments  pursuant to          Section 3.12
if such prepayment is made on a date  other than the
last  day of  an Interest  Period applicable  thereto. Each  such optional prepayment  shall be applied in  accordance with
Section          3.06(c).

        (b) Nelson shall give written notice (or telephonic notice confirmed in writing) to the Agent of any
intended          prepayment  of  the Revolving  Loans (i)  not
less than  one (1)          Business Day prior to  any prepayment
of Base Rate  Advances, and          (ii) not less than two (2)
Business  Days prior to any prepayment          of LIBOR
Advances. Such notice, once given, shall be irrevocable.
Upon receipt of such  notice of prepayment pursuant to  the first sentence of this Section 3.06(b), the Agent shall
promptly notify          each  Lender of the contents of such
notice and of such Lender's          share of such prepayment.

        (c) Nelson, when providing notice of prepayment pursuant to Section 3.06(b), may designate the Types of Advances
and the          specific Borrowing or Borrowings that are to be
prepaid, provided that (i) if  any prepayment of LIBOR Advances
made pursuant to a          single  Borrowing  of  the
Revolving  Loans  shall  reduce  the          outstanding
Advances made pursuant to such Borrowing to an amount
less   than  $2,000,000,  such  Borrowing  shall  immediately  be converted into Base Rate Advances; and (ii) each
prepayment made          pursuant  to a single Borrowing  shall
be applied  pro rata among          the Revolving Loans
comprising such Borrowing. In the absence of          a
designation  by  Nelson,  the  Agent  shall,  subject  to  the foregoing,  make such  designation  in its  sole discretion.
All          voluntary prepayments shall be applied to the
payment of interest          before application to principal.

        Section 3.07. Payments, etc. (a) Except as otherwise specifically provided herein, all payments under this
Agreement          and the  other Credit  Documents shall be
made without  defense,          set-off  or counterclaim  to the
Agent, for  the account  of and          distribution  of the
respective Pro  Rata Share  to each  Lender          except  in
the case of payments made under Section 3.05(c), which
shall be made solely to Agent,  not later than 11:00 A.M.  (local time for the  Agent) on the  date when due and  shall be
made  in          Dollars in immediately available funds at its
Payment Office.

             (b)(i)  All such  payments  shall be  made free  and
                clear  of and  without deduction  or withholding
for any                  Taxes in respect of  this Agreement, the
Revolving Credit                  Notes  or  other Credit
Documents,  or  any payments  of                  principal,
interest,  fees  or  other   amounts  payable
hereunder  or  thereunder   (but  excluding,  except   as
        provided in  Section 3.07(b)(iii), (A) any  Taxes imposed
                on  the  overall  net  or gross  income  of  the
Lenders                  pursuant  to the  laws of  the
jurisdictions  with taxing                  authority over such
Lenders, (B) any franchise or similar                  taxes
imposed on the Lenders  pursuant to the laws of the
  jurisdictions  with  taxing authority  over  such Lenders
          (other than the state of  Tennessee), but only where
such                  franchise or similar taxes are  imposed in
lieu of  Taxes                  on  the overall net or  gross
income of  the Lenders, and                  (C) any franchise or
similar taxes imposed on the Lenders                  pursuant to
the laws  of the state of Tennessee).  If any
Taxes  are so levied or imposed, Nelson agrees (I) to pay
        the  full  amount  of  such Taxes,  and  such  additional
                amounts  as may be necessary so that every net
payment of                  all amounts due hereunder  and under
the Revolving Credit                  Notes and  other Credit
Documents,  after withholding  or                  deduction for
or on account of any  such Taxes (including
additional  sums payable  under this Section  3.07), will
        not  be less than the full amount provided for herein had
                no such  deduction or withholding been  required,
(II) to                  make such withholding or deduction, and
(III) to pay the                  full  amount  deducted  to
the  relevant  authority  in                  accordance with
applicable law. Nelson  will furnish  to                  the
Agent and  each Lender, within thirty (30) days after         the
date the  payment of  any Taxes  is due  pursuant to
   applicable   law,  certified   copies  of   tax  receipts
           evidencing such payment by  Nelson. Nelson will
indemnify                  and hold harmless the Agent and each
Lender and reimburse                  the Agent  and each Lender
upon written request  for the                  amount of any
Taxes so levied or imposed and paid  by the
Agent  or Lender and  any liability (including penalties,
        interest and expenses) arising  therefrom or with respect
                thereto,  whether or  not  such Taxes  were
correctly  or                  illegally  asserted. A
certificate as  to the  amount of                  such payment
by such Lender or the Agent, absent manifest error, shall be final, conclusive and binding for all purposes.

             (ii)  Notwithstanding  Section   3.07(b)(i),  Nelson
                shall be entitled, to the extent it is  required
to do so                  by law,  to deduct  or withhold  income
or  other similar                  Taxes  imposed  by  the
United States  of  America  from                  interest, fees
or other amounts payable hereunder for the
account of  any Lender other than  a Lender who (A)  is a
        domestic corporation (as such  term is defined in Section
                7701 of the Tax Code) for federal income tax
purposes, or                  (B)  has the Prescribed Forms on
file with Nelson for the                  applicable year to the
extent deduction or withholding of                  such  Taxes
is not required as a  result of the filing of
such Prescribed  Forms, provided that if  Nelson shall so
        deduct or withhold any such Taxes, it shall provide a statement to the Agent and such Lender setting
forth  the                  amount  of  such  Taxes  so  deducted
or  withheld,  the                  applicable   rate   and   any
 other    information   or                  documentation that
such Lender may reasonably request for                  assisting
such Lender to obtain any allowable credits or deductions for the Taxes so deducted or withheld in the jurisdiction or jurisdictions in which such Lender is subject to tax.

             (iii) Nelson shall also reimburse the Agent and each
                Lender,  upon  written  request, for  any  Taxes
imposed                  (including,  without  limitation,  Taxes
imposed  on the                  overall gross or net  income of
the Agent or  such Lender                  pursuant  to the  laws
of  the jurisdictions  with taxing                  authority
over Agent or such Lender) as the Agent or such
Lender  shall determine are payable  by the Agent or such
        Lender in respect of amounts paid by or on behalf of Nelson to or on behalf of the Agent or such
Lender                  pursuant to Section 3.07(b)(i).

        (c) Subject to Section 3.04(b), whenever any payment to be made hereunder or under any Revolving Credit Note
shall  be          stated  to be due on  a day that  is not a
Business  Day, the due          date  thereof shall be  extended
to the  next succeeding Business Day and, with respect to
payments of principal, interest  thereon          shall be
payable at the applicable rate during such extension.

        (d) All computations of interest and fees shall be made on the basis of a year of three hundred and sixty (360)
days for          the  actual number of days (including the first
day but excluding          the  last day) occurring in the period
for which such interest or          fees are  payable (to  the
extent computed  on the basis  of days          elapsed).
Interest on  Base  Rate Advances  shall be  calculated
based  on  the Base  Rate  from and  including the  date  of such
        Revolving  Loan to  but excluding  the date  of the
repayment or          conversion  thereof.  Interest   on  LIBOR
Advances  shall   be          calculated  as  to each  Interest
Period  from and  including the          first day thereof  to
but  excluding the last  day thereof.  Each
determination by the Agent  of an interest rate or  fee hereunder shall be made in good faith and, except for manifest
error, shall          be final, conclusive and binding for all
purposes.

        (e)  Payment by  Nelson to  the Agent in  accordance with
        the  terms of  this  Agreement shall,  as  to Nelson,
constitute          payment to the Lenders under this Agreement.

        Section 3.08. Interest Rate Not Ascertainable, etc. In the event that the Agent, in the case of LIBOR,
shall  have          determined (which determination  shall be
made in good faith and,          absent  manifest error,  shall
be  final, conclusive  and binding          upon all parties)
that on any date for  determining LIBOR for any          Interest
Period, by reason of any changes arising after the date
of this  Agreement affecting the  London interbank market  or the
        Agent's position in such  market, adequate and fair means
do not          exist for ascertaining the applicable interest
rate on the basis          provided for in  the definition of
LIBOR,  then, and in any  such          event,  the  Agent  shall
forthwith give  notice  (by  telephone          confirmed  in
writing)  to  Nelson and  to  the Lenders  of  such
determination and a summary of  the basis for such determination.
        Until  the Agent  notifies Nelson  that the
circumstances giving          rise  to  the  notice  described
herein  no  longer  exist,  the          obligations  of the
Lenders to  make or  permit portions  of the          Revolving
Loans to remain  outstanding past the last day  of then
current Interest  Periods as  LIBOR Advances shall  be suspended, and such affected Advances  shall bear the same interest
as Base          Rate Advances.

        Section 3.09. Illegality. (a) In the event that any Lender shall have determined (which determination shall
be made          in  good  faith  and,  absent  manifest  error,
shall  be final,          conclusive and binding  upon all
parties) at any  time that  the          making or continuance of
any LIBOR Advance has become unlawful by          compliance  by
such Lender in good faith with any applicable law,
governmental rule, regulation, guideline or order (whether or not having  the force  of law  and whether or  not failure
to comply          therewith would be unlawful), then, in any
such event, the Lender shall give  prompt notice (by telephone
confirmed  in writing) to          Nelson and  to the Agent of
such determination and  a summary of          the basis  for such
determination  (which notice the  Agent shall          promptly
transmit to the other Lenders).

        (b) Upon the giving of the notice to Nelson referred to in Section 3.09(a), (i) Nelson's right to request
and  such          Lender's obligation  to make LIBOR Advances
shall be immediately          suspended, and such  Lender shall
make an Advance as  part of the          requested  Borrowing of
LIBOR Advances as  a Base  Rate Advance,          which  Base
Rate  Advance  shall,  for  all  other  purposes,  be
considered part of such Borrowing, and (ii) if the affected LIBOR
        Advance   or  Advances   are  then   outstanding,
Nelson  shall          immediately, or if permitted by applicable
law, no later than the          date permitted thereby,  upon at
least one Business  Days written          notice  to the Agent
and  the affected Lender,  convert each such          Advance
into a Base Rate  Advance or Advances,  provided that if
more than one Lender  is affected at any time,  then all affected
        Lenders  must  be  treated  the  same  pursuant  to  this
Section          3.09(b).

        Section 3.10. Increased Costs. (a) If by reason of (i) after the date hereof, the introduction of or any
change          (including, without  limitation, any change by
way of imposition          or increase of  reserve requirements)
in or in the interpretation          of  any  law  or regulation,
or  (ii)  the  compliance with  any          guideline or request
from any central bank  or other governmental          authority
or quasi-governmental authority exercising control over banks or financial institutions generally (whether or not having the force of law):

             (A)   any Lender (or  its applicable Lending Office)
                shall  be subject to any  tax, duty or  other
charge with                  respect  to its LIBOR Advances  or
its obligation to make                  LIBOR Advances, or  the
basis of taxation  of payments to                  any Lender of
the  principal of or interest on  its LIBOR
Advances or  its obligation to make  LIBOR Advances shall
        have  changed  (except  for changes  in  the  tax  on the
                overall gross or net income of such Lender
imposed by the                  jurisdictions with taxing
authority over such Lender); or

             (B)   any  reserve  (including, without  limitation,
                any  reserve imposed  by the  Board of  Governors
of the                  Federal  Reserve  System),  special
deposit  or  similar                  requirement against  assets
of, deposits with  or for the                  account   of,  or
credit  extended  by,   any  Lender's                  applicable
Lending  Office shall  be  imposed  or deemed
applicable  or any  other condition  affecting  its LIBOR
        Advances or  its obligation to make  LIBOR Advances shall
                be imposed on any Lender or its applicable
Lending Office                  or the London interbank market;

and  as a result thereof there shall  be any increase in the cost to  such Lender  of  agreeing  to  make  or  making,
funding  or          maintaining LIBOR Advances (except to the
extent already included          in the determination of LIBOR
for LIBOR Advances), or there shall          be  a  reduction in
the amount  received  or receivable  by such          Lender or
its  applicable Lending office, then Nelson  shall from
time to  time (subject,  in the  case  of certain  Taxes, to  the applicable provisions  of Section  3.07(b)), upon
written notice          from  and demand by  such Lender on
Nelson (with a  copy of such          notice and demand to the
Agent), pay to the Agent for the account          of such Lender
within ten (10) days after the date of such notice          and
demand,  additional  amounts  sufficient to  indemnify  such
   Lender  against  such increased  cost.  A certificate  as  to
the          amount  of such increased cost, submitted to Nelson
and the Agent          by  such  Lender in  good faith  and
accompanied by  a statement          prepared by such Lender
describing in reasonable detail the basis          for and
calculation of  such increased  cost, shall,  except for
manifest  error,  be  final,   conclusive  and  binding  for  all
        purposes.

        (b)  If any  Lender shall  advise the  Agent that  at any
        time,  because   of  the   circumstances  described   in
Section          3.10(a)(i)  or Section  3.10(a)(ii)  or any
other  circumstances          beyond such Lender's reasonable
control arising after the date of          this  Agreement
affecting  such  Lender or  the London  interbank          market
or such Lender's position in such market, LIBOR as determined by the Agent will not adequately and fairly reflect the cost to such Lender of funding its LIBOR Advances,
then, and          in any such event:

             (i)   the  Agent shall  forthwith  give  notice  (by
                telephone  confirmed in  writing)  to Nelson  and
to  the                  other Lenders of such advice;

             (ii)  Nelson's  right to  request and  such Lender's
                obligation to  make or  permit portions of  the
Revolving                  Loans to remain outstanding past the
last day of the then                  current  Interest  Periods
as LIBOR  Advances  shall  be                  immediately
suspended; and

             (iii) such  Lender shall  make a  Revolving  Loan as
                part  of the requested  Borrowing of LIBOR
Advances as a                  Base Rate  Advance, which  such
Base Rate  Advance shall,                  for  all  other
purposes, be considered part of such Borrowing.

        Section 3.11. Lending Offices. Each Lender agrees that, if requested by Nelson, it will use reasonable efforts
(subject          to overall policy considerations of such
Lender) to designate an          alternate  Lending  Office  with
respect  to  any  of its  LIBOR          Advances affected  by
the  matters or circumstances  described in          Section
3.07(b), Section 3.08, Section 3.09 or Section 3.10 to reduce the liability of Nelson or avoid the results provided thereunder, so long as such designation is not disadvantageous
to          such Lender as determined by  such Lender, which
determination if          made  in good  faith,  shall be
conclusive  and binding  on  all          parties  hereto.
Nothing in this Section 3.11 shall affect or postpone any of the obligations of Nelson or any right of any
        Lender provided hereunder.

        Section 3.12. Funding Losses. Nelson shall compensate each Lender, upon its written request to Nelson (which
request          shall  set  forth  the  basis  for  requesting
such  amounts  in          reasonable detail and which  request
shall be made in  good faith          and,  absent  manifest
error,  shall be  final,  conclusive  and          binding upon
all of the parties hereto), for all losses, expenses          and
liabilities (including, without limitation, any interest paid by  such Lender  to lenders of  funds borrowed  by it  to
make or          carry  its LIBOR  Advances,  in either  case  to
the  extent  not          recovered by such Lender in  connection
with the reemployment  of          such funds), which  the Lender
may sustain: (a) if for any reason          (other  than a
default  by  such  Lender)  a  borrowing  of,  or
conversion to or  continuation of, LIBOR Advances  to Nelson does not occur on the date specified therefor in a Notice of
Borrowing          or Notice of Conversion/Continuation (whether
or not  withdrawn),          (b)  if any  repayment (including
mandatory prepayments  and any          conversions pursuant to
Section 3.09(b)) of any LIBOR Advances to          Nelson occurs
on a date that is not the  last day of an Interest
Period applicable thereto, or (c), if, for any reason, Nelson defaults in its obligation to repay its LIBOR
Advances when          required by the terms of this Agreement.

        Section 3.13. Assumptions Concerning Funding of LIBOR Advances. Calculation of all amounts payable to a
Lender under          this Article III shall be made as though
that Lender had actually          funded  its  relevant  LIBOR
Advances through  the  purchase  of          deposits  in the
relevant market  bearing interest  at the  rate
applicable  to  such LIBOR  Advances in  an  amount equal  to the amount  of the LIBOR Advances and having a maturity
comparable to          the relevant Interest Period; provided,
however, that each Lender          may fund each of its LIBOR
Advances in any manner it sees fit and          the foregoing
assumption shall be used only for calculation of amounts payable under this Article III.

        Section  3.14.  Apportionment   of  Payments.   Aggregate
        principal and interest payments in respect of Revolving
Loans and          payments in respect of facility fees and
commitment fees shall be          apportioned among all
outstanding Total Commitments and Revolving          Loans  to
which  such  payments relate  proportionately  to  the
Lenders' respective Pro Rata Share  of such Total Commitments and outstanding Revolving  Loans. The Agent shall  use its
reasonable          efforts  to distribute  promptly  to each
Lender at  its Payment          Office  its share of all  such
payments received  by the Agent on          the  same Business
Day such  payments are received  by Agent, but not later than the
next succeeding Business Day following receipt          by Agent
of such payments if such payments are received by Agent later than 11:00 A.M. (local time for the Agent).

        Section  3.15. Sharing  of Payments,  Etc. If  any Lender
        shall  obtain   any  payment  or  reduction  (including,
without          limitation,  any amounts  received  as adequate
protection of  a          deposit treated as cash collateral
under the Bankruptcy Code) of          the  Obligations  (whether
voluntary,  involuntary,  through the          exercise of any
right  of set-off or otherwise) in excess  of its          Pro
Rata  Share of  payments or  reductions  of such  Obligations obtained  by all  the Lenders,  such Lender  shall forthwith
(a)          notify each of the other  Lenders and Agent of such
receipt, and          (b) purchase  from the other  Lenders such
participations  in the          affected  Obligations  as  shall
be  necessary  to  cause  such          purchasing  Lender to
share the  excess payment or reduction, net          of costs
incurred  in connection therewith, ratably  with each of
them,  provided that if all or any portion of such excess payment or reduction is thereafter  recovered from such
purchasing Lender          or additional costs are incurred, the
purchase shall be rescinded          and the purchase price
restored to the extent of such recovery or          such
additional costs,  but without  interest unless  the Lender
  obligated to return  such funds  is required to  pay interest
on          such funds.  Nelson  agrees  that  any  Lender  so
purchasing  a          participation from  another Lender
pursuant to  this Section 3.15          may, to the  fullest
extent  permitted by law,  exercise all  its          rights of
payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of Nelson in the amount of such participation.

        Section 3.16. Capital Adequacy. Without limiting any other provision of this Agreement, in the event that
any Lender          shall  have determined  that  any law,
treaty, governmental  (or          quasi-governmental)   rule,
regulation,   guideline  or   order          regarding  capital
adequacy not  currently  in  effect or  fully          applicable
as of the  Closing Date, or any  change therein or  in
the interpretation or application thereof after the Closing Date, or  compliance  by  such Lender  with  any  request  or
directive          regarding  capital  adequacy not  currently
in  effect or  fully          applicable  as of  the Closing
Date (whether  or not  having the          force of law and
whether or not failure to comply therewith would          be
unlawful)  from a  central bank or  governmental authority  or body having  jurisdiction,  does  or shall  have  the
effect  of          reducing  the  rate  of return  on  such
Lender's  capital as  a          consequence  of its obligations
hereunder to a  level below that          which such Lender could
have achieved but for such  law, treaty,          rule,
regulation,   guideline  or  order,  or   such  change  or
 compliance (taking into consideration such Lender's policies
with          respect to capital adequacy)  by an amount deemed
by  such Lender          to  be material, then within ten (10)
Business Days after written          notice  and demand  by such
Lender (with  copies thereof  to the          Agent),  Nelson
shall from time to time pay to such Lender additional amounts sufficient to compensate such Lender for such reduction (but,  in the case  of outstanding Base  Rate Advances, without  duplication of  any  amounts already  recovered
by  such          Lender by reason of  an adjustment in the
applicable  Base Rate).          Each certificate as to the
amount payable under this Section 3.16          (which
certificate shall set forth the basis for requesting such
amounts in reasonable  detail), submitted to Nelson by any Lender in good faith, shall, absent manifest error, be final,
conclusive          and binding for all purposes.

        Section 3.17. Benefits to Guarantors. In consideration for the execution and delivery by the Guarantors
of  their          Guaranty  Agreement,  Nelson  agrees   to
make  the  benefit  of          extensions of credit hereunder
available to the Guarantors.

        Section  3.18. Limitation on Certain Payment Obligations.
        (a) Each Lender or Agent shall make written demand on
Nelson for          indemnification or compensation pursuant to
Section 3.07 no later          than ninety (90) days after the
earlier of (i) the  date on which          such Lender  or Agent
makes  payment of  such Taxes, or  (ii) the          date on
which the relevant taxing authority or other governmental authority makes written demand upon such Lender or Agent for payment of such Taxes.

        (b) Each Lender or Agent shall make written demand on Nelson for indemnification or compensation pursuant to
Section          3.12 no later than ninety  (90) days after the
event giving  rise          to the claim for indemnification or
compensation occurs.

        (c) Each Lender or Agent shall make written demand on Nelson for indemnification or compensation pursuant to
Section          3.10  and Section  3.16  no later  than three
hundred sixty-five          (365) days after the  occurrence
giving rise to a  claim pursuant          to such sections.

        (d) In the event that the Lenders or Agent fail to give Nelson notice within the time limitations prescribed in
Section          3.18(a) or  Section 3.18(b), Nelson shall not
have any obligation          to pay  such claim  for compensation
or indemnification.  In the          event  that the Lender or
Agent fail to give Nelson notice within          the time
limitation prescribed in Section  3.18(c), Nelson shall
not have any obligation to pay  any amount with respect to claims accruing prior to the ninetieth (90th) day preceding such
written          demand.


                           ARTICLE IV.

                     CONDITIONS TO BORROWINGS

        The obligations of each Lender to make Advances to Nelson
        hereunder  is  subject  to  the  satisfaction  of  the
following          conditions:

        Section 4.01. Conditions Precedent to Initial Revolving Loans. At the time of the funding of the initial
Revolving Loans          hereunder, all obligations of  Nelson
hereunder incurred prior to          the  initial  Revolving
Loans  (including,  without  limitation,          Nelson's
obligations   to  reimburse  the  reasonable  fees  and
expenses  of counsel  to  the Agent  and  any fees  and  expenses payable  to the Agent and  the Lenders as  previously
agreed with          Nelson), shall have been paid  in full, and
the Agent shall  have          received  the   following,  in
form  and   substance  reasonably          satisfactory in all
respects to the Agent:

        (a)  the duly executed counterparts of this Agreement;

        (b)  the duly completed Revolving Credit Notes evidencing
                     the Revolving Loan Commitments;

        (c)  the Guaranty Agreement, the  Contribution Agreement,
                     the  Word   Pledge  Agreement,  the   Gibson
Pledge                       Agreement  (all  of  which  as  to
Gibson  and  its                       Subsidiaries shall be
deemed delivered  immediately                       following
the  consummation   of  the   acquisition
referenced in Section 4.01(r)) and any and all other
        Credit Documents required by Agent;

        (d)  closing certificate of  Nelson in a form  acceptable
                     to Nelson,  Lenders and their respective
counsel and                       appropriately completed;

        (e)  certificates of the Secretary or Assistant Secretary
                     of  each of the Credit  Parties (all of
which as to                       Gibson   and  its
Subsidiaries  shall   be  deemed                       delivered
immediately following the  consummation of
the  acquisition  referenced  in   Section  4.01(r))
        attaching  and certifying copies  of the resolutions
                of the  boards of  directors of the  Credit
Parties,                       authorizing   as   applicable  (i)
 the  execution,                       delivery and performance
of the Credit Documents and                       (ii)  the
granting  of  the  pledges  and  security
interests  granted  pursuant   to  the  Word  Pledge
        Agreement and the Gibson Pledge Agreement;

        (f)  certificates  of  the   Secretary  or  an  Assistant
                     Secretary  of each  of  the Credit  Parties
(all  of                       which  as to  Gibson and  its
Subsidiaries  shall be              deemed    delivered
immediately    following   the                       consummation
of  the   acquisition  referenced   in
Section 4.01(r)) certifying (i)  the name, title and
        true  signature  of each  officer  of such  entities
                executing the Credit Documents, and  (ii) the
bylaws                       or comparable governing documents of
such entities;

       (g)  certified copies  of the certificate or  articles of
                    incorporation of each Credit Party certified
by  the                       Secretary  of State,  together with
certificates of                       good standing or existence,
as may be available from                       the  Secretary  of
State  of  the  jurisdiction  of
incorporation or organization of such Credit Party;

        (h)  examination reports from the Uniform Commercial Code
                     records    of   those   locations   set
forth   on                       Schedule 4.01(h)   attached
hereto,   showing   no                       outstanding  liens
or security  interests granted by                       any
Credit  Party other than (i)  Liens permitted by
    Section   11.02,  and   (ii)   Liens  securing   the
            Refinanced Indebtedness which are being  released on
                    the Closing Date;

        (i)  copies  of all documents  and instruments, including
                     all     consents,     approvals,
authorizations,                       registrations  and  filings
required  or  advisable                       under  any
Requirement  of  Law or  by any  material
Contractual  Obligation  of the  Credit  Parties, in
        connection    with    the    execution,    delivery,
                performance,  validity  and  enforceability  of
the                       Credit  Documents  and  the other
documents  to  be                       executed and delivered
hereunder, and such consents,                       approvals,
authorizations, registrations and filings shall be in full force and effect and all applicable waiting periods shall have expired;

        (j)  agreement   by   the  lenders   of   the  Refinanced
                     Indebtedness  to  accept  payment  in  full
of  all                       obligations   outstanding   under
the   Refinanced                       Indebtedness   and
termination   of   all   credit                       facilities
relating thereto and to release all Liens
securing    Refinanced    Indebtedness,   and    the
        establishment  of escrow  or other  arrangements for
                such repayment  and release of  Liens acceptable
to                       the Agent and the Lenders;

        (k)  certified copies of  indentures, credit  agreements,
                     instruments  and  other   documents
evidencing   or                       securing  Indebtedness  of
any  Consolidated Company                       described on
Schedule 11.01(b), in any  single case                       in
an amount not less than $500,000;

        (l)  certificates, reports and  other information as  the
                     Agent may  reasonably request from  any
Consolidated                       Company in  order to satisfy
the Lenders as  to the                       absence of any
material liabilities or  obligations
arising from matters  relating to  employees of  the
        Consolidated    Companies,     including    employee
                relations, collective  bargaining agreements,
Plans,                       and other compensation and employee
benefit plans;

        (m)  certificates,  reports,   environmental  audits  and
                     investigations, and  other information as
the Agent                       may reasonably request from any
Consolidated Company                       in order to satisfy
the Lenders as to the absence of                       any
material liabilities or obligations arising from
    Environmental  Laws,  including without  limitation,
            OSHA laws and regulations to which the  Consolidated
                    Companies  may  be subject,  and  the  plans
of  the                       Consolidated Companies with respect
thereto;

        (n)  certificates, reports  and other information  as the
                     Agent  may reasonably request  from any
Consolidated                       Company in order  to satisfy
the  Lenders as to  the                       absence of  any
material liabilities  or obligations
arising    from   litigation    (including   without
        limitation,    products    liability   and    patent
                infringement claims) pending  or threatened
against                       the Consolidated Companies;

        (o)  a summary set forth  in format and detail reasonably
                     acceptable to the Agent of  the types and
amounts of                       insurance (property and
liability) maintained by the                       Consolidated
Companies;

        (p)  the favorable opinion  of Bass, Berry & Sims and in-
                     house  counsel  to  Nelson,  counsel  to the
Credit                       Parties, in a form acceptable to
Nelson, Lenders and                       their respective
counsel and addressed to the  Agent                       and
each of the Lenders; and

        (q)  financial statements of  the Consolidated  Companies
                     for their  most recently completed fiscal
quarter on                       a consolidated basis.

        (r)  evidence  that Nelson's  acquisition  of all  of the
                     outstanding common  stock of Gibson pursuant
to the                       terms of  the  Tender  Offer  and
Merger  Agreement                       between  Nelson
Acquisition  Corp. and  Gibson dated
September  13, 1995,  as amended  October  16, 1995,
        will be closed prior to or contemporaneously with the funding of the Revolving Loans.

In addition to the foregoing, the following conditions shall have been satisfied or  shall exist,  all to the  satisfaction
of  the          Agent,  as of  the  time the  initial  Revolving
Loans  are  made          hereunder:

        (x)  the Revolving Loans  to be made on the  Closing Date
                     and  the   use   of  proceeds   thereof
shall   not                       contravene, violate or conflict
with, or involve the                       Agent or  any  Lender
in  a violation  of, any  law,                       rule,
injunction or regulation, or determination of
 any  court of  law or other  governmental authority;
         and

        (y)  all  corporate  proceedings   and  all  other  legal
                     matters  in  connection   with  the
authorization,                       legality,  validity and
enforceability of the Credit                       Documents
shall be reasonably satisfactory in form and substance to the Required Lenders.

        Section 4.02. Conditions to Revolving Loans. At the time of the making of all Revolving Loans (before as well
as  after          giving effect to such Revolving Loans and to
the  proposed use of          the proceeds  thereof), the
following conditions  shall have been          satisfied or shall
exist:

        (a)  there shall exist no Default or Event of Default;

        (b)  all   representations   and  warranties   by  Nelson
                     contained herein  shall be  true and correct
in all                       material  respects with  the  same
effect  as though                       such representations and
warranties had been made on                       and  as of the
date of  such Revolving Loans (except                       that
the representations and warranties set forth in
   Section 6.19 shall not be deemed to relate to any time subsequent to the date of the initial Revolving
                   Loans hereunder);

        (c)  since  the   date  of  the  most   recent  financial
                     statements of the  Consolidated Companies
described                       in  Section 6.14,  there shall
have been  no change                       that has had or could
reasonably be expected to have                       a
Materially  Adverse  Effect  in  any Consolidated
     Company's financial condition, properties, business,
             operations or  prospects (whether or  not any notice
                     with respect  to such  change has been
furnished to                       the Lenders pursuant to
Section 9.07);

        (d)  there shall be no action or proceeding instituted or
                     pending  before  any  court  or  other
governmental                       authority or, to the knowledge
of Nelson, threatened                       that  reasonably
could  be  expected   to  have  a
Materially  Adverse  Effect   in  any   Consolidated
Company's financial condition, properties, business,
        operations    or   prospects,    including   without
                limitation  any  action  or  proceeding  seeking
to                       prohibit  or  restrict one  or  more
Credit  Party's                       ownership  or  operation
of  any   portion  of  its                       business  or
assets, or to compel one or more Credit
Party  to dispose  of or  hold separate  all  or any
        portion  of its  businesses  or  assets, where  such
                portion or portions of such business(es) or
assets,                       as the case may be, constitute a
material portion of                       the total businesses
or assets of  the Consolidated                       Companies;

        (e)  the Revolving  Loans  to  be  made and  the  use  of
                     proceeds  thereof shall  not contravene,
violate or                       conflict with, or involve the
Agent or any Lender in                       a  violation  of,
any   law,  rule,  injunction  or
regulation, or determination of  any court of law or
        other governmental authority  applicable to  Nelson;
                and

        (f)  the Agent  shall have received such  other documents
                     or legal  opinions as the  Agent or  any
Lender  may                       reasonably  request,  all  in
form   and  substance                       reasonably
satisfactory to the Agent.

        Each request for a Borrowing and the acceptance by elson
        of the proceeds  thereof shall  constitute a
representation and           warranty  by  Nelson,  as of  the
date  of  the Revolving  Loans          comprising   such
Borrowing,  that   the  applicable  conditions          specified
in Section 4.01 and Section 4.02 have been satisfied.

                            ARTICLE V.

                NOTICE PERIOD REGARDING CONDITIONS

        Nelson, Agent and the Lenders hereby acknowledge that prior to or contemporaneously with the funding of the
Revolving          Loans, Nelson is acquiring all of the
outstanding common stock of          Gibson. Pursuant to Section
4.01(d), Section 4.01(f)(ii), Section          4.01(g),  Section
4.01(h),  Section  4.01(i),  Section  4.01(k),          Section
4.01(l),  Section  4.01(m),  Section   4.01(n),  Section
4.01(o) and Section 4.01(q)  and Section 4.02(b), Section 4.02(c)
        and Section 4.02(d), Nelson is required to provide and
confirm to          Agent  certain  information  with  respect
to  the  Consolidated          Companies, including Gibson and
its Subsidiaries. Although Nelson          has  performed
certain  due  diligence in  connection  with  its
acquisition of Gibson, Nelson has not owned or been in control of
        Gibson and its Subsidiaries prior to the funding of the
Revolving          Loans.  Consequently,   in  order  to  provide
 Nelson  with  an          opportunity to further  review the
records and affairs  of Gibson          and its  Subsidiaries in
connection with  the information to  be provided  and  confirmed
pursuant to  Section  4.01(d),  Section          4.01(f)(ii),
Section  4.01(g), Section 4.01(h),  Section 4.01(i),
Section  4.01(k),  Section  4.01(l),  Section   4.01(m),  Section
        4.01(n), Section 4.01(o) and Section 4.01(q) and Section
4.02(b),          Section  4.02(c)  and  Section  4.02(d),
Nelson,  Agent  and  the          Lenders agree that  beginning
on the Closing Date  and continuing          for the three  (3)
month period thereafter (the "Notice Period"),          Nelson
shall  have   the  right  to  provide   and  confirm  the
information required  by  Section 4.01(d),  Section  4.01(f)(ii),
        Section   4.01(g),  Section  4.01(h),  Section  4.01(i),
Section          4.01(k),  Section  4.01(l),  Section  4.01(m),
Section  4.01(n),          Section 4.01(o) and Section  4.01(q)
and Section 4.02(b), Section          4.02(c) and Section 4.02(d)
with respect to Gibson and any of its          Subsidiaries  (the
"Gibson   Information").  During  the  Notice          Period,
any information provided or confirmed pursuant to Section 4.01(d), Section 4.01(f)(ii), Section 4.01(g), Section 4.01(h),
        Section  4.01(i),  Section   4.01(k),  Section  4.01(l),
Section          4.01(m), Section 4.01(n), Section 4.01(o) and
Section 4.01(q) and          Section 4.02(b), Section 4.02(c) and
Section 4.02(d) with respect          to  Gibson and  its
Subsidiaries shall  not  be subject  to  the          provisions
of  Section 12.03 hereto. All  Gibson Information must
be in writing  and received  by Agent during  the Notice  Period.
        Agent's receipt of the Gibson Information prior to the
end of the          Notice Period shall not constitute an Event
of Default hereunder.          In no  event  shall  any Gibson
Information  be  permitted  with          respect  to Nelson or
any  of its Subsidiaries  other than Gibson          and its
Subsidiaries. Upon termination of the Notice Period, all information provided and confirmed pursuant to Section 4.01(d),
        Section  4.01(f)(ii), Section  4.01(g), Section  4.01(h),
Section          4.01(i),  Section  4.01(k),  Section  4.01(l),
Section  4.01(m),          Section 4.01(n), Section 4.01(o)  and
Section 4.01(q) and Section          4.02(b),  Section 4.02(c)
and Section 4.02(d),  as amended by any          Gibson
Information, if any, shall be subject to the provisions of
 Section 12.03. In  addition to the  foregoing, Nelson, Agent
and          the Lenders  agree that  during the  Notice Period,
Nelson shall          have the right to provide and confirm the
information required by          Section  4.01(h)  with   respect
to  Nelson   and  any  of   its          Subsidiaries  (the
"UCC  Information").  Any   UCC  Information          delivered
to Agent  during the  Notice Period shall  be added  to
Schedule  11.02.  During  the  Notice   Period,  any  information
        provided or  confirmed pursuant to  Section 4.01(h) shall
not be          subject  to  the provisions  of  Section  12.03
hereto. All  UCC          Information must be in  writing and
received by Agent  during the          Notice Period.  Agent's
receipt of  the UCC Information  prior to          the  end of
the  Notice Period shall  not constitute an  Event of
Default  hereunder. Upon  termination of  the Notice  Period, all information provided and  confirmed pursuant to Section
4.01(h),          as  amended by  any  UCC Information,  shall
be subject  to  the          provisions of Section 12.03.



                           ARTICLE VI.

                   REPRESENTATIONS AND WARRANTIES

        Nelson  (as  to   itself  and   all  other   Consolidated
        Companies) represents and warrants  (subject to the
provisions of          Article VII) as follows:

        Section 6.01. Corporate Existence; Compliance with Law. Each of the Credit Parties is a corporation duly
organized,          validly  existing, and  in good  standing
under  the laws  of the          jurisdiction of its
incorporation. Each of the Credit Parties (a)          has the
corporate power and authority and the legal right to own
and operate its property and to conduct its business, (b) is duly qualified as a foreign corporation and in good standing
under the          laws  of each jurisdiction where its ownership
of property or the          conduct of  its business requires
such  qualification, and (c) is          in compliance with all
Requirements of Law, where (i) the failure          to have  such
power,  authority and legal  right as set  forth in
Section 6.01(a), (ii) the failure to be so qualified or in good standing as set forth in Section 6.01(b), or (iii) the
failure to          comply  with Requirements of Law as set forth
in Section 6.01(c),          would  reasonably  be  expected,  in
the  aggregate,  to have  a          Materially Adverse  Effect.
The jurisdiction of  incorporation or          organization,  and
the  ownership of  all issued  and outstanding          capital
stock, for each Credit Party (other than Nelson) as of the date of this Agreement is accurately described on Schedule
        6.01.

        Section 6.02. Corporate Power; Authorization. Each of the Credit Parties has the corporate power and authority
to  make,          deliver and perform the  Credit Documents to
which it is  a party          and has  taken all  necessary
corporate action  to authorize  the          execution, delivery
and performance  of such Credit Documents. No          consent
or   authorization  of,  or  filing   with,  any  Person
(including,  without limitation, any  governmental authority), is
        required   in  connection   with   the  execution,
delivery  or          performance   by   any  Credit   Party,
or   the  validity   or          enforceability against any
Credit Party, of the Credit Documents,          other  than such
consents, authorizations  or filings  that have          been
made or obtained.

        Section 6.03. Enforceable Obligations. This Agreement has been duly executed and delivered, and each other Credit
Document          will  be duly executed  and delivered,  by the
respective Credit          Parties, and  this Agreement
constitutes, and each  other Credit          Document  when
executed and  delivered  will  constitute, legal,          valid
and  binding   obligations   of   the   Credit   Parties,
respectively,   enforceable   against  the   Credit   Parties  in
        accordance with their respective terms, except as may  be
limited          by  applicable  bankruptcy,  insolvency,
fraudulent  conveyance,          reorganization,  moratorium,  or
 similar  laws  affecting   the enforcement  of  creditors'
rights   generally  and  by  general          principles of
equity.

        Section 6.04. No Legal Bar. The execution, delivery and performance by the Credit Parties of the Credit
Documents will          not violate  any Requirement of Law or
cause a breach or default          under any of their respective
Contractual Obligations which would          have a Materially
Adverse Effect.

        Section 6.05. No Material Litigation. Except as set forth on Schedule 6.05, no litigation, investigations or
proceedings of          or  before  any courts,  tribunals,
arbitrators  or governmental          authorities  are   pending
or,  to  the   knowledge  of  Nelson,          threatened by  or
against any  of the Consolidated  Companies, or          against
any  of their respective properties  or revenues, whether
such properties or revenues  currently exist or may exist  in the future, (a) with  respect to any  Credit Document, or any
of the          transactions  contemplated hereby  or thereby,
or (b)  which, if          adversely  determined, would
reasonably  be expected  to have  a          Materially Adverse
Effect.

        Section 6.06.  Investment Company  Act, Etc. None  of the
        Credit  Parties   is  an   "investment  company"  or   a
company          "controlled"  by an "investment  company" (as
each  of the quoted          terms  is defined or used in the
Investment Company Act of 1940,          as  amended). None of
the Credit Parties is subject to regulation          under the
Public Utility Holding Company Act of 1935, the Federal
Power Act, or any foreign, federal or local statute or regulation limiting its  ability to  incur indebtedness for  money
borrowed,          guarantee such indebtedness, or pledge  its
assets to secure such          indebtedness,  as   contemplated
hereby or  by any  other Credit          Document.

        Section 6.07. Margin Regulations. No part of the proceeds of any of the Revolving Loans will be used for any
purpose that          violates, or  that  would be  inconsistent
or  not in  compliance          with, the provisions of the
applicable Margin Regulations.

        Section 6.08. Compliance With Environmental Laws. (a) The Consolidated Companies have received no notices of
claims  or          potential  liability  under,  and  are in
compliance  with,  all          applicable Environmental Laws,
where such claims  and liabilities          under, and  failures
to comply with,  such statutes, regulations,          rules,
ordinances, laws or licenses, would reasonably be expected
 to result in penalties, fines, claims or other liabilities to
the          Consolidated Companies in amounts in excess of
$1,000,000, either          individually or  in the aggregate
(including  any such penalties,          fines, claims, or
liabilities relating to the  matters set forth          on
Schedule 6.08(a)), except as set forth on Schedule 6.08(a).

        (b) Except as set forth on Schedule 6.08(b), none of the Consolidated Companies has received any notice of violation, or notice of any action, either judicial or
administrative, from any          governmental  authority
(whether  United  States   or  foreign)          relating to the
actual or  alleged violation of any Environmental          Law,
including, without limitation,  any notice of any  actual or alleged spill, leak or other release of any  Hazardous
Substance,          waste or  hazardous  waste by  any
Consolidated Company  or  its          employees  or agents, or
as to the existence of any contamination          on any
properties owned by  any Consolidated Company,  where any
such  violation,  spill,  leak,  release  or  contamination would reasonably be  expected to result in penalties,  fines,
claims or          other  liabilities to  the Consolidated
Companies in  amounts in          excess of $1,000,000, either
individually or in the aggregate.

         (c) Except  as  set  forth  on  Schedule   6.08(c),  the
        Consolidated  Companies have obtained  all necessary
governmental          permits,  licenses  and  approvals   that
are  material  to  the          operations  conducted on  their
respective  properties, including          without limitation,
all  required material permits,  licenses and          approvals
for (i) the emission of air pollutants or contaminants,
(ii) the treatment or pretreatment and discharge of waste water or storm water, (iii) the treatment, storage,
disposal  or          generation of hazardous wastes, (iv) the
withdrawal and usage of          ground  water or  surface water,
and (v)  the disposal  of solid          wastes.

        Section  6.09.  Insurance.  The   Consolidated  Companies
        currently  maintain insurance  with respect  to  their
respective          properties  and businesses, with  financially
sound and reputable          insurers, having coverages against
losses or damages of the kinds          customarily insured
against by reputable companies in the same or          similar
businesses, such insurance being in  amounts no less than
those amounts that are customary for such companies under similar circumstances. The Consolidated Companies have  paid all
material          amounts of insurance premiums  now due and
owing with  respect to          such  insurance policies  and
coverages, and  such policies  and          coverages are in full
force and effect.

        Section 6.10. No Default. None of the Consolidated Companies is in default under or with respect to any
Contractual          Obligation  in any respect that has had or
is reasonably expected          to have a Materially Adverse
Effect.

        Section 6.11. No Burdensome Restrictions. Except as set forth on Schedule 6.11, none of the Consolidated
Companies  is a          party to or bound by any Contractual
Obligation or Requirement of          Law that  has had  or
would reasonably  be  expected to  have  a          Materially
Adverse Effect.

        Section   6.12.   Taxes.   Except   as   set   forth   on
        Schedule 6.12, each  of the  Consolidated Companies has
filed or          caused to be filed  all declarations, reports
and tax  returns or          tax extensions that are required to
have been filed, and has paid all   taxes,  custom   duties,
levies,   charges  and   similar          contributions  ("taxes"
in this Section 6.12) shown to be due and          payable on
said returns  or on any assessments made  against them
or their properties, and  all other taxes, fees or  other charges imposed  on them or any  of their properties  by any
governmental          authority  (other than those the  amount or
validity  of which is          currently  being   contested   in
good   faith  by   appropriate          proceedings and with
respect to which reserves in conformity with          GAAP have
been provided in its books); and no tax liens have been filed and, to the knowledge of Nelson, no claims are being asserted with respect to any such taxes, fees or other charges.

        Section   6.13.  Subsidiaries.  Except  as  disclosed  on
        Schedule 6.13,  on the  date  of this  Agreement,  Nelson
has  no          Subsidiaries and  neither Nelson  nor any
Subsidiary  is a  joint          venture partner or  general
partner in any partnership. After the          date  of this
Agreement and funding of the Obligations, except as
disclosed on  Schedule 6.13,  Nelson shall have  no Subsidiaries.
        PrintPlus  Publications,  Inc.,   a  Tennessee
corporation   and          previously a Subsidiary of  Nelson, is
no longer a  Subsidiary of          Nelson. Nelson  has no
interest in PrintPlus  Publications, Inc.          TNI  Cassette
Corp.,  a  validly existing  Texas corporation  and
Subsidiary  of  Nelson,  was  previously  known  as International
        Cassette Corp.  prior  to its  name  change. Attached
hereto  as          Exhibit  C is a true and correct  copy of the
document evidencing          the name change from International
Cassette Corp. to TNI Cassette          Corp.  Nelson Word
Limited,  a validly  existing United  Kingdom
corporation  and Subsidiary  of Nelson,  was previously  known as
        Word  (UK) Limited prior to  its name change.  Attached
hereto as          Exhibit D is a true and  correct copy of the
document  evidencing          the name change from Word (UK)
Limited to Nelson Word Limited.

        Section 6.14. Financial Statements. Nelson has furnished to the Agent and the Lenders (a) the audited consolidated
balance          sheet  as of March 31, 1995 of the Consolidated
Companies and the          related  consolidated statements of
income, shareholders' equity          and cash flows for the
fiscal  year then ended, including in each          case  the
related  schedules  and notes,  and  (b) the  unaudited
balance  sheet  of  the  Consolidated Companies  presented  on  a consolidated  basis as at the end of the second fiscal
quarter of          1995,  and  the  related  unaudited
consolidated  statements  of          income,  shareholders'
equity  and  cash flows  presented  on  a          consolidated
basis  for  the  year-to-date  period  then  ended,
setting  forth in each case  in comparative form  the figures for the corresponding quarter of the Consolidated Companies'
previous          fiscal year. The foregoing financial statements
fairly present in          all material respects the consolidated
financial condition of the          Consolidated Companies  as at
the dates  thereof and  results of          operations for such
periods  in conformity with GAAP consistently          applied
(subject,  in  the   case  of  the  quarterly  financial
statements, to normal year-end  audit adjustments and the absence of certain footnotes). The Consolidated Companies taken as a whole do not have any material contingent
obligations, material          contingent liabilities, or
material liabilities for known  taxes,          long-term leases
(except leases  as set  forth on  Schedule 6.14          hereto)
or unusual forward or long-term commitments not reflected
in the foregoing financial statements or the notes thereto. Since
        March 31,  1995, there have been  no changes with
respect to the          Consolidated  Companies  that  has  had
or  would  reasonably  be          expected to have a Materially
Adverse Effect.

        Section  6.15. ERISA.  Except  as  disclosed on  Schedule
        6.15:

        (a) Identification of Plans. None of the Consolidated Companies nor any of their respective ERISA Affiliates
maintains          or contributes to, or has during the past two
years maintained or          contributed to, any Plan that is
subject to Title IV of ERISA.

        (b) Compliance. Each Plan maintained by the Consolidated Companies has at all times been maintained by its terms
and in          operation  in  compliance  with  all  applicable
laws,  and  the          Consolidated  Companies are  subject to
no tax  or penalty  with          respect to any  Plan of  such
Consolidated Company  or any  ERISA          Affiliate  thereof,
including  without  limitation,  any  tax or          penalty
under Title I or Title IV of ERISA or under Chapter 43 of
the  Tax Code,  or any tax  or penalty  resulting from  a loss of deduction under Sections  162, 404 or 419 of the  Tax
Code, where          the  failure to  comply  with  such  laws,
and  such  taxes  and          penalties,  together with  all
other  liabilities referred  to in          this Section 6.15
(taken as a whole), would in the aggregate have          a
Materially Adverse Effect;

       (c) Liabilities. The Consolidated Companies are subject to no liabilities (including withdrawal liabilities) with
respect          to any Plans of such Consolidated Companies or
any of their ERISA          Affiliates, including without
limitation, any liabilities arising          from Titles  I or
IV of  ERISA, other  than obligations to  fund          benefits
under an ongoing Plan and to pay current  contributions,
expenses  and premiums  with  respect to  such  Plans where  such liabilities, together  with all other liabilities
referred to in          this Section 6.15 (taken as a whole),
would in the aggregate have          a Materially Adverse Effect;

        (d)  Funding.  The  Consolidated   Companies  and,   with
        respect to any Plan that is subject to Title IV of ERISA,
each of          their  respective ERISA  Affiliates,  have made
full and  timely          payment of all amounts  (i) required to
be contributed  under the          terms of each Plan  and
applicable law, and  (ii) required to  be          paid as
expenses (including PBGC or other premiums) of each Plan,
where  the failure to  pay such amounts  (when taken  as a whole, including any penalties attributable  to such amounts)
would have          a Materially Adverse Effect. No Plan subject
to Title IV of ERISA          has an "amount  of unfunded benefit
liabilities" (as defined  in Section  4001(a)(18)  of  ERISA),
determined  as  if  such  Plan          terminated on  any date
on which this representation and warranty          is  deemed
made, in  any amount  that,  together with  all other
liabilities  referred to in this Section 6.15 (taken as a whole), would have a Materially  Adverse Effect if such amount
were then          due and  payable. The  Consolidated Companies
are  subject to  no          liabilities  with respect to  post-
retirement medical benefits in          any amounts that,
together with all other liabilities referred to          in this
Section 6.15 (taken as  a whole), would have a Materially
Adverse Effect if such amounts were then due and payable.

        Section 6.16. Patents, Trademarks, Licenses, Etc. Except as set forth on Schedule 6.16, (a) the Consolidated
Companies          have  obtained and  hold in  full force  and
effect  all material          patents,  trademarks,  service
marks,  trade  names, copyrights,          licenses   and   other
 such   rights,   free   from  burdensome          restrictions,
that  are necessary  for  the  operation of  their
respective businesses as presently conducted, and (b) to the best of Nelson's  knowledge, no  product, process, method,
service or          other item  presently sold  by or  employed
by any  Consolidated          Company in  connection with such
business  infringes any patents,          trademark, service
mark, trade  name, copyright, license or other          right
owned by  any  other Person  and  there is  not  presently
 pending,  or to the knowledge of Nelson, threatened, any claim
or          litigation   against  or   affecting  any
Consolidated  Company          contesting such Person's right  to
sell or use any  such product,          process, method,
substance or other item where the result of such          failure
to obtain and hold such benefits or such infringement would have a Materially Adverse Effect.

        Section 6.17. Ownership of  Property. Except as set forth
        on  Schedule  6.17,  each   Consolidated  Company  has
good  and          marketable fee simple title  to or a valid
leasehold  interest in          all of its real property and good
title to, or  a valid leasehold          interest  in, all of its
other property, as  such properties are          reflected in
the consolidated balance sheet  of the Consolidated
Companies as of March 31, 1995 referred to in Section 6.14, other than properties  disposed of in  the ordinary course  of
business          since such date  or as otherwise  permitted by
the terms  of this          Agreement, subject to no Lien or
title defect of any kind, except          Liens  permitted
hereby  and  title  defects  not  constituting          material
impairments in the intended use for such properties. The Consolidated Companies enjoy peaceful and undisturbed possession under all of  their respective leases. Those  locations
set forth          on  Schedule  4.01(h)  are all  of  the
locations  (a) at  which          property owned or leased by the
Consolidated Companies is located          other  than  property
in  transit  in  the  ordinary  course  of          business,
and   (b)  representing   each  of  the   Consolidated
Companies'  place of  business if  only one  (1) exists  or chief executive office if more than one (1) place of business exists.

        Section 6.18. Indebtedness. (a) Except  as  set forth  on
        Schedule  6.18 and  Schedule 11.01(b),  none of  the
Consolidated          Companies  is  an obligor  in  respect  of
any  Indebtedness  for          borrowed  money,  or  any
commitment  to  create  or  incur  any          Indebtedness  for
borrowed  money,  in an  amount  not less  than          $500,000
in   any  single   case,  and  such   Indebtedness  and
commitments  for  amounts  less   than  $500,000  do  not  exceed
        $2,000,000  in  the  aggregate  for  all  such
Indebtedness  and          commitments of the Consolidated
Companies.

        (b)   The  Indebtedness  listed  on  Schedule  6.18  (the
        "Refinanced  Indebtedness")  and  accrued  and   unpaid
interest          thereon  and fees  in respect thereof  have
been paid  in full or          provision for restructuring such
Indebtedness hereunder  has been          made  such that, in
accordance with the express provisions of the
instruments  governing  the same,  upon  funding  of the  initial
        Revolving  Loans hereunder,  the Consolidated  Companies
will  be          released  from  all liability  and  contractual
obligations  with          respect  thereto other  than
indemnifications  contained therein,          and releases in
recordable  form of any and all  Liens previously
securing the Refinanced Indebtedness will be  obtained, including terminations  of all  financing statements  and other
filings in          respect thereof.

        Section 6.19. Financial Condition. On the Closing Date and after giving effect to the transactions contemplated
by this          Agreement  and the  other  Credit  Documents,
including  without          limitation,  the use of the proceeds
as provided in Section 2.02,          (a) the assets of  each
Credit Party at fair  valuation and based          on  their
present  fair  saleable   value  (including,  without
limitation, the fair and  realistic value of any  contribution or subrogation rights in respect of any Guaranty Agreement
given by          such  Credit  Party)  will  exceed  such
Credit  Party's  debts,          including  contingent
liabilities  (as such  liabilities  may be          limited under
the express terms of any Guaranty Agreement of such
Credit Party), (b) the remaining capital of such Credit Party will not be unreasonably small to conduct the Credit
Party's          business, and (c) such Credit Party will not
have incurred debts,          or  have  intended to  incur
debts,  beyond the  Credit  Party's          ability  to pay such
debts  as they mature.  For purposes of this          Section
6.19, "debt" means any liability on a claim, and "claim"
means (A)  the right  to payment,  whether or  not such  right is reduced to judgment, liquidated, unliquidated, fixed,
contingent,          matured,  unmatured,  disputed,  undisputed,
 legal,  equitable,          secured or unsecured, or (B) the
right to an equitable remedy for          breach  of performance
if such breach  gives rise to  a right to          payment,
whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

        Section  6.20.  Labor Matters.  Except  as  set forth  in
        Schedule 6.20, the Consolidated Companies have experienced no strikes, labor disputes, slow downs or work
stoppages due  to          labor  disagreements  that  have  had,
or  would  reasonably  be          expected to have, a
Materially Adverse Effect, and, to  the best          knowledge
of Nelson,  there are no  such strikes, disputes,  slow
downs  or  work  stoppages  threatened against  any  Consolidated
        Company.  The hours worked and  payment made to
employees of the          Consolidated Companies have not been in
violation in any material          respect of the Fair  Labor
Standards Act or any  other applicable          law  dealing
with  such  matters.  All  payments  due  from  the
Consolidated  Companies, or  for  which  any  claim may  be  made against  the  Consolidated  Company,  on  account  of
wages  and          employee  health and  welfare insurance  and
other  benefits have          been  paid  or  accrued  as
liabilities  on  the  books  of  the          Consolidated
Companies where the failure to pay or accrue such liabilities would reasonably be expected to have a Materially
        Adverse Effect.

        Section 6.21. Payment or Dividend Restrictions. Except as set forth in Section 11.04 or described on Schedule 6.21,
none of          the  Consolidated  Companies  is  party  to  or
subject  to  any          agreement or understanding restricting
or limiting the payment of          any  dividends or  other
distributions  by any  such Consolidated          Company.

        Section   6.22.   Disclosure.  No   factual  information,
        representation or warranty contained in this Agreement
(including          the Schedules attached hereto) or in any
other document furnished          from time  to time pursuant to
the  terms of this Agreement, when          viewed in
conjunction with all such other factual information, representations or warranties in this Agreement or in any other document  furnished  pursuant to  the  terms  of this
Agreement,          contains  or will contain any untrue
statement of a material fact          or omits  or will omit  to
state any  material fact  necessary to          make  the
statements herein  or  therein not  misleading  in any
material respect as of the date made or deemed to be made. Except as may  be  set forth  herein (including  the Schedules
attached          hereto) or in  any notice  furnished to the
Lenders pursuant  to          Section   9.07  at   or  prior   to
the  respective   times  the          representations and
warranties set forth in this Section 6.22 are          made or
deemed to be made hereunder, there is no fact known to Nelson that has had, or is reasonably expected to have, a
        Materially Adverse Effect.

        Section 6.23. Financial Covenants. Schedule 6.23 sets forth the true and correct calculation of the financial
covenant          amounts,  ratios, and  percentages  required
by  Section 9.08(a)          through Section 9.08(c) calculated
as of September 30, 1995.

                           ARTICLE VII.

            REPRESENTATION AND WARRANTY NOTICE PERIOD

        Nelson, Agent and the Lenders hereby acknowledge that prior to or contemporaneously with the funding of the
Revolving          Loans, Nelson is acquiring all of the
outstanding common stock of          Gibson.  Pursuant  to
Article   VI,  Nelson  is  making  certain
representations and  warranties with respect  to the Consolidated
        Companies, including Gibson and its Subsidiaries.
Although Nelson          has  performed  certain  due  diligence
in  connection  with  its          acquisition of Gibson, Nelson
has not owned or been in control of          Gibson and its
Subsidiaries prior to the funding of the Revolving
Loans.  Consequently,   in  order  to  provide   Nelson  with  an
        opportunity to further  review the records and affairs
of Gibson          and its  Subsidiaries in connection with  the
representations and          warranties  made in  Article VI,
Nelson, Agent  and the  Lenders          agree  that during the
Notice Period, Nelson shall have the right          to  modify
this Agreement by  adding to Article  VI any schedules
that Nelson deems necessary to correct, clarify and/or modify any representation or warranty made with respect to Gibson
and any of          its Subsidiaries  (the "Gibson
Corrections"). During  the Notice          Period, any
representations and warranties  contained in Article          VI
with  respect to  Gibson and  its  Subsidiaries shall  not be
    subject  to   the  provisions   of  Section  12.04.   All
Gibson          Corrections must be in  writing and received by
Agent  during the          Notice  Period. Agent's receipt  of a
Gibson  Correction prior to          the end of  the Notice
Period  shall not constitute  an Event  of          Default
hereunder. In no event shall any Gibson Correction be permitted with respect to Nelson or any of its Subsidiaries other than Gibson and its Subsidiaries. Upon  termination of
the Notice          Period, all representations  and warranties
contained  in Article          VI,  as amended  by  any Gibson
Corrections,  if any,  shall  be          subject to the
provisions of Section 12.04.







                          ARTICLE VIII.

             REPRESENTATIONS AND WARRANTIES REGARDING
                    ARTICLE VIII SUBSIDIARIES

        Nelson represents and warrants that the market value of the assets owned by those Subsidiaries of Nelson set
forth  on          Schedule VIII  are  within  the ranges  set
forth  opposite  the          respective  names  of such
Subsidiaries  on  Schedule VIII.  Any          Subsidiary  that
executes  a   Guaranty  Agreement  and  related
documents as set forth in Section 9.12 or Section 12.13 shall be deemed removed from Schedule VIII.

                           ARTICLE IX.

                      AFFIRMATIVE COVENANTS

        So  long  as any  Revolving  Loan  Commitment remains  in
        effect  hereunder  or  any  Revolving Credit  Note  shall
remain          unpaid, Nelson will:

        Section 9.01. Corporate Existence, Etc. Preserve and maintain, and cause each of the Credit Parties to
preserve and          maintain,   its  corporate   existence,
its  material   rights,          franchises, and licenses, and
its material patents and copyrights          (for the  scheduled
duration  thereof), trademarks, trade  names,          and
service marks, necessary or desirable  in the normal conduct of  its business,  and  its qualification  to  do business  as
a          foreign  corporation  in  all  jurisdictions  where
it  conducts          business or other activities making such
qualification necessary,          where the failure to be so
qualified would reasonably be expected          to have a
Materially Adverse Effect.

        Section 9.02. Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply with all
Requirements of          Law  (including,  without   limitation,
the  Environmental  Laws          subject  to the  exception set
forth in  Section 6.08  where the          penalties,  claims,
fines,  and other liabilities  resulting from
noncompliance with such Environmental Laws do not involve amounts in  excess  of  $1,000,000  in  the  aggregate)  and
Contractual          Obligations applicable to  or binding  on
any of  them where  the          failure to comply with  such
Requirements of Law and  Contractual          Obligations  would
reasonably  be expected  to have  a Materially          Adverse
Effect.

        Section 9.03. Payment of Taxes and Claims, Etc. Pay, and cause each of its Subsidiaries to pay, (a) all taxes,
assessments          and governmental  charges imposed upon  it
or upon  its property,          and  (b) all  claims (including,
without limitation,  claims for          labor, materials,
supplies or  services) that might,  if unpaid,          become  a
Lien  upon  its property,  unless,  in each  case,  the
validity  or amount thereof is  being contested in  good faith by appropriate proceedings and adequate reserves are
maintained with          respect thereto.

        Section 9.04. Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and
account,          containing complete and accurate entries in all
material respects          of all their respective financial and
business transactions.

        Section 9.05. Visitation, Inspection, Etc. Permit, and cause each of its Subsidiaries to permit, any
representative of          the Agent or any Lender to visit and
inspect any of its property,          to  examine its  books and
records and to  make copies  and take          extracts
therefrom, and to discuss its affairs, finances and accounts with its officers, all at such reasonable times and as often  as the Agent or  such Lender may  reasonably request after reasonable prior notice to Nelson; provided, however,
that at any          time following the  occurrence and  during
the  continuance of  a          Default or an Event of  Default,
no prior notice to Nelson  shall          be required.

        Section 9.06. Insurance; Maintenance of Properties. (a) Maintain or cause to be maintained with financially
sound and          reputable insurers, insurance with  respect to
its properties and          business, and  the properties  and
business of  its Subsidiaries,          against loss or  damage
of the kinds  customarily insured against          by reputable
companies  in the same  or similar businesses,  such
insurance to be of such types and in such amounts as is customary
        for   such  companies  under   similar  circumstances;
provided,          however, that in any event  Nelson shall use
its best efforts  to          maintain, or  cause to  be
maintained,  insurance in  amounts and          with coverages
not materially  less favorable to any Consolidated
Company as in  effect on the date of this Agreement, except where the costs of maintaining such insurance would, in the
judgment of          both Nelson and the Agent, be excessive.

        (b) Cause, and cause each of the Consolidated Companies to cause, all properties used or useful in the
conduct of its          business  to be maintained and kept in
good condition, repair and          working order and supplied
with  all necessary equipment and will          cause to  be made
all necessary  repairs, renewals, replacements,
settlements and  improvements thereof, all as in  the judgment of
        Nelson  may be  necessary  so that  the  business carried
on  in          connection therewith may be properly and
advantageously conducted          at all times;  provided,
however,  that nothing  in this  Section          9.06(b) shall
prevent Nelson  from discontinuing the operation or
maintenance  of any such properties if such discontinuance is, in the  judgment of Nelson, desirable in the conduct of its
business          or the business of any Consolidated Company.

        Section   9.07.  Reporting  Covenants.  Furnish  to  each
        Lender:

        (a) Annual Financial Statements. As soon as available and in any event within ninety (90) days after the end
of each          fiscal  year  of  Nelson,  balance  sheets  of
the  Consolidated          Companies as at the end of such year,
presented on a consolidated          and consolidating  basis,
and  the related statements  of income,          shareholders'
equity,   and  cash  flows  of   the  Consolidated
Companies for  such fiscal year, presented on  a consolidated and consolidating  basis  (which  consolidating  report need
not  be          audited),  setting forth  in each  case in
comparative form  the          figures for the  previous fiscal
year as then  reported, all  in          reasonable  detail and
accompanied by a  report thereon of Arthur          Andersen  &
Co.  or  other  independent  public  accountants  of
comparable recognized national standing, which such report shall be unqualified as to going concern and scope of audit and shall state  that  such  financial  statements present  fairly
in  all          material respects the financial  condition as at
the end  of such          fiscal  year  on  a  consolidated
basis,   and  the  results  of          operations  and
statements of  cash  flows  of the  Consolidated
Companies for such fiscal  year in accordance with GAAP  and that the  examination  by such  accountants  in  connection
with  such          consolidated  financial statements  has been
made in  accordance          with generally accepted auditing
standards;

        (b) Quarterly Financial Statements. As soon as available and in any event within sixty (60) days after the end
of each          fiscal quarter of Nelson (other than  the fourth
fiscal quarter),          balance sheets of  the Consolidated
Companies as of  the end  of          such  quarter presented on
a consolidated basis  and the related          statements of
income, shareholders' equity, and cash flows of the
Consolidated  Companies  for  such  fiscal quarter  and  for  the portion of Nelson's fiscal year ended at the end of such
quarter,          presented on a consolidated  basis setting
forth in each  case in          comparative form  the figures
for the corresponding  quarter and          the corresponding
portion of Nelson's previous  fiscal year, all          in
reasonable detail and certified by the chief financial officer or  principal accounting  officer of  Nelson that  such
financial          statements fairly present in  all material
respects the financial          condition of the  Consolidated
Companies  as of the  end of  such          fiscal  quarter  on a
consolidated  basis,  and the  results  of          operations
and  statements of  cash  flows  of the  Consolidated
Companies for such  fiscal quarter and  such portion of  Nelson's
        fiscal  year,  in  accordance   with  GAAP  consistently
applied          (subject to normal year-end audit  adjustments
and the absence of          certain footnotes);

        (c) No Default/Compliance Certificate. Together with the financial statements required pursuant to Section
9.07(a) and          Section 9.07(b), a certificate  of the
president, chief financial          officer or  principal
accounting officer  of Nelson  (i) to  the          effect  that,
based  upon a  review  of  the  activities of  the
Consolidated Companies  and such financial statements  during the period covered thereby, there  exists no Event of Default
and no          Default  under this  Agreement, or  if there
exists an  Event of          Default or a Default hereunder,
specifying the nature thereof and          the   proposed
response  thereto,   and  (ii)  demonstrating  in
reasonable detail compliance as of the end of such fiscal year or such fiscal  quarter with Section 9.08 and  Section 11.01
through          Section 11.05;

        (d) Auditor's No Default Certificate. Together with the financial statements required pursuant to Section
9.07(a), a          certificate of  the accountants who prepared
the report referred          to therein, to  the effect  that,
based upon  their audit,  there          exists no Default or
Event of Default under this Agreement, or if there exists a
Default or Event of Default hereunder,  specifying          the
nature thereof;

        (e)  Notice  of Default.  Promptly  after  any  Executive
        Officer of Nelson has notice or knowledge of the
occurrence of an          Event  of  Default  or a  Default,  a
certificate  of the  chief          financial  officer  or
principal  accounting  officer of  Nelson          specifying the
nature thereof and the proposed response thereto;

        (f) Asset Sales. Together with the financial statements required pursuant to Section 9.07(a), a certificate of
the chief          financial  officer  or  principal  accounting
officer  of  Nelson          reporting all Asset Sales  effected
by the Consolidated Companies          during the fiscal year
covered by such financial statements which          involved
Asset Values in excess of $100,000 in any single transaction or related series of transactions, including the
        Asset  Value of  such  assets and  the  amounts received
by  the          Consolidated Companies with respect to such
sales, and such other          information  regarding  such
transactions  as  the  Agent or  any          Lender may
reasonably request;

        (g)  Litigation.  Promptly  after   (i)  the   occurrence
        thereof, notice  of the institution  of or  any material
adverse          development in  any material  action, suit or
proceeding or  any          governmental investigation or  any
arbitration, before  any court          or arbitrator or any
governmental or administrative body, agency          or official,
against any  Consolidated Company, or  any material
property of any thereof, or (ii) actual knowledge thereof, notice of the threat of any such action, suit, proceeding,
investigation          or arbitration;

        (h)  Environmental   Notices.   Promptly  after   receipt
        thereof,  notice of any actual or alleged violation, or
notice of          any action, claim  or request for information,
either judicial or          administrative,  from any
governmental  authority relating to any          actual or
alleged claim, notice  of potential liability under  or
violation of  any Environmental  Law,  or any  actual or  alleged spill, leak,  disposal or other  release of any  waste,
petroleum          product,  or  hazardous  waste  or  Hazardous
Substance  by  any          Consolidated  Company  that  could
result in  penalties,  fines,          claims  or  other
liabilities  to any  Consolidated  Company  in          amounts
in excess of $250,000;

             (i)   ERISA. (i) Promptly after Nelson has knowledge
                or should  have had  knowledge of the  occurrence
thereof                  with respect  to any Plan of any
Consolidated Company or                  any  ERISA  Affiliate
thereof,  or any  trust established                  thereunder,
notice  of (A) a "reportable event" described                  in
Section 4043 of ERISA and  the regulations issued from
     time to time thereunder  (other than a "reportable event"
             not  subject to the  provisions for 30-day  notice
to the                  PBGC  under such  regulations),  or (B)
any other  event         which  could  reasonably  be   expected
to  subject  any                  Consolidated  Company to  any
tax, penalty  or liability                  under Title I or
Title  IV of ERISA or Chapter 43  of the                  Tax
Code, or any tax or  penalty resulting from a loss of
    deduction under Sections 162, 404 or 419 of the Tax Code,
            or any tax, penalty or liability under any
Requirement of                  Law  applicable,  where  any
such  taxes,  penalties  or                  liabilities  exceed
or  could reasonably  be expected  to                  exceed
$250,000 in the aggregate;

             (ii) Promptly after such  notice must be provided to
                the  PBGC,  or  to  a Plan  participant,
beneficiary  or                  alternative  payee, any  notice
referred  to  or required                  under    Section
101(d),    302(f)(4),   303,    307   or
4041(c)(1)(A)  of ERISA or  under Section 412  of the Tax
        Code with respect to any Plan of any Consolidated Company or any ERISA Affiliate thereof;

             (iii)  Promptly  after   receipt,  (A)  any   notice
                received  by   any  Consolidated  Company  or
any  ERISA                  Affiliate thereof  concerning the
intent of the  PBGC or                  any other  governmental
authority to terminate  a Plan of                  such
Consolidated Company or ERISA Affiliate thereof that
   is  subject to Title IV of ERISA, (B) any notice received
           by  any  Consolidated  Company  or  any  ERISA
Affiliate                  thereof concerning  the intent of  the
PBGC or  any other                  governmental authority  to
impose  any liability on  such                  Consolidated
Company  or ERISA  Affiliate  thereof under
Title  IV of  ERISA, or  (C) any  notice received  by any
        Consolidated  Company  or  any  ERISA  Affiliate  thereof
                concerning the intent of  the Internal Revenue
Service or                  any  other governmental authority to
impose any liability                  on such Consolidated
Company or ERISA Affiliate  thereof                  under
Chapter 43  of the  Tax Code,  which  action under
 Section 9.07(i)(iii)(C) could reasonably be expected to have a Materially Adverse Effect;

             (iv)  Upon the  request of the Agent,  promptly upon
                the  filing  thereof with  the  Internal Revenue
Service                  ("IRS") or the Department of Labor
("DOL"), a copy of IRS                  Form  5500  or  annual
report  for  each  Plan   of  any                  Consolidated
Company or ERISA Affiliate thereof that is subject to Title IV of ERISA;

             (v)   Upon the  request of  the Agent, (A)  true and
                complete  copies  of any  and  all documents,
government                  reports  and  IRS  determination  or
opinion  letters  or                  rulings for any Plan of any
Consolidated Company from the                  IRS, PBGC or  DOL,
(B)  any reports filed  with the  IRS,                  PBGC  or
DOL with respect  to a Plan  of the Consolidated
Companies  or  any  ERISA  Affiliate thereof,  or  (C)  a
        current   statement  of  withdrawal  liability  for  each
       Multiemployer Plan of any Consolidated Company or any ERISA Affiliate thereof;

        (j)  Liens.  Promptly  upon   any  Consolidated   Company
        becoming  aware thereof,  notice  of the  filing  of any
federal          statutory  Lien, tax or other  state or local
government Lien or          any other Lien affecting  their
respective properties, other than          those Liens expressly
permitted by Section 11.02;

        (k)  Public   Filings,  Etc.  Promptly  upon  the  filing
        thereof or otherwise becoming  available, copies of all
financial          statements,   annual,  quarterly   and
special   reports,  proxy          statements and notices sent or
made available generally by Nelson          to  its public
security  holders, of  all  regular and  periodic
reports and all registration statements and prospectuses, if any, filed  by any of  them with any  securities exchange,
and of all          financial  press releases  and  other
statements made  available          generally to  the public
containing material  developments in the          business  or
financial  condition  of  Nelson   and  the  other
Consolidated Companies;

        (l) Accountants' Reports. Promptly upon receipt thereof, copies of all financial statements of, and all reports
submitted          by,  independent public  accountants to  any
of  the Consolidated          Companies  in connection  with
each annual,  interim or  special          audit  of  the
Consolidated  Companies'  financial  statements,
including  without limitation,  the comment  letter  submitted by such accountants  to management  in connection with
their annual          audit;

        (m) Burdensome Restrictions, Etc. Promptly upon the existence or occurrence thereof, notice of the
existence  or          occurrence of  (i) any  Contractual
Obligation or  Requirement of          Law  described in Section
6.11,  (ii) failure of any Consolidated          Company  to
hold  in  full   force  and  effect  those  material
trademarks,  service  marks,  patents,  trade  names, copyrights, licenses and similar  rights necessary in  the normal
conduct  of          its business, and (iii)  any strike, labor
dispute, slow  down or          work stoppage as described in
Section 6.20;

        (n) New Subsidiaries. Within thirty (30) days after the formation or acquisition of any Subsidiary, or any
other event          resulting  in the  creation of  a new
Subsidiary, notice  of the          formation or  acquisition of
such Subsidiary  or such occurrence,          including  a
description  of  the  assets  of such  entity,  the
activities  in   which  it  will  be  engaged,   and  such  other
        information as the Agent may request;

        (o) Intercompany Asset Transfers. Promptly upon the occurrence thereof, notice of the transfer of any assets
from any          Consolidated Company  to any  other
Consolidated Company  (in any          transaction or  series of
related transactions),  excluding sales or  other transfers of
assets in the ordinary course of business,          where the
Asset Value of such assets is greater than $1,000,000;

        (p) Asset sales. At any time that the aggregate amount of Asset Sales made by the Consolidated Companies after
December          13, 1995 exceeds  $2,500,000 (based on the
Asset  Values), prompt          notice  of any additional Asset
Sale or related  series of Asset          Sales involving Asset
Values of $100,000 or more; and

        (q)  Other Information. With reasonable  promptness, such
        other information  about the Consolidated Companies  as
the Agent          or any Lender may reasonably request from time
to time.

        Section 9.08. Financial Covenants.

        (a) Interest Coverage Ratio. Maintain as of the last day of each fiscal quarter, a minimum Interest Coverage
Ratio,         calculated for the immediately preceding four
fiscal quarters, as          shown below for each fiscal quarter
indicated:

               Fiscal Quarter                Minimum Ratio
               --------------                -------------

           Through March 31, 1997              2.00:1.00
           Thereafter                          2.50:1.00

        (b) Funded Debt to Total Capital. Cause the Consolidated Companies to maintain on a consolidated basis as of the
last day          of each  fiscal quarter, a maximum ratio  of
Funded Debt to Total          Capital,  calculated quarterly,  as
shown  below for  each fiscal          quarter ending during the
fiscal quarters indicated:





               Fiscal Quarter                Maximum Ratio
               --------------                -------------

           Through March 31, 1997              .65:1.00
           Thereafter                          .60:1.00

        (c) Senior Funded Debt to Total Capital. Cause the Consolidated Companies to maintain on a consolidated
basis as of          the last day of  each fiscal quarter, a
maximum  ratio, expressed          as  a  percentage,  of  Senior
Funded  Debt  to  Total  Capital,          calculated quarterly,
of 50% (.50:1.00) for each fiscal quarter.

        Section 9.09. Notices under Certain Other Indebtedness. Immediately upon Nelson's receipt thereof, furnish the
Agent a          copy  of  any notice  received by  it  or any
other Consolidated          Company from the holder(s) of
Indebtedness referred to in Section          11.01(b),  Section
11.01(e) or  Section  11.01(f)  (or from  any          trustee,
agent, attorney, or other party acting on behalf of such holder(s)) in an amount that exceeds $500,000, where such notice states or claims (a) the existence or occurrence of any
actual or          alleged  default  or  event  of  default  with
respect  to  such          Indebtedness under  the terms  of any
indenture, loan or  credit agreement,  debenture,  note  or
other  document  evidencing  or          governing such
Indebtedness, or (b) the  existence or occurrence          of any
event or  condition that requires or permits  holder(s) of
 any Indebtedness to exercise  rights under any Change  in
Control          Provision. Nelson agrees to take such actions as
may be necessary          to require the holder(s)  of any
Indebtedness (or any  trustee or          agent  acting on  their
behalf) incurred  pursuant to  documents          executed  or
amended  and  restated after  the  Closing Date,  to
furnish  copies  of  all  such  notices  directly  to  the  Agent simultaneously with  the furnishing  thereof to Nelson,
and that          such requirement  may not  be altered  or
rescinded without  the          prior written consent of the
Agent.

        Section 9.10. Additional Credit Parties and Collateral. Promptly after the formation, creation or acquisition
(provided          that  nothing in this Section  9.10 shall be
deemed to authorize          the  acquisition of any entity)  of
any Subsidiary  not listed on          Schedule  6.13 or  the
name  change of  any Subsidiary  listed on          Schedule
6.01, Nelson shall execute and deliver, and cause to  be
executed  and  delivered  a  Guaranty Agreement  from  each  such
        Subsidiary, together with related documents of the kind
described          in Article IV as Agent  shall require, all in
form  and substance          satisfactory to the Agent and the
Required Lenders.

        Section 9.11. Gibson Debt. On or before January 5, 1996, assume the Gibson Debt on terms (a) with respect to
negative          covenants and financial covenants,  that
conform to the remaining          Senior Debt,  and (b) with
respect to  the remaining terms of the          Gibson Debt, that
remain as those terms exist as  of the date of          this
Agreement. Gibson shall be released from its obligation to repay the Gibson Debt.

        Section 9.12. Schedule VIII Subsidiaries. If any one of the Subsidiaries listed on Part A of Schedule VIII
ever owns          assets having a market value of greater than
$50,000, execute and          deliver,  and  cause  to  be
executed  and  delivered  a Guaranty          Agreement  from
each  such  Subsidiary,  together  with  related
documents of  the kind  described in  Article IV  as Agent  shall require,  all in form and substance satisfactory to the
Agent and          the Required Lenders. Nelson shall review the
market value of the          assets held  by each  of the
Subsidiaries listed  on  Part A  of          Schedule  VIII
quarterly  and  shall promptly  notify  Agent  in
writing if the market value of the assets owned by any Subsidiary listed on Part  A of  Schedule VIII exceeds  $50,000 and
provide          Agent  with the documentation  required by this
Section 9.12. If          any  one of  the Subsidiaries listed
on Part B  of Schedule VIII          ever  owns assets having a
market value of greater than $250,000,          execute and
deliver,  and cause  to be executed  and delivered  a
Guaranty  Agreement  from  each  such  Subsidiary, together  with related documents  of the kind  described in Article IV
as Agent          shall  require, all  in form  and  substance
satisfactory  to the          Agent and the  Required Lenders.
Nelson  shall review the  market value of the assets  held by
each  of the Subsidiaries listed  on          Part B of Schedule
VIII quarterly and shall promptly notify Agent          in
writing  if  the market  value  of  the assets  owned  by any
    Subsidiary listed on Part B of Schedule VIII exceeds $250,000
and          provide  Agent with  the documentation  required by
this Section          9.12. Nelson's failure to  comply with the
terms of  this Section          9.12 shall constitute an Event of
Default under Section 12.03.

                           ARTICLE X.

                       SCHEDULE AMENDMENTS

        In the event notice is provided by Nelson pursuant to the terms of Article IX ("Notice of Change"), any
information          contained  in a  Notice  of Change  shall
become  a  part of  the          Schedule  relating  to such
information  only  upon the  written          approval  of the
Required Lenders as evidenced by an amendment to          this
Agreement.

                           ARTICLE XI.

                        NEGATIVE COVENANTS

        So  long  as any  Revolving  Loan  Commitment remains  in
        effect  hereunder  or  any  Revolving Credit  Note  shall
remain          unpaid, Nelson will not and will not permit any
Subsidiary to:

        Section 11.01. Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, other than:

        (a)   Indebtedness  evidenced  by  the  Revolving  Credit
        Notes;

        (b)   Indebtedness  outstanding on  the  date  hereof  or
        pursuant to lines of credit in  effect on the date
hereof, all as          described   on  Schedule  11.01(b)
attached  hereto  (excluding          Refinanced Indebtedness);

        (c)  purchase money Indebtedness acceptable to  Agent and
        Lenders  not   to  exceed  an  aggregate   amount  of
$1,000,000          outstanding at any one time;

        (d)   unsecured    current   liabilities    (other   than
        liabilities  for  borrowed  money  or  liabilities
evidenced  by          promissory notes,  bonds or similar
instruments)  incurred in the          ordinary  course of
business and  either (i) not  more than sixty          (60)  days
past due, or (ii) being disputed in good faith by appropriate proceedings with reserves for such disputed liability maintained in conformity with GAAP;

        (e)  Subordinated Debt not to exceed $55,000,000;

        (f)  Indebtedness   owed  to   Agent  by   Nelson,  which
        Indebtedness is  evidenced by  an Amended and  Restated
Revolving          Credit  Promissory Note  in the  principal
amount  of $10,000,000          substantially  in  the form
attached  hereto as  Exhibit  E (the          "SunTrust Ten
Million Dollar Revolving Credit Facility");

        (i)  Senior Debt;

        (j)  Gibson Debt, subject to the terms of Section 9.11;

        (k) Other Indebtedness not to exceed $1,000,000 at any one time outstanding.

        Section 11.02. Liens. Create,  incur, assume or suffer to
        exist any  Lien on  any of  its property  now owned  or
hereafter          acquired to secure any Indebtedness other
than:

        (a)  any Lien required under this Agreement;

        (b)   Liens  existing  on  the date  hereof  disclosed on
        Schedule    11.02    (excluding    Liens   securing
Refinanced          Indebtedness);

        (c) any Liens securing purchase money Indebtedness described in Section 11.01(c);

        (d) Liens for taxes not yet due (and in the case of Liens on real property in Tennessee, not then
delinquent),  and          Liens  for  taxes  that are  being
contested  in  good faith  by          appropriate  proceedings
and  with  respect  to  which  adequate          reserves are
being maintained;

        (e) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens
imposed  by          law  created in the ordinary  course of
business  for amounts not          yet due or that  are being
contested in good faith by appropriate          proceedings and
with respect to which adequate reserves are being maintained;

        (f)  Liens  incurred  or deposits  made  in  the ordinary
        course  of  business  in connection  with  workers'
compensation,          unemployment  insurance and other types of
social security, or to          secure the performance of
tenders, statutory obligations, surety          and appeal bonds,
bids, leases, government contracts, performance          and
return-of-money   bonds   and  other   similar   obligations
   (exclusive of obligations for the payment of borrowed money);
and

        (g)  Liens    (other    than    those     permitted    by
        Section 11.02(a)  through  Section  11.02(f)  encumbering
assets          having  an  Asset  Value  not  greater  than
$1,000,000  in  the          aggregate at any one time.

        Section 11.03. Mergers, Acquisitions, Sales, Etc. Merge or consolidate with any other Person, or sell, lease or
otherwise          dispose  of its  accounts,  property or  other
assets  (including          capital stock  of Subsidiaries), or
purchase,  lease or otherwise          acquire  all or any
substantial portion of the property or assets          (including
capital stock) of  any Person; provided, however, that
the foregoing restrictions on asset sales shall not be applicable to  (a)  sales of  equipment  or  other personal
property  being          replaced by other equipment  or other
personal property purchased          as  a  capital  expenditure
item,  (b)  other  sales  of  assets          (including stock of
Subsidiaries)  in an aggregate amount not  to          exceed ten
percent (10%) of Consolidated Net Worth computed as of
March  31, 1996  subject  to  Section  2.06,  and  (c)  sales  of inventory in  the ordinary course of  business; provided
further,          that the  foregoing restrictions  on mergers
shall  not apply  to          mergers  between  Subsidiaries  or
Nelson  provided  that   upon          consummation  of  such
merger,  Nelson  is  in  compliance  with          Section 9.08
and is  the surviving  corporation of  such merger;
provided,  however,  that  no  transaction  pursuant  to  Section
        11.03(a)  or  Section  11.03(b) or  the  second  proviso
in this          Section  11.03  shall be  permitted if  any
Default or  Event of          Default otherwise exists at the
time of such transaction or would          otherwise exist as a
result of such transaction.

        Section 11.04. Dividends, Etc. Declare or pay any dividend on its capital stock, or make any payment to
purchase,          redeem, retire or acquire any of its
Subordinated Debt or capital          stock  or any  option,
warrant,  or other  right to  acquire such          Subordinated
Debt or capital stock, other than:

        (a)  dividends payable solely in shares of capital stock;

        (b)  cash dividends declared and paid, and all other such
                     payments made, after March  31, 1995 in an
aggregate                       amount  at any  time not  to
exceed  the sum  of (i)                       $5,000,000,   plus
(ii)  fifty   percent  (50%)  of
Consolidated   Net  Income  (or  minus  one  hundred
        percent  (100%)  of  Consolidated Net  Loss)  earned
                during Nelson's 1995 fiscal year and thereafter
on a                       cumulative basis  (such period to be
treated as one                       accounting period);

        (c)  redemption of Subordinated Debt upon the exercise of
                     conversion rights contained in the
Indenture; and

        (d)  payment  of  Subordinated Debt  at  maturity as  set
                     forth in the Indenture,

provided,  however,  no such  dividend  or other  payment  may be declared or paid pursuant to Section 11.04(b) unless (A)
the full          amount of  any mandatory  prepayment required
by  Article II  has          been  made, and (B) no Default or
Event of Default exists at the time of such  declaration or
payment, or would  exist as a result          of such declaration
or payment.

        Section 11.05. Investments,  Loans, Etc. Make,  permit or
        hold  any Investments in any Person, or otherwise acquire
or hold          any Subsidiaries, other than:

        (a) Investments in (i) Subsidiaries that are Guarantors under this Agreement, whether such Subsidiaries are
Guarantors on          the Closing Date or become Guarantors in
accordance with  Section          9.10 after the Closing Date and
(ii) Subsidiaries that are listed          on  Part B of Schedule
VIII; provided, however,  nothing in this          Section 11.05
shall be deemed to authorize an investment pursuant          to
this  Section  11.05(a)  in  any  entity that  is  not  (A)  a
     Subsidiary and a Guarantor or (B)  a Subsidiary that is
listed on          Part B of Schedule VIII prior to such
investment;

        (b) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United
States or          any agency thereof, in each case  supported by
the full faith and          credit of the United States and
maturing within one year from the          date of creation
thereof;

        (c)   commercial paper maturing within  one year from the
        date  of creation  thereof  rated  in  the  highest
grade  by  a          nationally recognized credit rating agency;

        (d) time deposits maturing within one (1) year from the date of creation thereof with, including certificates of
deposit          issued by, any office located in the United
States of any bank or          trust  company that  is organized
under the  laws of  the United          States  or  any  state
thereof  and  has  capital,  surplus  and          undivided
profits aggregating at least $500,000,000, including without limitation, any such deposits in eurodollars issued by a foreign branch of any such bank or trust company;

        (e) those loans or extensions of credit made by any Consolidated Company to another Consolidated Company; and

        (f)   Investments   (other   than   those  permitted   by
        Section 11.05(a) through Section 11.05(e)) in an
aggregate amount          not to exceed $10,000,000.

        Section 11.06. Sale and Leaseback Transactions. Sell or transfer any property, real or personal, whether now
owned or          hereafter acquired, and thereafter rent or
lease such property or          other property that any
Consolidated Company intends to use  for          substantially
the same purpose or  purposes as the property being          sold
or transferred.

        Section 11.07. Transactions with Affiliates. Enter into any material transaction or series of related transactions with any  Affiliate of  any  Consolidated Company
(but excluding  any          Affiliate  that is  also a
Consolidated Company), other  than on          terms  and
conditions  substantially   as  favorable   to  such
Consolidated Company  as would  be obtained by  such Consolidated
        Company at the time in a comparable arm's-length
transaction with          a Person other than an Affiliate.

        Section   11.08.   Optional   Prepayments.  Directly   or
        indirectly,   prepay,  purchase,   redeem,  retire,
defease  or          otherwise  acquire or make any optional
payment on account of any          principal of,  interest on, or
premium payable in connection with          the optional
prepayment, redemption or retirement of, any of its Indebtedness, or give a notice of redemption with respect to any such Indebtedness,  or  make  any  payment in  violation
of  the          subordination provisions  of any  Subordinated
Debt,  except with          respect  to  (a) the  Obligations
under this  Agreement  and the          Revolving Credit Notes,
(b) those loans or  extensions of credit          made by any
Consolidated Company to another Consolidated Company,
(c)  the  Indebtedness  more  particularly described  in  Section
        11.01(f),  and  (d)  redemption  of Subordinated  Debt
upon  the          exercise  of  conversion  rights  contained
in   the  Indenture;          provided, however,  that no
prepayment pursuant to  this Section          11.08  shall  be
permitted if any Default or Event of Default otherwise exists at the time of such prepayment or would otherwise exist as a result of such prepayment.

        Section 11.09. Changes in Business. Enter into any business that is substantially different from that
presently          conducted by the Consolidated  Companies taken
as a whole  (which          includes the  publishing,
distribution and sale  of bibles, music          and  other
books and periodicals, the manufacture, sale and distribution of gift products, and the design and production of
        multi-media   programming,   including   television   and
 radio          production   and  broadcasting),   except  where
the  aggregate          Investment  made  and  other  funds
expended  or  committed  with          respect to  such business
does not exceed  $2,500,000; provided,          however,  that
any  Investment  permitted by  this Section  11.09          shall
be included in the calculation of Investments as set forth in Section 11.05(f).

        Section 11.10. ERISA. Take or fail to take any action with respect to any Plan or any Consolidated Company
or,  with          respect to its ERISA  Affiliates, any Plans
which are  subject to          Title IV of ERISA or to
continuation health care requirements for          group  health
plans  under   the  Tax  Code,  including  without
limitation (a) establishing any such Plan, (b) amending any  such
        Plan (except where required  to comply with applicable
law),  (c)          terminating or withdrawing  from any such
Plan,  or (d) incurring          an amount of unfunded benefit
liabilities,  as defined in Section          4001(a)(18) of
ERISA, or any withdrawal liability under  Title IV          of
ERISA with respect  to any such Plan, without  first obtaining the written approval of the Required Lenders, where such actions or failures could reasonably be expected to have a
Materially          Adverse Effect.

        Section 11.11. Additional Negative Pledges. Create or otherwise cause or suffer to exist or become effective,
directly          or  indirectly, any prohibition or restriction
on the creation or          existence of any Lien upon any asset
of any Consolidated Company,          other than pursuant  to (a)
Section 11.02,  (b) the terms  of any          agreement,
instrument or other document pursuant to which any Indebtedness, permitted by Section 11.01(c) is incurred by any
        Consolidated Company, so long  as such prohibition or
restriction          applies  only to  the property  or asset
being financed  by such          Indebtedness and (c)  any
requirement  of applicable  law or  any          regulatory
authority  having  jurisdiction   over  any  of  the
Consolidated Companies.

        Section   11.12.   Limitation  on   Payment  Restrictions
        Affecting  Consolidated Companies.  Create or otherwise
cause or          suffer to exist or become effective any
consensual encumbrance or          restriction on the ability of
any Consolidated Company to (a) pay          dividends or  make
any  other distributions on  such Consolidated          Company's
stock, (b) pay  any indebtedness owed to Nelson  or any
other  Consolidated Company, or (c) transfer  any of its property or assets to Nelson or any other Consolidated Company,
except any          consensual encumbrance or  restriction
existing under  the Credit          Documents.

        Section 11.13. Actions Under Certain Documents. Without the prior written consent of the Agent (which consent
shall not          be unreasonably  withheld), modify, amend,
cancel  or rescind any          agreements  or documents
evidencing  or  governing  Subordinated          Debt, except
that current interest accrued thereon as of the date          of
this Agreement and  all interest subsequently accruing thereon
     (whether or not  paid currently) may be paid  unless a
Default or          Event of Default has occurred and is
continuing.

        Section 11.14. Schedule VIII Subsidiaries. Notwithstanding any other provision set forth in this
Agreement,          as  long  as any  Revolving  Loan  Commitment
remains  in  effect          hereunder  or  any Revolving  Credit
Note  shall remain  unpaid,          permit  any Subsidiary
listed  on Schedule VIII  to receive  any          proceeds of
the Revolving Loans, either directly or indirectly.

                           ARTICLE XII.

                        EVENTS OF DEFAULT

        Upon the occurrence and during the continuance of any of the following specified events (each an "Event of
Default"):

        Section 12.01. Payments. Nelson shall fail to make promptly when due (including, without limitation, by mandatory prepayment) any  principal payment with respect  to the
Revolving          Loans, or Nelson shall fail  to make within
three (3)  days after          the due date thereof any payment
of interest, fee or other amount          payable hereunder;

        Section 12.02. Covenants Without Notice. Nelson shall fail to observe or perform any covenant or agreement
contained in          Section  9.07(e), Section  9.08,  Section
11.01 through  Section          11.06,  Section 11.08,  Section
11.09  and Section  11.11 through          Section 11.13;

        Section 12.03. Other Covenants. Nelson shall fail to observe or perform any covenant or agreement contained
in  this          Agreement,  other than  those  referred to  in
Section  12.01 and          Section  12.02, and, if  capable of
being  remedied, such failure          shall remain unremedied
for thirty (30) days after the earlier of          (a) Nelson's
obtaining knowledge thereof, or (b) written notice thereof shall have been given to Nelson by Agent or any Lender;


        Section 12.04. Representations. Any representation or warranty made or deemed to be made by Nelson or any
other Credit          Party or by any of its officers under this
Agreement or any other          Credit Document  (including the
Schedules  attached thereto),  or          any certificate or
other  document submitted to the Agent  or the          Lenders
by any such Person pursuant to the terms of this Agreement or any other Credit Document, shall be incorrect in any material respect when made or deemed to be made or submitted;

        Section 12.05. Non-Payments of Other Indebtedness. Any Consolidated Company shall fail to make when due
(whether  at          stated  maturity, by  acceleration, on
demand or  otherwise, and          after  giving effect to any
applicable  grace period) any payment          of  principal,
interest   or  any  other  amount  owed   on  any
Indebtedness (other than the Obligations) exceeding $1,000,000 in the aggregate;

        Section 12.06. Defaults Under Other Agreements. Any Consolidated Company shall fail to observe or perform
within any          applicable grace period any  covenants or
agreements contained in          any agreements or instruments
relating to any of its Indebtedness          (other  than  the
Obligations)   exceeding  $1,000,000  in   the
aggregate, or any  other event shall occur if the  effect of such failure or other event is to accelerate,  or to permit
the holder          of  such Indebtedness  or  any other  Person
to accelerate,  the          maturity of such Indebtedness, or
any such  Indebtedness shall be          required  to  be prepaid
(other  than by  a  regularly scheduled          required
prepayment) in whole or in part prior to its stated maturity;

        Section   12.07.   Bankruptcy.   Nelson  or   any   other
        Consolidated Company  shall commence a  voluntary case
concerning          itself  under the  Bankruptcy Code;  or an
involuntary  case for bankruptcy is commenced against  any
Consolidated Company and the          petition  is not
controverted within  ten (10)  days, or  is not
dismissed within sixty (60) days, after commencement of the case;
        or a custodian (as  defined in the Bankruptcy Code)  is
appointed          for, or  takes  charge of,  all or  any
substantial  part of  the          property of any Consolidated
Company; or any Consolidated Company          commences
proceedings of its own  bankruptcy or to  be granted a
suspension  of  payments  or   any  other  proceeding  under  any
        reorganization,  arrangement,  adjustment  of  debt,
relief  of          debtors, dissolution, insolvency or
liquidation or similar law of          any jurisdiction, whether
now or hereafter in effect, relating to          any
Consolidated  Company  or  there is  commenced  against  any
   Consolidated Company any such proceeding that remains
undismissed          for  a period of sixty (60) days;  or any
Consolidated Company is          adjudicated  insolvent or
bankrupt; or  any  order of  relief or          other  order
approving any such case or proceeding is entered; or          any
Consolidated Company suffers any appointment of any custodian or  the like for  it or any  substantial part of  its
property to          continue undischarged  or unstayed  for  a
period  of sixty  (60)          days; or  any Consolidated
Company makes a general assignment for          the benefit of
creditors; or  any Consolidated Company shall fail          to
pay,  or shall state  that it is  unable to  pay, or shall  be unable  to pay, its  debts generally as  they become due;
or any          Consolidated Company shall call a meeting of its
creditors with a          view  to arranging a composition  or
adjustment of  its debts; or          any  Consolidated  Company
shall  by any  act  or failure  to act          indicate  its
consent to, approval  of or acquiescence  in any of          the
foregoing;   or  any  corporate  action  is   taken  by  any
   Consolidated Company  for the  purpose of  effecting  any of
the          foregoing;

        Section 12.08. ERISA. A Plan of a Consolidated Company or
        a  Plan  subject  to  Title  IV of  ERISA  of  any  of
its ERISA          Affiliates

          (a)    shall fail  to be funded in  accordance with the
             minimum  funding standard  required  by applicable
law, the               terms of such Plan, Section  412 of the
Tax Code or  Section               302 of  ERISA for any plan
year or a waiver of such standard               is  sought  or
granted with respect to such Plan under applicable law, the terms of such Plan or Section 412 of the
        Tax Code or Section 303 of ERISA; or

          (b)    is terminated, or is the subject of  termination
             proceedings under applicable law or the terms  of
such Plan;               or

          (c)    shall require a Consolidated Company  to provide
             security  under  applicable law,  the  terms  of
such  Plan,               Section 412 of the Tax Code or Section
306 or 307 of ERISA;

and any such  failure, waiver, termination  or other event  shall result in a liability of a  Consolidated Company to the
PBGC or a          Plan that would have a Materially Adverse
Effect.

     Section  12.09. Money Judgment. A judgment  or order for the
        payment   of  money  in  excess  of  $1,000,000  (for
which  the          Consolidated  Company  is  not  insured) or
otherwise  having  a          Materially  Adverse   Effect  shall
 be  rendered   against  any          Consolidated Company  and
such  judgment or order  shall continue          unsatisfied (in
the case of a money judgment) and in effect for a          period
of thirty (30) days during which execution shall not be effectively stayed or deferred (whether by action of a court, by agreement or otherwise);

     Section 12.10. Change in Control of Nelson. (a) Any "person" or "group" (within the meaning of Sections 13(d) and
14(d)(2) of          the Exchange  Act), other than Sam Moore  or
his estate, heirs or          beneficiaries, shall become the
"beneficial owner(s)" (as defined          in said Rule 13d-3) of
more than twenty five percent (25%) of the          shares of the
outstanding common stock of Nelson entitled to vote          for
members of Nelson's  board of directors, or (b) any  event or condition shall occur or exist that, pursuant to the terms of
any          Change in Control Provision, requires or permits the
holder(s) of          Indebtedness  of any  Consolidated Company
to require  that such          Indebtedness  be  redeemed,
repurchased,  defeased,  prepaid  or          repaid, in whole or
in part, or the maturity of such Indebtedness          to be
accelerated in any respect;

        Section 12.11.  Default Under Other Credit  Documents.
There       shall exist or occur any "Event of Default" as
provided under the          terms of any other Credit Document,
or any Credit Document ceases          to be in full force and
effect  or the validity or enforceability          thereof is
disaffirmed by or  on behalf of  Nelson or  any other
Credit Party, or at any time it is or becomes unlawful for Nelson or  any  other  Credit  Party  to  perform  or  comply
with  its          obligations  under any  Credit  Document, or
the obligations  of          Nelson  or any other Credit  Party
under any  Credit Document are          not or cease to be legal,
valid and binding on Nelson or any such          Credit Party;

        Section 12.12.  Attachments. An attachment or similar
action       shall  be  made on  or taken  against any  of  the
assets  of any          Consolidated Company with an  Asset Value
exceeding $1,000,000 in          aggregate and is not removed,
suspended or enjoined within thirty          (30) days of the
same being made or any suspension or  injunction          being
lifted;

then, and  in any such event,  and at any time  thereafter if any
        Event of Default  shall then  be continuing, the  Agent
may,  and          upon the written or telex request of the
Required Lenders, shall,          by written  notice to Nelson,
take any or  all of the  following          actions, without
prejudice to the rights of the Agent, any Lender or the holder of
any Revolving Credit Note to enforce its  claims          against
Nelson or any other Credit Party: (a) declare the Total Commitments terminated, whereupon the pro rata Total Commitments of each Lender shall terminate immediately and any
commitment fee          shall  forthwith become due and payable
without any other notice          of any kind;  and (b) declare
the principal of  and any  accrued          interest on the
Revolving Loans, and all other Obligations owing
hereunder, to be, whereupon the  same shall become, forthwith due and payable without presentment,  demand, protest or
other notice          of any kind, all of which are  hereby
waived by Nelson; provided,          that, if an  Event of
Default specified in  Section 12.07  shall          occur,  the
result which would  occur upon the  giving of written
notice by  the Agent to any Credit Party, as specified in clauses
        (a) and  (b) of this  Section, shall occur  automatically
without          the giving of any such notice.

        Section 12.13.  Schedule VIII Subsidiaries. Nelson  may
cure       an Event of Default caused by a breach of Section 9.12
or Section          11.14 as provided in  this Section 12.13.
Nelson may  execute and          deliver,  and  cause  to be
executed  and  delivered  a Guaranty          Agreement from each
Subsidiary  causing a violation under Section          9.12  or
Section 11.14,  as  applicable,  together with  related
documents  of the  kind  described in  Article IV as  Agent shall require,  all in form and substance satisfactory to the
Agent and          the  Required  Lenders, whereupon  such
Subsidiary causing  such          violation shall be deemed
removed from Schedule VIII.

        Section  12.14.  Adjustment  to  Pro Rata  Share.  Upon
the       occurrence  of any Event of  Default, the Pro  Rata
Share of each          Lender shall  be amended to  the amount
designated  opposite such          Lender's  name below in the
following chart in order to recognize          the outstanding
indebtedness evidenced  by (a) the  SunTrust Ten          Million
Dollar Revolving Credit Facility, (b) the SunTrust Letter
of  Credit Facility,  and (c)  the National  City  Bank, Kentucky
        (formerly known as  First National Bank of  Louisville)
Letter of          Credit Facility:

     SunTrust Bank, Nashville,
           N. A. (formerly known
           as Third National Bank
           in Nashville):          SunTrust  Adjusted  Pro  Rata
                                   Share as of the occurrence of
                                   such Event of Default.

     National City Bank, Kentucky
           (formerly known as
           First National Bank
           of Louisville):         National  City Bank,  Kentucky
                                   (formerly   known   as
                                   First  National  Bank of
                                   Louisville)  Adjusted Pro Rata
                                   Share  as of the  occurrence of
                                   such Event  of Default.

     First American National Bank: First  American National  Bank
                                   Adjusted Pro Rata
                                   Share  as of the occurrence of
                                   such Event of  Default.

     NationsBank of Texas, N.A.:   NationsBank  of   Texas,  N.A.
                                   Adjusted Pro Rata
                                   Share  as of the
                                   occurrence of  such Event
                                   of Default.

     Creditanstalt - Bankverein:   Creditanstalt   -   Bankverein
                                   Adjusted Pro Rata
                                   Share  as of the
                                   occurrence of  such Event
                                   of Default.

                          ARTICLE XIII.

                            THE AGENT

        Section 13.01. Appointment of Agent. Each Lender hereby designates SunTrust as Agent to administer all matters
concerning          the Revolving Loans and  to act as herein
specified.  Each Lender          hereby irrevocably  authorizes,
and each holder  of any Revolving          Credit Note by the
acceptance of a Revolving Credit Note shall be          deemed
irrevocably to  authorize, the Agent to take  such actions
 on its behalf under  the provisions of this Agreement,  the
other          Credit  Documents  and  all  other  instruments
and   agreements          referred to herein or therein, and to
exercise such powers and to          perform such duties
hereunder  and thereunder as are specifically          delegated
to or  required of  the Agent by  the terms hereof  and
thereof  and  such  other  powers as  are  reasonably  incidental thereto. The Agent may perform any of its  duties
hereunder by or          through its agents or employees.



        Section 13.02. Authorization of Agent with Respect to the Security Documents. (a) Each Lender hereby
authorizes the          Agent  to enter into each of the
Security Documents, and to take          all action  contemplated
thereby.  All rights and  remedies under          the  Security
Documents  may be  exercised by  the Agent  for the
benefit  of the Agent and the Lenders and the other beneficiaries thereof upon the  terms thereof. The  Lenders further
agree  that          the Agent may  assign its rights and
obligations under any of the          Security  Documents to  any
Affiliate of  the  Agent or  to  any          trustee, if
necessary or  appropriate under applicable law, which
assignee  in each such case shall (subject to compliance with any requirements of  applicable law governing the  assignment
of such          Security  Documents) be entitled to  all the
rights  of the Agent          under and with respect to the
applicable Security Document.

         (b) In each circumstance where, under any provision of any Security Document, the Agent shall have the right to
grant or          withhold any consent, exercise any remedy, make
any determination          or direct any action  by the Agent
under such  Security Document,          the  Agent  shall act  in
respect  of  such consent,  exercise of          remedies,
determination or action,  as the case may be,  with the
consent  of  and  at  the  direction  of  the  Required  Lenders;
        provided,  however, that no such consent  of the Required
Lenders          shall be required  with respect to any consent,
determination or          other  matter  that  is,  in  the
Agent's  reasonable  judgment,          ministerial  or
administrative in  nature. In  each circumstance          where
any consent of or  direction from the  Required Lenders is
 required,  the Agent shall send  to the Lenders  a notice
setting          forth  a description  in reasonable  detail of
the matter  as to          which consent or direction is
requested and the Agent's proposed          course of action
with respect  thereto. In the  event the  Agent          shall
not have received a  response from any  Lender within five
 (5) Business  Days after  such Lender's receipt  of such
notice,          such  Lender shall  be deemed  to  have agreed
to the  course of          action proposed by the Agent.

        Section 13.03. Nature of Duties of Agent. The Agent shall have no duties or responsibilities except those
expressly          set  forth in this Agreement and the other
Credit Documents. None          of  the  Agent nor  any  of its
respective  officers, directors,          employees  or  agents
shall  be liable  for  any action  taken or          omitted by
it as such hereunder or in connection herewith, unless
caused by its  or their gross  negligence or willful  misconduct.
        The duties of  the Agent shall be  ministerial and
administrative          in nature; the Agent shall not have by
reason of this Agreement a          fiduciary relationship  in
respect of any Lender;  and nothing in          this Agreement,
express or implied, is intended to or shall be so
construed  as to impose upon the Agent any obligations in respect of  this  Agreement  or  the  other Credit  Documents
except  as          expressly set forth herein.

        Section 13.04. Lack of Reliance on the Agent. (a) Independently and without reliance upon the Agent, each
Lender,          to the extent it  deems appropriate, has made
and  shall continue          to make (i)  its own independent
investigation of the  financial          condition and  affairs
of the  Credit Parties in  connection with          the  taking
or not taking  of any action  in connection herewith,
and  (ii) its own appraisal of the creditworthiness of the Credit
        Parties, and, except as expressly provided in this
Agreement, the          Agent shall have no duty  or
responsibility, either initially  or          on a continuing
basis,  to provide any Lender with any  credit or          other
information  with respect thereto, whether  coming into its
  possession before the  making of  the Revolving Loans  or at
any          time or times thereafter.

         (b) The Agent shall not be responsible to any Lender for
        any   recitals,   statements,  information,
representations  or          warranties  herein  or  in  any
document,  certificate  or  other          writing delivered  in
connection  herewith or for  the execution,
effectiveness,     genuineness,     validity,     enforceability,
        collectibility, priority  or sufficiency  of this
Agreement,  the          Revolving Credit Notes, the Guaranty
Agreement, the Gibson Pledge          Agreement,  the  Word
Pledge  Agreement  or  any other  documents          contemplated
hereby or thereby, or the financial condition of the
Credit Parties,  or be  required to make  any inquiry  concerning either  the  performance or  observance  of  any  of  the
terms,          provisions or conditions of  this Agreement, the
Revolving Credit          Notes, the  Guaranty Agreement, the
Gibson  Pledge Agreement, the          Word Pledge Agreement or
the other documents contemplated hereby          or thereby, or
the  financial condition of the Credit  Parties or          the
existence or possible existence  of any Default  or Event of
   Default; provided, however, to the extent that the Agent has
been          advised  that a Lender has not  received any
information formally          delivered  to the Agent pursuant to
Section 9.07, the Agent shall          deliver or cause to be
delivered such information to such Lender.

        Section 13.05. Certain Rights of the Agent. If the Agent shall request instructions from the Required Lenders with
respect          to  any action  or  actions (including  the
failure to  act)  in         connection with  this Agreement, the
Agent shall be  entitled to          refrain  from such act or
taking such act,  unless and until the          Agent shall have
received instructions from the Required Lenders;          and the
Agent  shall not incur liability to any  Person by reason
of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as
a result          of  the  Agent  acting  or refraining  from
acting  hereunder in          accordance with the instructions of
the Required Lenders.

        Section 13.06. Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in
relying, upon          any  note, writing,  resolution, notice,
statement, certificate,          telex,  teletype or  telecopier
message, cable  gram, radiogram,          order or other
documentary, teletransmission or telephone message believed by it
to be genuine and correct and to have been signed,          sent
or made  by the proper  Person. The Agent  may consult with
  legal  counsel   (including  counsel   for  any   Credit
Party),          independent public  accountants and other
experts  selected by it          and shall  not be liable  for
any action  taken or omitted  to be          taken by it in good
faith in accordance with the advice  of such          counsel,
accountants or experts.

        Section 13.07. Indemnification of Agent. To the extent the Agent is not reimbursed and indemnified by
the Credit          Parties,  each Lender  will  reimburse and
indemnify the  Agent,          ratably  according to  the
respective amounts  of the  Revolving          Loans outstanding
under all Revolving Loan  Commitments (or if no          amounts
are outstanding, ratably in accordance with the Total Commitments), in either case, for and against any and all liabilities,  obligations,  losses, damages,  penalties,
actions,          judgments,  suits, costs,  expenses (including
counsel fees  and          disbursements) or disbursements of
any kind or nature whatsoever          that may be imposed on,
incurred by or asserted against the Agent          in performing
its  duties hereunder,  in any way  relating to  or
arising  out of  this Agreement  or the  other Credit  Documents;
        provided that  no Lender shall  be liable  to the  Agent
for  any          portion  of  such   liabilities,  obligations,
losses,  damages,          penalties,   actions,  judgments,
suits,  costs,   expenses  or          disbursements  resulting
from the  Agent's  gross negligence  or          willful
misconduct; provided further, that  a Lender shall not be
liable to the Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions,
judgments,          suits,  costs,  expenses  or  disbursements
resulting  from  the          Agent's negligence,  if such
Lender shall  have given  the Agent          timely  written
notice of the Lender's objections to the act or omission constituting negligence on the Agent's part.

        Section 13.08. The Agent in its Individual Capacity. With respect to its obligation to lend under this
Agreement, the          Revolving  Loans made by it and the
Revolving Credit Notes issued          to it, the Agent shall
have  the same rights and powers hereunder          as any other
Lender or holder  of a Revolving Credit Note and may
exercise the same as though it were not performing the  duties of
        Agent  specified  herein;  and  the  terms  "Lenders,"
"Required          Lenders,"  "holders of  Revolving Credit
Notes," or  any similar          terms shall,  unless  the
context  clearly  otherwise  indicates,          include  the
Agent in  its  individual capacity.  The  Agent may
accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other
business with          the Consolidated  Companies or any
Affiliate  of the Consolidated          Companies  as if  it
were not  performing  the duties  specified          herein as
Agent, and may accept fees and other consideration from
the Consolidated  Companies for services in  connection with this
        Agreement and otherwise without having to account for the
same to          the Lenders.

        Section 13.09. Holders of Revolving Credit Notes. The Agent may deem and treat the payee of any Revolving
Credit Note          as  the owner thereof for all purposes
hereof unless and until a          written notice of the
assignment or transfer thereof  shall have          been filed
with the  Agent. Any request, authority or  consent of
any Person who, at the time of making such request or giving such authority  or consent, is the holder of any Revolving
Credit Note          shall  be  conclusive  and  binding  on  any
subsequent  holder,          transferee  or assignee of such
Revolving Credit Note  or of any          Revolving  Credit  Note
or  Revolving  Credit  Notes  issued  in          exchange
therefor.

        Section 13.10. Successor Agent. (a) The Agent may resign at any time by giving written notice thereof to the
Lenders and          Nelson and  may be removed at  any time with
or  without cause by          the Required Lenders; provided,
however, the Agent may not resign          or  be removed  until
a  successor Agent  has been  appointed and          shall have
accepted such appointment. Upon  any such resignation          or
removal, the Required Lenders shall have the right to appoint a successor  Agent subject to Nelson's prior written
approval. If          no successor Agent shall  have been so
appointed by  the Required          Lenders, and shall have
accepted such appointment, within thirty          (30)  days
after  the  retiring  Agent's  giving  of  notice  of
resignation  or the  Required  Lenders' removal  of the  retiring
        Agent, then the  retiring Agent  may, on behalf  of the
Lenders,          appoint  a  successor Agent  subject  to
Nelson's prior  written          approval, which shall be a  bank
that maintains an office in  the          United States, or a
commercial bank organized under the  laws of          the  United
States  of America  or  any  State  thereof, or  any
Affiliate  of such bank, having a combined capital and surplus of at least  $100,000,000. If at any  time SunTrust is
removed  as a          Lender   pursuant    to   Section
14.06(g),    SunTrust   shall          simultaneously resign as
Agent.

         (b) Upon the acceptance of any appointment as the Agent hereunder by a successor Agent, such successor
Agent  shall          thereupon  succeed  to and  become  vested
with  all  the rights,          powers, privileges  and duties
of the  retiring  Agent, and  the          retiring  Agent
shall  be   discharged  from  its   duties  and
obligations  under  this Agreement.  After  any  retiring Agent's resignation or removal hereunder as Agent, the provisions
of this          Article XIII shall  inure to its benefit as to
any actions taken          or omitted  to be taken  by it while
it  was an Agent  under this          Agreement.

                           ARTICLE XIV.

                          MISCELLANEOUS

        Section 14.01. Notices. All notices, requests and other communications to any party hereunder shall be in
writing          (including bank wire, telex, telecopy or similar
teletransmission or writing)  and shall be given  to such party
at  its address or          applicable  teletransmission  number
set  forth  opposite  such          party's name on the signature
pages hereof, or such other address          or applicable
teletransmission number as such party may hereafter
specify  by notice  to the  Agent and  Nelson. Each  such notice, request or other communication shall be effective (a) if
given by          telex,  when  such telex  is  transmitted  to
the  telex  number          specified in this Section 14.01 and
the appropriate answerback is          received, (b) if given by
mail, seventy-two (72) hours after such          communication is
deposited in the mails with first class  postage
prepaid, addressed as aforesaid,  (c) if given by telecopy,  when such telecopy is transmitted to  the telecopy number
specified in          this Section 14.01 and  the appropriate
confirmation is received,          or   (d)  if  given  by  any
other  means  (including,  without          limitation,  by air
courier),  when delivered or  received at the          address
specified in this Section 14.01; provided that notices to the Agent shall not be effective until received.

        Section 14.02. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the other Credit
Documents,          nor consent to any departure by any Credit
Party therefrom, shall          in any event be effective unless
the same shall be in writing and          signed by the Required
Lenders, and then such waiver  or consent          shall  be
effective  only in  the specific  instance and  for the
specific  purpose for  which given;  provided that  no amendment, waiver or consent shall, unless in  writing and signed by
all the          Lenders do any of the following: (a) waive  any
of the conditions          specified  in Section 4.01 or  Section
4.02 or  amend either such          Section  or, for the purposes
of such Sections, the definition of          any term contained
in, or  otherwise material to, either Section,          (b)
increase any  of the Total  Commitments or other  contractual obligations  to  Nelson  under  this  Agreement,  (c) reduce
the          principal of, or interest  on, the Revolving Credit
Notes  or any          fees  hereunder, (d) postpone any  date
fixed for  the payment in          respect of  principal of,  or
interest  on, the  Revolving Credit          Notes or any fees
hereunder, (e) change the percentage of any of          the Total
Commitments or of the aggregate unpaid principal amount
of  the  Revolving Credit  Notes, or  the  number or  identity of
        Lenders that  shall be required for the Lenders or any of
them to          take  any action hereunder, (f)  agree to
release  (i) any of the          outstanding common stock of
Gibson (except pursuant to  the terms          of the Gibson
Pledge Agreement)  from the Lien  of the  Security
Documents to the extent securing the Obligations, (ii) any of the outstanding common  stock of Word,  Incorporated (except
pursuant          to the terms of the  Word Pledge Agreement)
from the Lien  of the          Security  Documents to  the extent
securing the  Obligations, or          (iii)  any  Guarantor from
its  obligations  under any  Guaranty          Agreement, (g)
modify the  definition of "Required  Lenders," or          (h)
modify this Section  14.02. Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing  and
signed          by the Agent in  addition to the Lenders required
hereinabove to take such action, affect the rights or duties of
the Agent  under          this Agreement or under any other
Credit Document.

        Section  14.03.  No  Waiver;   Remedies  Cumulative.   No
        failure or  delay on  the part  of the Agent,  any Lender
or any          holder  of a  Revolving Credit  Note in
exercising any  right or          remedy  hereunder  or under
any  other Credit  Document,  and no          course of dealing
between any  Credit Party and  the Agent,  any          Lender or
the holder  of any Revolving Credit Note  shall operate
as a waiver thereof, nor shall any  single or partial exercise of any  right or remedy hereunder or under any other Credit
Document          preclude any other or further exercise thereof
or the exercise of          any other right or remedy hereunder
or thereunder. The rights and          remedies  herein
expressly  provided  are  cumulative   and  not
exclusive of any rights or remedies that the Agent, any Lender or the  holder of any Revolving Credit Note would otherwise
have. No          notice to or demand on any Credit Party not
required hereunder or          under any other  Credit Document
in any case  shall entitle  any          Credit Party to  any
other or further notice or demand in similar          or  other
circumstances or constitute  a waiver of  the rights of
the Agent, the Lenders or the holder of any Revolving Credit Note to  any  other or  further  action in  any  circumstances
without          notice or demand.

        Section 14.04. Payment of Expenses, Etc. Nelson shall:

        (a)  whether or not the transactions hereby contemplated
are       consummated, pay all reasonable, out-of-pocket costs
and expenses          of the Agent  in the  administration (both
before  and after  the          execution  hereof  and  including
reasonable  expenses  actually          incurred  relating  to
advice  of counsel  as  to the  rights and          duties of the
Agent and the Lenders with respect thereto) of, and          in
connection  with the  preparation, execution and  delivery of, preservation  of  rights  under,  enforcement of,  and,
after  a          Default  or  Event  of  Default,  refinancing,
renegotiation  or          restructuring of,  this Agreement and
the  other Credit Documents          and the documents  and
instruments referred  to therein, and  any          amendment,
waiver or consent relating thereto (including, without
limitation,   the   reasonable   fees   actually   incurred   and
        disbursements  of  counsel for  the Agent),  and  in the
case of          enforcement of  this Agreement or  any Credit
Document after  an          Event of  Default, all  such
reasonable, out-of-pocket  costs and          expenses
(including, without  limitation,  the  reasonable  fees
actually incurred and  disbursements of counsel), for  any of the
        Lenders; provided,  however,  that in  no event  shall
Nelson  be          obligated  to  pay  any  attorneys'  fees
and  related  expenses          incurred by any Lender  other
than Agent prior to  the occurrence          of an Event of
Default;

        (b)  subject,  in   the  case  of  certain   Taxes,  to
the       applicable  provisions of Section  3.07(b), pay and
hold each of          the Lenders harmless  from and  against any
and  all present  and future stamp,  documentary, and other
similar  Taxes with respect          to  this Agreement,  the
Revolving Credit  Notes  and any  other          Credit
Documents, any collateral described therein, or any payments due thereunder, and save each Lender harmless from and against any and all liabilities with respect to or
resulting from          any delay or omission to pay such Taxes;
and

        (c)  indemnify  the   Agent  and  each  Lender,   and
their       respective  officers,  directors, employees,
representatives and          agents from, and hold each of them
harmless against, any and all          costs,  losses,
liabilities, claims, damages or expenses incurred          by any
of them (whether or not  any of them is designated a party
 thereto) (an "Indemnitee")  arising out  of or by  reason of
any          investigation, litigation  or  other proceeding
related  to  any          actual or  proposed use of the
proceeds of any of  the Revolving          Loans or any Credit
Party's entering into and performing  of the          Agreement,
the  Revolving  Credit  Notes  or  the  other  Credit
Documents, including,  without  limitation, the  reasonable  fees actually  incurred  and  disbursements  of  counsel
incurred  in          connection  with any  such  investigation,
litigation  or  other          proceeding; provided,  however,
Nelson shall not  be obligated to          indemnify  any
Indemnitee for any of the foregoing arising out of          such
Indemnitee's gross negligence or willful misconduct;

        (d)  without   limiting   the  indemnities   set   forth
in       Section 14.04(c),  indemnify  each  Indemnitee  for any
and  all          expenses  and  costs  (including  without
limitation,  remedial,          removal, response, abatement,
cleanup, investigative, closure and          monitoring   costs),
losses,   claims   (including  claims   for          contribution
or indemnity and including the cost of investigating          or
defending  any  claim  and  whether  or  not  such  claim  is ultimately defeated, and whether  such claim arose before,
during          or after  any Credit Party's ownership,
operation, possession or          control  of its business,
property or facilities or before, on or          after  the  date
hereof,  and  including  also any  amounts  paid
incidental to any compromise or  settlement by the Indemnitee  or
        Indemnitees  to  the  holders   of  any  such  claim),
lawsuits,          liabilities,    obligations,     actions,
judgments,    suits,          disbursements,  encumbrances,
liens, damages  (including without          limitation damages
for  contamination or  destruction of  natural
resources), penalties and fines of any kind or  nature whatsoever
        (including without  limitation in  all cases the
reasonable fees          actually incurred, other charges  and
disbursements of counsel in          connection  therewith)
incurred,  suffered  or sustained  by that          Indemnitee
based upon, arising under or relating to Environmental
Laws based on, arising out of or relating to in whole or in part, the  existence or  exercise  of any  rights  or remedies
by  any          Indemnitee under this Agreement, any other
Credit Document or any          related documents.

If  and to the extent  that the obligations  of Nelson under this
        Section  14.04 are  unenforceable for  any reason,
Nelson hereby agrees  to make  the  maximum  contribution  to the
payment  and          satisfaction  of  such  obligations  that
is  permissible  under          applicable law.

        Section  14.05. Right of Setoff.  In addition to  and not
in       limitation  of  all rights  of offset  that  any Lender
or other          holder  of a Revolving Credit Note may have
under applicable law,          each Lender or  other holder  of a
Revolving  Credit Note  shall,          upon the  occurrence of
any Event  of Default and whether  or not          such Lender or
such holder  has made  any demand  or any  Credit
Party's obligations  are matured,  have the right  to appropriate and  apply  to the  payment  of  any Credit  Party's
obligations          hereunder  and  under the  other  Credit
Documents  owed  to such          Lender or other holder  of a
Revolving Credit Note,  all deposits          of  any  Credit
Party  (general  or  special,  time  or  demand,
provisional or  final)  then  or thereafter  held  by  and  other
        Indebtedness or property then or  thereafter owing by
such Lender          or  other holder to any  Credit Party,
whether  or not related to          this Agreement  or any
transaction hereunder. Each  Lender shall          promptly
notify Nelson of any offset hereunder.

        Section  14.06. Benefit  of  Agreement.  (a) This
Agreement       shall  be  binding upon  and  inure  to  the
benefit  of  and  be          enforceable  by  the respective
successors  and  assigns of  the          parties  hereto,
provided that Nelson  may not assign or transfer          any of
its interest hereunder without the prior written consent of the Lenders.

        (b)  Any Lender may make,  carry or transfer Revolving
Loans       at, to or  for the account of,  any of its branch
offices or the          office of an Affiliate of such Lender.

        (c)  Each  Lender  may  assign  all  or  a  portion  of
its       interests, rights and obligations under this Agreement
(including          all  or  a  portion  of any  of  its  Total
Commitments and  the          Revolving Loans at the  time owing
to it and the Revolving Credit          Notes held by  it) to any
Eligible Assignee; provided,  however,          that  (i)  the
Agent  and Nelson  must  give their  prior written
consent  to   such  assignment   (which  consent  shall   not  be
        unreasonably withheld) unless such  assignment is to an
Affiliate          of  the assigning  Lender, (ii)  the amount
of any of  the Total          Commitments of  the assigning
Lender subject to  each assignment          (determined as  of
the  date the  assignment and acceptance  with          respect
to such assignment  is delivered to the Agent)  shall not
be  less  than $5,000,000,  and (iii)  the  parties to  each such assignment shall  execute and deliver to the  Agent an
Assignment          and  Acceptance,  together  with   a
Revolving  Credit  Note  or          Revolving  Credit Notes
subject to  such assignment  and, unless          such assignment
is to  an Affiliate of such Lender,  a processing          and
recordation fee of  $2,500 payable to Agent by  such Eligible
    Assignee. Nelson shall not be responsible for such processing
and          recordation fee or any  costs or expenses incurred
by any Lender or the Agent in connection with such assignment. From and after the effective date specified in each
Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, the assignee thereunder shall be a party hereto and to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement. Notwithstanding the foregoing, the assigning Lender must retain after the consummation of such Assignment and Acceptance, a minimum aggregate amount of Total Commitments of $10,000,000; provided, however, no such minimum amount shall be required with respect to any such assignment made at any time there exists an Event of Default hereunder. Within five (5) Business Days after receipt of the notice and the Assignment and Acceptance, Nelson, at its own expense, shall execute and deliver to the Agent, in exchange for the surrendered
  Revolving Credit Note  or Revolving Credit Notes, a new
Revolving          Credit  Note or  Revolving  Credit Notes  to
the order  of  such          assignee in  a  principal amount
equal to  the applicable  Total          Commitments  assumed  by
it  pursuant  to  such  Assignment  and          Acceptance  and
new  Revolving  Credit Note  or Revolving  Credit          Notes
to the assigning Lender in the amount of its retained Total
  Commitments. Such  new Revolving Credit Note  or Revolving
Credit          Notes shall be dated the date of the surrendered
Revolving Credit          Note or  Revolving  Credit Notes  that
they replace,  and  shall          otherwise  be  in
substantially  the forms  of  the  appropriate          Revolving
Credit Notes described herein.

        (d)   Each Lender may, without the consent of Nelson or
the       Agent, sell participations to one or more banks or
other entities          in all or a portion of its post-
assignment rights and obligations          under this Agreement
(including all  or a portion  of its  Total          Commitments
in the Revolving Loans owing to it and the Revolving
Credit Notes held by  it), provided, however, that (i)  no Lender may  sell  a participation  in  its  aggregate Total
Commitments          (after giving  effect to any  permitted
assignment hereof)  in an          amount in excess of  fifty
percent (50%) of such  aggregate Total          Commitments and
any such Lender must retain after consummation of          the
sale  of such  participation a  minimum  aggregate amount  of
    Total Commitments  of $10,000,000,  provided,  however, sales
of          participations  to  an  Affiliate of  such  Lender
shall not  be          included  in   such  calculations;
provided,  however,  no  such          limitation  shall be
applicable to any such participation sold at          any  time
there exists an  Event of Default  hereunder, (ii) such
Lender's obligations under this Agreement shall remain unchanged,
        (iii)  such Lender shall  remain solely responsible  to
the other          parties hereto for the performance of such
obligations, (iv)  the          participating bank or other
entity shall not be entitled  to the          benefit  (except
through  its  selling  Lender)   of  the  cost
protection provisions contained in Article III of this Agreement, and (v) Nelson and the Agent and other Lenders shall
continue to          deal solely and directly with each Lender in
connection with such          Lender's  rights and  obligations
under this  Agreement and  the other  Credit Documents,  and such
Lender  shall retain  the sole          right  to  enforce  the
obligations  of  Nelson  relating  to the          Revolving
Loans and  to approve  any amendment,  modification or
waiver of any provisions of this Agreement. Any Lender selling a participation hereunder shall provide prompt written
notice  to          Nelson of the name of such participant.

        (e)  Any Lender  or participant may, in  connection with
the       assignment   or   participation   or   proposed
assignment   or          participation, pursuant to this Section
14.06(e), disclose to the          assignee or  participant or
proposed assignee  or participant any          information
relating  to   Nelson  or  the  other   Consolidated
Companies furnished to such Lender  by or on behalf of  Nelson or any other Consolidated Company. With respect to any
disclosure of          confidential, non-public, proprietary
information,  such proposed          assignee  or participant
shall agree  to use the information only          for the
purpose of  making any  necessary credit  judgments with
respect  to the  Revolving Loan  Commitments and  not to  use the
        information  in  any  manner  prohibited by  any  law,
including          without limitation, the securities laws of the
United States. The          proposed participant or assignee
shall  agree not to disclose any          of such information
except  (i) to directors, employees, auditors          or counsel
to whom it is necessary to show such information, each
of  whom  shall be  informed of  the  confidential nature  of the information, (ii)  in any  statement or  testimony
pursuant to  a          subpoena or order by any court,
governmental body or other agency          asserting jurisdiction
over such entity, or as otherwise required          by law
(provided  prior notice is  given to Nelson and  the Agent
 unless otherwise prohibited by  the subpoena, order or law),
and          (iii)  upon the  request or  demand of  any
regulatory  agency or          authority with  proper
jurisdiction. The proposed  participant or          assignee
shall  further agree to  return all  documents or  other
written material and copies thereof received from any Lender, the
        Agent or Nelson relating  to such confidential
information unless          otherwise properly disposed of by
such entity.

        (f)  Any Lender may at any time assign all or any portion
of       its  rights in  this  Agreement and  the  Revolving
Credit  Notes          issued to it  to a Federal  Reserve Bank;
provided  that no  such          assignment shall release the
Lender from any of  its obligations          hereunder.

        (g)  If (i) any  Taxes referred to  in Section 3.07(b)
have        been  levied  or  imposed  so   as  to  require
withholdings  or          deductions by Nelson and payment by
Nelson  of additional amounts          to  any Lender  as a
result  thereof, (ii) any  Lender shall make          demand  for
payment  of   any  material  additional  amounts  as
compensation for increased costs pursuant  to Section 3.10 or for its reduced rate of return pursuant to Section 3.16, or
(iii) any          Lender  shall decline to consent  to a
modification  or waiver of          the terms  of  this
Agreement  or  the  other  Credit  Documents          requested
by Nelson, then and in such event, upon request from Nelson delivered to such Lender and the Agent, such Lender shall assign, in  accordance with the  provisions of  Section 14.06(c), all  of its rights and  obligations under this  Agreement
and the          other Credit Documents to another Lender  or an
Eligible Assignee          selected  by Nelson,  in
consideration for  the payment  by such          assignee to the
Lender of the principal of, and interest  on, the
outstanding  Revolving   Loans  accrued  to  the   date  of  such
        assignment, and the assumption  of such Lender's Total
Commitment          hereunder,  together with any and all other
amounts owing to such          Lender under any provisions of
this Agreement or the other Credit          Documents accrued to
the date of such assignment.

        Section  14.07. Governing  Law; Submission  to
Jurisdiction.       (a)  THIS AGREEMENT AND THE RIGHTS AND
OBLIGATIONS OF THE PARTIES          HEREUNDER AND UNDER THE
REVOLVING CREDIT NOTES SHALL BE CONSTRUED          IN ACCORDANCE
WITH  AND BE  GOVERNED BY THE  LAW (WITHOUT  GIVING
EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF
        TENNESSEE.
        (b)  ANY  LEGAL ACTION  OR PROCEEDING  WITH RESPECT  TO
THIS       AGREEMENT,  THE  REVOLVING  CREDIT  NOTES  OR  ANY
OTHER  CREDIT          DOCUMENT  MAY  BE BROUGHT  IN  THE
CHANCERY  COURTS  FOR DAVIDSON          COUNTY,  TENNESSEE  OR
IN  THE  FEDERAL  COURTS  FOR THE  MIDDLE          DISTRICT OF
TENNESSEE, AND,  BY EXECUTION AND  DELIVERY OF  THIS
AGREEMENT, NELSON HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS
        PROPERTY, GENERALLY AND UNCONDITIONALLY, THE
JURISDICTION OF THE          AFORESAID  COURTS. THE  PARTIES
HERETO  HEREBY  IRREVOCABLY WAIVE          TRIAL  BY   JURY,  AND
NELSON  HEREBY   IRREVOCABLY  WAIVES  ANY          OBJECTION,
INCLUDING,  WITHOUT LIMITATION,  ANY OBJECTION  TO THE
LAYING OF VENUE  OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS,
        WHICH IT  MAY NOW OR HEREAFTER  HAVE TO THE BRINGING  OF
ANY SUCH          ACTION OR PROCEEDING IN SUCH RESPECTIVE
JURISDICTIONS.

        (c)  NELSON IRREVOCABLY CONSENTS TO  THE SERVICE OF
PROCESS       OF  ANY  OF  THE AFOREMENTIONED  COURTS  IN  ANY
SUCH ACTION  OR          PROCEEDING BY  THE  MAILING OF  COPIES
THEREOF  BY REGISTERED  OR          CERTIFIED MAIL,  POSTAGE
PREPAID, TO NELSON AT  ITS SAID ADDRESS,          SUCH SERVICE
TO BECOME  EFFECTIVE THIRTY  (30)  DAYS AFTER  SUCH
MAILING.

        (d)  Nothing herein shall affect the right of the Agent,
any       Lender, any holder of a Revolving Credit Note or any
Credit Party          to  serve  process in  any other  manner
permitted  by law  or to          commence legal proceedings or
otherwise proceed against Nelson in          any other
jurisdiction.

        Section 14.08. Independent  Nature of  Lenders, Rights.
The       amounts payable at  any time hereunder to each Lender
shall be a          separate and independent debt, and each
Lender shall be entitled          to  protect and enforce its
rights pursuant to this Agreement and          its Revolving
Credit Notes, and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

        Section  14.09. Counterparts. This Agreement may be
executed       in any number of counterparts and by the different
parties hereto          on  separate counterparts,  each of
which  when so  executed and          delivered shall be an
original, but all of which  shall together          constitute
one and the same instrument.

        Section 14.10. Effectiveness; Survival. (a)  This
Agreement       shall become  effective on the  date on which all
of the parties          hereto shall have  executed a  copy
hereof (whether  the same  or          different  copies) and
shall have delivered the same to the Agent          pursuant to
Section 14.01 or, in the case of the Lenders, shall have given to the Agent written or telex notice (actually received) that the same has been executed and mailed to them.

        (b)  The  obligations  of  Nelson  under   Section
3.07(b),       Section 3.10, Section 3.12, Section 3.16 and
Section 14.04  shall          survive the payment in  full of the
Revolving Credit  Notes after          the Final Maturity Date.
All representations and warranties made          herein, in the
certificates, reports, notices and other documents
delivered pursuant to this  Agreement shall survive the execution and delivery of  this Agreement, the other Credit
Documents, and          such other agreements  and documents, the
making of the Revolving          Loans hereunder, and the
execution  and delivery of the Revolving          Credit Notes.

        Section  14.11. Severability.  In case  any provision  in
or       obligation  under this  Agreement or  the other  Credit
Documents          shall  be invalid, illegal or unenforceable,
in whole or in part,          in any jurisdiction, the validity,
legality and enforceability of          the  remaining provisions
or obligations, or of such provision or          obligation in
any other jurisdiction, shall not in any way be affected or impaired thereby.

        Section  14.12. Independence  of  Covenants.  All
covenants       hereunder  shall  be  given  independent  effect
so  that  if  a          particular  action or condition is  not
permitted by  any of such          covenants,  the fact that it
would be permitted  by an exception          to,  or be otherwise
within the  limitation of, another covenant,          shall  not
avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

        Section 14.13. Change in  Accounting Principles, Fiscal
Year       or Tax Laws. If  (a) any preparation of the  financial
statements          referred  to   in  Section  9.07  hereafter
occasioned  by  the          promulgation  of rules, regulations,
pronouncements and opinions          by or required by the
Financial Accounting Standards Board or the          American
Institute of Certified Public Accountants (or successors
thereto or  agencies with similar functions)  (other than changes mandated by FASB-106) result  in a material change in
the method of calculation  of financial covenants, standards  or
terms found          in this Agreement,  (b) there  is any change
in Nelson's  fiscal          quarter or  fiscal year,  or (c)
there is  a material change  in          federal tax laws that
materially affects  any of the Consolidated          Companies'
ability  to  comply  with  the  financial  covenants,
standards  or  terms found  in  this  Agreement,  Nelson and  the
        Required Lenders  agree to  enter into  negotiations in
order  to          amend such  provisions so  as to  equitably
reflect  such changes          with the desired result  that the
criteria for evaluating  any of          the Consolidated
Companies' financial condition shall be the same          after
such changes as if such  changes had not been made. Unless
 and until such provisions have been so amended, the provisions
of          this Agreement shall govern.

        Section  14.14. Headings Descriptive;  Entire Agreement.
The       headings  of  the  several   Sections  and  subsections
of  this          Agreement  are inserted for convenience only
and shall not in any          way affect the meaning  or
construction of any provision  of this          Agreement. This
Agreement, the  other Credit Documents,  and the
agreements and documents required to be delivered pursuant to the terms of this Agreement constitute the entire agreement
among the          parties hereto  and thereto regarding the
subject matters hereof          and thereof  and supersede all
prior agreements, representations          and understandings
related to such subject matters.

        Section  14.15.  Interest.  The  parties to  this
Agreement       intend to conform strictly to applicable usury
laws as presently          in  effect. Accordingly, if  the
transactions contemplated hereby          would be usurious under
applicable law (including the laws of the          United  States
of America and  the State of  Tennessee), then, in          that
event,  notwithstanding anything  to  the  contrary in  any
  Credit Document  or agreement executed  in connection with  or
as          security  for  any of  the  Revolving  Credit  Notes,
Nelson  and          Lenders agree as follows:  (a) the aggregate
of all consideration          that   constitutes  interest  under
 applicable  law   which  is          contracted  for, charged or
received under any  of the Revolving          Credit Notes, this
Agreement or any of the other Credit Documents          or
agreements, or  otherwise  in connection  with the  Revolving
    Credit  Notes, shall  under no  circumstances exceed  the
maximum          lawful  rate  of interest  permitted by
applicable law,  and any          excess shall be credited on the
applicable Revolving Credit Notes          by  the holder thereof
(or,  if the Revolving  Credit Notes shall          have been
paid in full, refunded to Nelson); and (b) in the event
that  the  maturity  of any  of  the  Revolving  Credit Notes  is accelerated by reason of an election of the holder
resulting from          any Event of Default under this Agreement
or otherwise, or in the          event  of  any  required   or
permitted  prepayment,  then  such          consideration that
constitutes interest  may never include  more          than the
maximum amount of interest  permitted by applicable law,
and  excess interest, if any, for  which this Agreement provides, or  otherwise, shall be cancelled automatically as of the
date of          such acceleration or prepayment and, if
previously paid, shall be credited  on the  applicable Revolving
Credit  Notes (or,  if the          Revolving  Credit Notes shall
have been paid in full, refunded to          Nelson).



        IN  WITNESS WHEREOF,  the  parties hereto  have caused
this       Agreement  to  be  duly  executed  and  delivered  in
Nashville,          Tennessee,  by their duly authorized
officers as of  the day and          year first above written.

Address for Notices:            THOMAS NELSON, INC.


P.O. Box 141000
Nashville, Tennessee 37214      By:  /s/ Joe L. Powers
Attention: Joe L. Powers,
Executive Vice                  Title:  Executive Vice President
President and Chief
Financial Officer










Address for Notices:            SUNTRUST  BANK, NASHVILLE,  N. A.
                                (formerly known as Third National
                                Bank in Nashville), As Agent


P.O. Box 305110
Nashville, TN 37230-5110        By:    /s/ J. Fred Turner
Attention: Fred Turner
                                Title: First Vice President


Telecopy No.: 615-748-5161


Payment Office:

P.O. Box 305110
Nashville, TN 37230-5110
Attention: Fred Turner




Address for Notices:            SUNTRUST  BANK, NASHVILLE,  N. A.
                                (formerly known as Third National
                                Bank in Nashville)

P.O. Box 305110
Nashville, TN 37230-5110        By:   /s/ J. Fred Turner
Attention: Fred Turner
                                Title: First Vice President
Telecopy No.: 615-748-5161

Payment Office:

P.O. Box 305110
Nashville, TN 37230-5110
Attention: Fred Turner

REVOLVING LOAN COMMITMENT:  $45,500,000

PRO RATA SHARE OF REVOLVING
   LOAN COMMITMENTS:        26%



Address for Notices:            NATIONAL   CITY   BANK,  KENTUCKY
                                (formerly known as First National
                                Bank of Louisville)

101 South Fifth St.
7th Floor                       By:   /s/ Cheryl Mennen
Louisville, KY 40202
Attention: Cheryl L. Mennen     Title:  Assistant Vice President

Telecopy No.: 502-581-5122

Payment Office:

101 South Fifth St.
7th Floor
Louisville, KY 40202
Attention: Cheryl L. Mennen

REVOLVING LOAN COMMITMENT:  $29,750,000

PRO RATA SHARE OF REVOLVING
   LOAN COMMITMENTS:        17%

Address for Notices:            FIRST AMERICAN NATIONAL BANK

National Division
Nashville, TN 37237-0310        By:   /s/ Scott M. Bane
Attention: Scott M. Bane
           Vice President       Title:  Senior Vice President

Telex No.: 6823023

Telephone No.: 615-736-6206
Telecopy No.: 615-748-2485

Payment Office:

327 Union Street
Nashville, TN 37237-0310
Attention: Fernisa Joy
           Commercial Loan Operations

Telephone No.: 615-736-6747

Telecopy No.: 615-748-2184

REVOLVING LOAN COMMITMENT:  $35,000,000

PRO RATA SHARE OF REVOLVING
   LOAN COMMITMENTS:        20%

Address for Notices:            NATIONSBANK OF TEXAS, N.A.

901 Main Street, 64th Floor
Dallas, TX 75283                By:  /s/ Jay S. Tweed

or                              Title:  Vice President

P.O. Box 831000
Dallas, TX 75283

Attention: Gregory Meador

Telex No.: 6829317
Answerback: NationsBK DAL

Telecopy No.: 214-508-0944

Payment Office:

901 Main Street, 64th Floor
Dallas, TX 75283

or

P.O. Box 831000
Dallas, TX 75283

Attention: Gregory Meador

REVOLVING LOAN COMMITMENT:  $35,000,000

PRO RATA SHARE OF REVOLVING
   LOAN COMMITMENTS:        20%

Address for Notices:            CREDITANSTALT - BANKVEREIN

245 Park Avenue, 27th Floor
New York, New York  10167-0096
Attention: Donato R. Giuseppi   By:   /s/ Robert Biringer

Telecopy No.: 212/856-1234      Title:  Senior Vice President

With a copy to:                 By:   /s/ Joseph R. Longosz

Two Ravinia Drive               Title:  Vice President
Suite 1680
Atlanta, Georgia 30346
Attention:  Joseph P. Longosz

Telecopy No.: 404/390-1851

Payment Office:

245 Park Avenue, 27th Floor
New York, NY 10167-0096
Attention: Sophie Ziegler

Telephone No.:  212/856-1000

Telecopy No.:   212/856-1234

REVOLVING LOAN COMMITMENT:  $29,750,000

PRO RATA SHARE OF REVOLVING
   LOAN COMMITMENTS:        17%

                            EXHIBIT A

                FORM OF ASSIGNMENT AND ACCEPTANCE

    Reference is made to that certain Amended and Restated Credit
        Agreement  dated  as of  December 13,  1995  (as may  be
amended,          modified  or  supplemented  to   the  date
hereof,  the  "Credit          Agreement"), among  THOMAS NELSON,
INC. as  borrower ("Nelson"),          the lenders listed on  the
signature pages thereof (collectively,          the  "Lenders"),
and  SUNTRUST BANK,  NASHVILLE, N.  A. (formerly          known
as  Third  National Bank  in  Nashville)  as  Agent. Terms
 defined in the  Credit Agreement  are used herein  with the
same          meanings.

    1.   Assignor (as identified  below) hereby sells and
assigns         to  Assignee  (as  identified  below),  without
recourse against          Assignor,  and   Assignee  hereby
purchases  and   assumes  from          Assignor, without
recourse against  Assignor, effective as of the
Effective  Date (as  identified  below) the  interests set  forth below  (collectively,  the  "Assigned Interest"),  in
Assignor's          rights and  obligations  under the  Credit
Agreement,  including          without limitation, the below
specified Revolving Loan Commitment          of Assignor  on  the
Effective  Date, and  the  below  specified          Revolving
Loans  owing to  Assignor that are  outstanding on  the
Effective  Date, together  with  unpaid interest  accrued on  the assigned Revolving  Loans to the  Effective Date, and
the amount          (if any)  set  forth below  of the  fees
referred  to in  Section          3.05(b) of the Credit Agreement
accrued to the Effective Date for          the account of
Assignor.  From and after the Effective  Date, (a)
Assignee shall  be a party to  and be bound by  the provisions of the Credit Agreement, and to the extent of the Assigned
Interest,          have  the rights and obligations of a Lender
thereunder and under          the  Credit Documents (except  for
any such  obligations that are          due and payable on,  or
that become  due and payable before,  the          Effective
Date), and  (b) Assignor  shall, to the  extent of  the
Assigned  Interest and otherwise to  the extent set  forth in the foregoing clause (a), relinquish its rights and be
released  from          its  obligations  under  the  Credit
Agreement  and  the  Credit          Documents.

    2.   Each  of  the  Assignor  and   the  Assignee
represents,         warrants  and agrees  to  and with  the other
and  the Agent  as          follows:  (a)  Assignor   warrants
that  it  is  the  legal  and          beneficial owner of the
Assigned Interest free and clear  of any          adverse claim
and  that its  Revolving Loan  Commitment and  the
outstanding balances  of its Revolving Loans  under the Revolving
        Loan  Commitment,   in  each  case,  without   giving
effect  to          assignments thereof which  have not become
effective,  are as set          forth  below, (b) except  as set
forth in  (a), Assignor makes no          representation  or
warranty  and assumes  no responsibility  with          respect
to any statements,  warranties or representations made in
or in connection with the Credit Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other Credit
Document or any          instrument  or  documents  furnished
pursuant  thereto,  or  the          financial  condition of
Nelson or  any other Credit  Party or the          performance
or  observance by  any Credit  Party  of any  of its
obligations  under  the  Credit   Documents;  (c)  the   Assignee
        represents and warrants  that it is  legally authorized
to  enter          into this  Assignment and Acceptance; (d)
Assignee confirms that          it  has received a copy  of the
Credit  Agreement, such financial          statements and  other
documents and information as  it has deemed          appropriate
to make its own credit analysis and decision to enter
into this Assignment and Acceptance;  (e) Assignee agrees that it will  perform  its  obligations  as  a Lender  under  the
Credit          Documents  as required  by  the terms  thereof;
and  (f) Assignee          appoints and authorizes the  Agent to
take such actions  as agent          on  its behalf  and  to
exercise  such  powers under  the  Credit          Agreement  and
the other Credit Documents as are delegated to the          Agent
by the terms  of the Credit Agreement and  the other Credit
  Documents, together with such powers as are reasonably
incidental          thereto.

    3.   This Assignment and Acceptance is being delivered to
the         Agent, together  with (a)  the Revolving Credit
Notes evidencing          the  Revolving Loans included in the
Assigned Interest, and (b) a          copy  of this Assignment
and Acceptance after it is duly executed          by each of the
Assignee and the Assignor.

    4.   This Assignment and  Acceptance shall be governed by
and         construed  in accordance with the laws of the State
of Tennessee,          without regard to the conflict of laws
principles thereof.


Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's  Address (Including  Telex and  Telecopy Numbers)  for
        Notices:


Assignee's Lending Office:


Effective  Date of  Assignment (may  not be  fewer than  five (5)
        Business Days after the date of the Assignment and Acceptance):


                                                  Percentage of
                        Principal Amount          Facility
Facility                      Assigned               Assigned   -
-------                   ----------------       -------------
Revolving
Loan Facility             $                       %

     Immediately  after  giving  effect to  this  Assignment  and
        Acceptance:

          (a)  The  aggregate   amount  of  the   Revolving  Loan
             Commitment of Assignor is                .

The terms set forth herein are
hereby agreed to by
                        , as Assignor.


By:
    Name:
    Title:
    As Assignor

The terms set forth herein are
hereby agreed to by
                        , as Assignee.


By:
    Name:
    Title:
    As Assignee


CONSENTED TO:

SUNTRUST BANK, NASHVILLE, N. A.
(formerly known as Third
National Bank in Nashville),
as Agent


By:
    Name:
    Title:


THOMAS NELSON, INC.


By:
    Name:
    Title:

                           EXHIBIT B

                      FORM OF ESCROW LETTER


                                                  [Date]

Thomas Nelson, Inc.

---------------------------
---------------------------

Attention:

Ladies and Gentlemen:

     Reference  is  made to  that  certain  Amended and  Restated
        Credit  Agreement dated  as of December  13, 1995  (as it
may be          amended  and/or   restated  from   time  to
time,   the  "Credit          Agreement") by and among Thomas
Nelson, Inc. ("Nelson"), SunTrust          Bank,  Nashville, N.
A. (formerly known as Third National Bank in          Nashville)
as  Agent  (the  "Escrow Agent"),  and  each  of  the
financial  institutions listed  on the  signature pages  thereto, together  with their  successors  and assigns
(collectively, the          "Lenders"). All capitalized terms
used herein without definition          shall have the  meanings
assigned  to those terms  in the  Credit          Agreement.

     By signing in the space provided below, each of Nelson and the Escrow Agent agree as follows:

     1. Nelson hereby establishes with Escrow Agent an account (Account No. _________) (the "Escrow Account") at its
office in          _____________________ and  hereby transfers
to the  Escrow Agent          the  sole and exclusive dominion
over and control  of the Escrow          Account and all property
from time to time deposited therein.

     2.   The  Escrow  Agent  hereby  acknowledges  receipt  from
        Nelson   of   $________________   (the  "Delivered
Funds")   in          immediately available funds in the Escrow
Account, which delivery          is made pursuant to the
requirements of the Credit Agreement.

     3. The Delivered Funds shall be deemed to be mandatory prepayments under the Credit Agreement for purposes of
ownership          and to have been relinquished forever by
Nelson. The Escrow Agent          shall hold the Delivered Funds
for the account of Lenders pending          release  pursuant to
Paragraph 4 and the Delivered Funds shall be          subject to
a lien in favor of the Escrow Agent for the benefit of
the Lenders. The  Escrow Agent shall invest  the Delivered Funds;
        provided,  however, the  Escrow  Agent may  invest the
Delivered          Funds only in investments  described in
Section 11.05(b), Section          11.05(c)  and Section 11.05(d)
of the Credit  Agreement or other          deposits with any
Lender  ("Permitted Investments"). All earnings on the  Delivered
Funds (the "Investment Earnings")  shall be for          the
account  of Nelson. The Escrow  Agent shall not  be liable to
    Nelson for any loss suffered in connection with any
investment of          funds made by it in accordance with this
letter agreement.

     4. On the earliest date following the date hereof on which an Interest Period with respect to a LIBOR Advance
pursuant to          the  relevant Revolving  Loan Commitment
ends, the  Escrow Agent          shall release the Delivered
Funds or relevant  portion thereof to          the Escrow  Agent
or the Lender, as  appropriate, for application          to the
prepayment of the relevant Revolving Loan Commitment in accordance with the terms thereof. If after such application the full amount of  the required  prepayment has not  been
made,  the          Escrow  Agent shall hold the remaining
Delivered Funds until the          next  occurring ending
date(s) for  Interest Period(s)  on LIBOR          Advances under
the relevant Revolving Loan  Commitment, on which
date(s) the  Escrow Agent shall similarly  release such remaining
        Delivered Funds for application as aforesaid. Such
application by          the  Escrow Agent  shall continue  until
the  full amount  of the          required prepayment  has been
made,  at which time  all remaining          Investment  Earnings
 shall   be  distributed   to  Nelson   for          application
as Nelson may determine.

     5. Nelson agrees to indemnify the Escrow Agent, and its officers, directors, employees and agents, in connection
with any          actions taken  or omitted to  be taken by  it
in its  capacity as          Escrow Agent under this letter
agreement, to the same extent that          each  Lender  is
indemnified  pursuant  to Section  14.04  of the          Credit
Agreement. The provisions of this Paragraph 5 shall survive the termination of this letter agreement.

     6. In order to induce the Escrow Agent to act hereunder, Nelson agrees that:

         (a) The duties  and obligations of the  Escrow Agent are
            those herein  specifically provided and no  other.
The Escrow              Agent shall not have any liability under,
nor duty to inquire              into,  the   terms  and
provisions  of  any   agreement  or              instrument,
other  than this letter agreement  and the Credit
Agreement. Escrow Agent's  duties are  ministerial in  nature and the Escrow Agent shall not incur any liability
whatsoever              other  than   for  its   own  willful
misconduct   or  gross              negligence.

         (b) The Escrow  Agent shall not incur  any liability for
            following  the instructions  herein  contained  or
expressly              provided for  in written  instructions
given  by  all of  the              parties hereto.

         (c) The Escrow Agent shall not have any responsibility for the genuineness or validity of any document
or other              material presented to  or deposited with
Escrow Agent nor any     liability  for  any  action  taken,
suffered  or  omitted  in              accordance  with  any
written instructions  or  certificates              given to
Escrow Agent hereunder and believed by Escrow Agent to be signed by the proper party or parties.

         (d) The Escrow Agent may consult with counsel of its choice, including in-house counsel, and shall not
be liable              for  any action taken, suffered or omitted
by Escrow Agent in              accordance  with  the  advice  of
such  counsel;   provided,              however,  that the Escrow
Agent  shall be liable  for its own              gross negligence
or wilful misconduct.

         (e) If the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive
instructions,              claims or  demands  from  any  party
hereto  which,  in  its              opinion,  conflict with any
of  the provisions of this letter              agreement,  Escrow
Agent  shall be  entitled to  refrain from              taking
any action and its  sole obligation shall  be to keep
all  property  held in  escrow  until Escrow  Agent  shall be directed  otherwise in  writing by  all of the  other
parties              hereto  and the  Required  Lenders or  by  a
final  order  or              judgment of a court of competent
jurisdiction.

         (f) The Escrow Agent shall  not be required to institute
            legal  proceedings of any kind  and shall not  be
required to              initiate  or  defend  any   legal
proceedings  that  may  be              instituted  against it in
respect of  the subject  matter of              this letter
agreement. If the Escrow Agent does elect to act,
Escrow  Agent will do so only to the extent that Escrow Agent is  indemnified  to its  satisfaction  against  the cost
and              expense of such defense or initiation.

         (g) The  Escrow   Agent  shall  not  be   bound  by  any
            modification,    amendment,    termination,
cancellation,              rescission  or supersession of  this
letter  agreement unless              the same shall be in
writing and signed by all of  the other              parties
hereto  and  the  Required Lenders  and,  if  Escrow
Agent's rights,  duties, immunities or indemnities  as Escrow
        Agent are  affected thereby,  unless Escrow Agent  shall
have              given its prior written consent thereto.

         (h) This letter  agreement  sets forth  exclusively  the
            duties  of the  Escrow  Agent with  respect  to any
and  all              matters pertinent hereto and no implied
duties or obligations              shall be read into this
letter agreement against the  Escrow              Agent.

    7.   The Escrow Agent shall have all rights and remedies
with          respect  to  the  Delivered  Funds  of   a  secured
party  under          applicable law.


    8.   THIS LETTER AGREEMENT SHALL  BE GOVERNED BY, AND SHALL
BE         CONSTRUED  AND ENFORCED IN ACCORDANCE WITH, THE LAWS
OF THE STATE          OF TENNESSEE.

    9.   This letter  agreement may  be executed  and accepted
in         any number of  counterparts, each of which
counterparts,  when so          executed and delivered, shall be
deemed to be an original and all          of which  counterparts,
taken together, shall  constitute but one          and the same
agreement.

                                Very truly yours,

                                ESCROW AGENT

                                SUNTRUST  BANK, NASHVILLE,  N.A.
                              (formerly known as Third National
                             Bank in Nashville)


                                By:_____________________________


                                Name:___________________________


                                Title:__________________________

AGREED TO THIS ____ DAY
OF __________________, 19__:

THOMAS NELSON, INC.


By:_____________________________

Name:___________________________

Title:__________________________

                           Exhibit C

                    Document evidencing the
           name change from International Cassette Corp.
                       to TNI Cassette Corp.





                            Exhibit D

               Document evidencing the name change
           From Word (UK) Limited to Nelson Word Limited

    See  Exhibit A to the Secretary's Certificate for Nelson Word
 Limited  required by  Section 4.01  of the  Amended  and
Restated         Credit Agreement to which this Exhibit D is
attached.





                            EXHIBIT E

                           Evidence of
      SunTrust Ten Million Dollar Revolving Credit Facility

                       AMENDED AND RESTATED
                         REVOLVING CREDIT
                         PROMISSORY NOTE

Nashville, Tennessee                               $10,000,000.00
November 30, 1992
Amended November 30, 1993
Amended May 17, 1994
Amended May 24, 1995
Amended and restated
December 13, 1995 to
be effective as of
July 25, 1995

    WHEREAS, THOMAS  NELSON, INC.,  a Tennessee corporation  (the
        "Borrower"), executed a certain Revolving Credit
Promissory Note          in the original  principal amount  of up
to $5,000,000.00  dated          November  30, 1992  and payable
to the  order of  SunTrust Bank,          Nashville,  N.  A.
(formerly  known  as  Third  National Bank  in
Nashville) ("Lender"), as amended by First Amendment to Revolving
        Credit  Promissory  Note  dated  November 30,  1993,  as
further          amended by  Second Amendment to Revolving
Credit Promissory Note          dated May 17, 1994, and as
further amended by Third  Amendment to          Revolving Credit
Promissory Note  dated May 24, 1995 (as  amended          to
date, the "Original Note");

    WHEREAS,  Borrower  has  requested  that  Lender  modify  the
        Original Note to increase the amount available under the
Original          Note from $5,000,000.00  to up to
$10,000,000.00, and Lender  is          willing  to modify  the
Original  Note upon  the terms  contained          herein.

    The parties  therefore wish to amend and restate the Original
        Note in its entirety as follows:

    NOW, THEREFORE,  FOR VALUE  RECEIVED, THOMAS NELSON,  INC., a
        Tennessee  corporation (the "Borrower"),  promises and
agrees to          pay to the  order of  SUNTRUST BANK,
NASHVILLE,  N. A.  (formerly          known  as Third National
Bank in Nashville) (the "Lender") at its          offices in
Nashville, Tennessee, or at such other place as may be
designated  in  writing by  the holder,  in  lawful money  of the
        United States of America,  the principal sum of up to Ten
Million          and No/100  Dollars ($10,000,000.00),  together
with interest  on          the unpaid principal balance
outstanding from time to time hereon          computed  from  the
date  hereof  until  the  Maturity Date  (as          hereinafter
defined), at a varying rate of interest that is equal          to
the base rate of interest from time to time charged by Lender. Interest for each year shall be computed based upon a 360-day year. The  "base rate  of interest"  is defined as  that
rate  of          interest established from time to time and
announced by Lender as          its "base  rate," such  rate
being  an interest  rate used  as an          index  for
establishing  interest  rates on  loans.  The rate  of
interest  provided herein  shall be  determined daily  to reflect changes  in the base rate  of interest charged  by Lender
as such          base  rate of  interest may  change from  time
to  time. Interest          shall be paid to the  Lender on the
first (1st) day of each month          for the  preceding month
(or portion thereof)  following the date          of execution
until the Maturity Date. This Note shall mature July          30,
1997  (the "Maturity  Date"), at  which time  all outstanding principal,  accrued  interest  and other  amounts  owed
hereunder          shall  be  due  and payable  in  full  to
Lender in  immediately          available  funds.   This  Note
may  be  renewed for  a subsequent          period of one (1)
year at Lender's sole option.

    Provided Borrower is not  in default under the terms  of this
        Note, the Letter Agreement (as hereinafter defined) or
the Credit          Agreement (as  hereinafter defined), prior to
the Maturity Date,          Borrower may  borrow, repay, reborrow
and repay hereunder  up to          the principal amount of this
Note.

    Notwithstanding  any provision  to  the contrary,  it is  the intent of the  Lender, the  Borrower, and all  parties
liable  on          this  Note, that  neither the  Lender nor
any subsequent  holder          shall be  entitled  to receive,
collect,  reserve or  apply,  as          interest,  any amount
in excess  of the  maximum lawful  rate of          interest
permitted  to   be  charged   by  applicable   law  or
regulations,  as amended  or enacted  from time  to time.  In the event the Note  calls for  an interest payment  that
exceeds  the          maximum lawful  rate of  interest then
applicable,  such interest          shall not be received,
collected, charged, or reserved until such          time  as that
interest, together  with all  other  interest then
payable, falls within the then  applicable maximum lawful rate of interest. In  the  event the  Lender, or  any subsequent
holder,          receives any such interest  in excess of the
then  maximum lawful          rate of interest, such  amount
which would be excessive  interest          shall be  deemed a
partial prepayment  of principal  and treated          hereunder
as  such, or,  if the principal  indebtedness evidenced
hereby is paid in full, any remaining excess funds shall immediately be paid to the Borrower. In determining
whether or          not the interest paid or payable, under any
specific contingency,          exceeds the maximum lawful rate of
interest, the Borrower and the          Lender shall,  to the
maximum extent permitted  under applicable          law, (a)
exclude voluntary prepayments and  the effects thereof,
and (b)  amortize, prorate, allocate, and spread, in equal parts, the  total amount of interest  throughout the entire
term of the          indebtedness; provided that if  the
indebtedness is paid  in full          prior to the end of the
full contemplated term hereof, and if the          interest
received  for the  actual  period  of existence  hereof
exceeds the maximum lawful rate of interest, the holder of the Note shall refund to the Borrower the amount of such excess or credit the amount of such excess against the principal
portion of          the indebtedness as  of the  date it was
received, and, in  such          event,  the Lender shall not be
subject to any penalties provided          by any laws for
contracting for, charging, reserving, collecting          or
receiving interest in excess of the maximum lawful rate of interest.

    Privilege  is reserved to pay all or part of the indebtedness at  any time before the  Maturity Date without  penalty.
Any such          payment shall be applied  first to accrued
interest and  secondly          to principal.

    Principal and  unpaid  interest bear  interest following  any default in payment  of principal and interest as  herein
provided          at the maximum  lawful rate  of interest
permitted  by law  until          paid. In  case of  suit, or  if
this obligation  is placed  in an          attorney's hands for
collection, or  to protect the security  for          its
payment, the undersigned will pay all costs of collection and litigation, including a reasonable attorney's fee.

    In the event that (a) there occurs any breach  of any promise made  in  this  Note, in  the  Letter  Agreement  by and
between          Borrower and Lender of even  date herewith (as
it may  be amended          and/or restated from  time to time,
the "Letter Agreement"),  in          the Amended and Restated
Credit  Agreement by and among Borrower,          the lenders
listed  therein and  Lender, as Agent,  of even  date
herewith (as it may be amended and/or restated from time to time, the "Credit  Agreement"), or in  any other document
relating to,          securing, or otherwise  executed in
connection with  the Note; or          (b) any party  liable
hereon shall (i) petition any  court for an          order  of
relief under any Chapter of the Federal Bankruptcy Code
or (ii)  be generally unable to pay its debts as they become due,
        (iii) file, or consent  to the filing  against it of, a
petition          for relief  or reorganization or  arrangement
or any  petition in          bankruptcy for liquidation or to
take advantage of any bankruptcy          or insolvency law  of
any jurisdiction,  (iv) make an  assignment          for  the
benefit of its creditors, (v) consent to the appointment
of a custodian, receiver, trustee,  or other officer with similar powers  of any substantial part of its property, or (vi)
initiate          any action  for the purpose of  the foregoing;
or (c)  a court or          governmental  authority of competent
jurisdiction shall enter an          order, without the consent
of any party liable hereon, appointing          a  custodian,
receiver,  trustee, or  other officer  with similar
powers with respect to such party or with respect to any substantial part of its property, or constituting an
Order  for          Relief or  approving a petition  for relief
or  reorganization or          any  other petition in bankruptcy
or for liquidation  or to take          advantage   of  any
bankruptcy   or  insolvency   law  of   any
jurisdiction; or  (d) the dissolution, winding-up  or liquidation of any partnership or corporation liable hereon; or (e)
any party          liable hereon  becomes insolvent  (each, an
"Event  of Default"); then,  in any  of such Events  of Default,
at the  option of the          holder,  the entire  indebtedness
hereby evidenced  shall become          due, payable and
collectible  then or thereafter, without notice,          as  the
holder  may elect  regardless of  the Maturity  Date. The
holder may waive any Event of Default before or after the same has been declared and restore this Note to full force
and effect          without  impairing any  rights  hereunder,
such  right of  waiver          being a continuing one.

    The  makers, endorsers,  guarantors and  all parties  to his
        Note  and all  who  may  become  liable  for  same,
ointly  and           severally  waive  presentment  for
payment, protest,  notice  of          protest,  notice of
nonpayment of this Note, demand and all legal          diligence
in  enforcing  collection, and  hereby expressly  agree
that  the lawful  owner  or  holder of  this  Note  may defer  or postpone  collection of  the whole  or any  part
thereof, either          principal  and/or interest, or may
extend or renew  the whole or          any part thereof, either
principal and/or interest, or may accept          additional
collateral  or security for the payment  of this Note,
or may release  the whole or any part of  any collateral security and/or liens given  to secure the  payment of  this Note,
or  may          release from liability on account of this Note
any one or more of          the makers,  endorsers, guarantors
and/or  other parties thereto,          all without  notice to
them or  any of them;  and such deferment,          postponement,
renewal,  extension,   acceptance  of   additional
collateral or security and/or release shall not in any way affect or change the obligation of  any such maker, endorser,
guarantor          or other party to this Note, or of any  who
may become liable for          the payment thereof.

    The Borrower shall pay  a "late charge" of five  percent (5%)
        of  any payments of principal and/or interest due when
paid after          the due date thereof (provided that in no
event  shall said "late          charge"  result in  the  payment
of  interest  in excess  of  the          maximum lawful rate of
interest  permitted by applicable law), to          cover  the
extra  expenses  involved  in   handling  delinquent
payments.

    The term  "maximum lawful  rate of  interest" as  used herein shall  mean a rate of interest equal  to the higher or
greater of          the  following:  (a) the  "applicable
formula  rate" defined  in          Tennessee Code Annotated
Section  47-14-102(2), or (b) such other          rate of
interest as may be charged under other applicable laws or regulations.

    This Note is an unsecured Note.
    This Note  amends and restates that  certain Revolving Credit
        Promissory  Note  in  the  original  principal amount  of
up  to          $5,000,000.00 executed November 30,  1992 by
Borrower and payable          to  Lender, as  amended by  First
Amendment to  Revolving Credit          Promissory Note dated
November 30, 1993,  as further amended  by Second Amendment  to
Revolving  Credit Promissory Note  dated May          17,  1994,
and as further amended by Third Amendment to Revolving
Credit  Promissory  Note  dated  May   24,  1995,  and  does  not
        constitute a novation of  such original note or  the
indebtedness          evidenced thereby.

    This  Note has been executed  and delivered in,  and shall be governed by and construed according to  the laws of the
State  of          Tennessee except to the extent  pre-empted by
applicable laws  of          the United States of America.

    This  Note may not be changed or terminated without the prior written approval of the Lender and the Borrower. No
waiver of any          term  or provision hereof shall be valid
unless in writing signed          by the holder.

    Executed as of the 13th day of December, 1995 to be effective as of July 25, 1995.

                                THOMAS NELSON, INC.


                                By:


                                Title:



Agreed to by:

SunTrust Bank, Nashville, N.A.
(formerly known as Third National
Bank in Nashville)


By:

Title:






                         SCHEDULE 4.01(h)

                       UCC Search Locations

1.  Nashville, Davidson County, Tennessee

2.  Atlanta, Fulton County, Georgia

3.  Miami, Dade County, Florida

4.  Camden, Camden County, New Jersey

5.  Winona Lake, Kosciasko County, Indiana

6.  Waco, McLennan County, Texas

7.  Dallas, Dallas County, Texas

8.  Richmond, British Columbia, Canada

9.  Milton Keynes, England, U.K.

10. Cherryville, Gaston County, North Carolina

11. Beacon Falls, New Haven County, Connecticut

12. Guilford, New Haven County, Connecticut

13. Clifton, Passaic County, New Jersey

14. Norwalk, Fairfield County, Connecticut

15. Scarborough, Ontario, Canada

16. New York City, New York County, New York










                          SCHEDULE 6.01

                      Material Subsidiaries

                                        Percent of Capital
                       Jurisdiction     Stock Owned by Nelson or
Subsidiary             Organization      a Subsidiary Thereof
----------             ------------     ------------------------
Word, Incorporated      Delaware                  100%

PPC, Inc.               North Carolina            100%

Editorial Caribe,
  Inc.                  Florida                   100%

Morningstar Radio
  Network, Inc.         Texas                      80%

Nelson Word Limited     United Kingdom            100%

Word Communications,
  Ltd.                  Canada, British           100%
                          Columbia

Word Direct, Inc.       Texas                     100%

Word Direct Partners,
  L.P.                  Texas                     100%

The C.R. Gibson
  Company               Delaware                  100%

855763 Ontario
  Limited               Canada, Ontario           100%




                          SCHEDULE 6.05

                 Pending or Threatened Litigation

                               NONE






                         SCHEDULE 6.08(a)

                     Environmental Compliance

                               NONE





                         SCHEDULE 6.08(b)

                      Environmental Notices

                               NONE






                         SCHEDULE 6.08(c)

                      Environmental Permits

                               NONE







                          SCHEDULE 6.11

                     Burdensome Restrictions

                               NONE








                          SCHEDULE 6.12

                     Tax Filings and Payments

Nelson is in the process of registering for all necessary Canadian General Sales Tax ("G.S.T.") and Provincial
Sales Tax          ("P.S.T.")  certifications necessary  for
Nelson's  third  party          fulfillment vendors  in the U.S.
to collect Canadian  GST and/or          PST  on  mail  order
shipments to  Canadian  customers.   Annual          remittance
under these registrations is anticipated to be less than $80,000 (Canadian), and any amounts collected to date are reflected on the U.S. consolidated books and records of Nelson.

                          SCHEDULE 6.13

                           Subsidiaries

          Word, Incorporated
          PPC, Inc.
          Editorial Caribe, Inc.
          Morningstar Radio Network, Inc.
          Nelson Word Limited
          Word Communications, Ltd.
          Word Direct, Inc.
          Word Direct Partners, L.P.
          The C.R. Gibson Company
          855763 Ontario Limited
          Elm Hill Press, Inc.
          Nelson Acquisition Corp.
          Triunity, Inc.
          Thomas Nelson Export, Inc.
          Thomas Nelson Service Corp.
          Royal Publishers, Inc.
          Dominion Publishers, Inc.
          Nelson Media, Inc.
          Nelson Communications, Inc.
          TNI Cassette Corporation
          C.R. Gibson Catalogue, Inc.
          American Sings, Inc.
          American Bible Company, Inc.
          Lars Desert Oasis
            Suncare Products, Inc.
          CRG Acquisition, Inc.
          Word Direct Marketing
            Services, Inc.

                          SCHEDULE 6.14

                              Leases

Premises                Landlord          Documents
--------                --------          ---------
13670 North Meridian    Flynn & Zinkan      Lease
Meridian Village Plaza    Realty Co.        4/29/94
Carmel, IN  46032

15 Merwin Street        R. C. Bigelow,      Month to
Norwalk, CT  06850        Inc.              Month

796 Bloomfield Ave.     P.L.C. Realty       Lease
Clifton, NJ  46032        Associates        11/1/93

3400 Pharmacy Ave.      Atlantis Real       Lease
Unit #12                  Estate Corp.      6/1/93
Scarborough, Ontario
Canada  M1W3J8

Atlanta Gift Mart       Atlanta Gift        Lease
230 Spring Street         Market, L.P.      9/26/89
Suite 1521                                  Amend.
Atlanta, GA  30303                          4/16/90

Dallas Trade Mart       Dallas Market       Lease
Room 1058                 Center Company,   10/19/94
2100 Stemmons Freeway     Ltd.
Dallas, TX  75207

225 Fifth Avenue        Chrysantheum First  Lease
Suites 303-305            Operating         10/19/93
New York, NY  10010       Corporation

                                   SCHEDULE 6.15

                             Employee Benefit Matters

Gibson has, through its subsidiary, CRG Acquisition, Inc., administrative and trustee responsibility for the Rytex Company Employees Pension Plan, a defined benefit pension plan. Gibson also administers for its employees the C.R. Gibson Company Employee Stock Ownership Plan and the C.R. Gibson Company 401(k) Savings and Investment Plan.





                                   SCHEDULE 6.16

                           Intellectual Property Matters

                                       NONE






                                   SCHEDULE 6.17

                              Ownership of Properties

                                       NONE







                                   SCHEDULE 6.18

                              Refinanced Indebtedness

                                       NONE




                                   SCHEDULE 6.20

                                   Labor Matters

                                       NONE








                                   SCHEDULE 6.21

                               Dividend Restrictions

                                       NONE








                                   SCHEDULE 6.23

                      Second Fiscal Quarter 1995 Calculations
                   (calculated as of September 30, 1995)


  (a)  Interest Coverage Ratio          2.6  : 1.00
  (b)  Funded Debt to Total Capital     .445 : 1.00
  (c)  Senior Funded Debt to Total
           Capital                      .210 : 1.00

                             SCHEDULE VIII

            Subsidiaries of Thomas Nelson, Inc. Excluded from
                 Certain Provisions of Amended and Restated
                              Credit Agreement

    Subsidiary                Approximate Market Value
                                  of Assets Owned
    ----------                ------------------------
PART A
  Elm Hill Press, Inc.               $40,000

  Nelson Acquisition Corp.           $-0-

  Triunity, Inc.                     $-0-

  Thomas Nelson Export, Inc.         $-0-

  Thomas Nelson Service Corp.        $-0-

  Royal Publishers, Inc.             $-0-

  Dominion Publishers, Inc.          $-0-

  Nelson Media, Inc.                 $-0-

  Nelson Communications, Inc.        $-0-

  American Sings, Inc.               $-0-

  CRG Acquisition, Inc.              $-0-

  Word Direct Marketing
     Services, Inc.                  $-0-

PART B
  American Bible Company, Inc.       $-0-

  Lars Desert Oasis
     Suncare Products, Inc.          $-0-

  TNI Cassette Corporation           $200,000

  C.R. Gibson Catalogue, Inc.        $-0-

                                 SCHEDULE 11.01(b)

                               Existing Indebtedness

   1.   Indebtedness  of  Nelson   in  connection   with
$2,850,000         Industrial Development  Revenue Refunding
Bonds, Series  1990         (Thomas  Nelson, Inc.  Project)  of
the  Industrial         Development  Board  of  the  Metropolitan
Government of Nashville         and Davidson County (the
"Board"), as evidenced by:

        (a)  Loan Agreement  dated as of  May 1, 1990  from the
Board to               Nelson; and

        (b)  Reimbursement Agreement dated as of  May 1, 1990
between               Nelson and SunTrust.

   2.   $5,000,000  Construction Loan from SunTrust to Nelson,
made         pursuant to a Construction Loan Agreement dated as
of March 31,         1992 and evidenced by a $5,000,000
Promissory note of the same         date.

   3.   Indebtedness   of  Nelson  in   connection  with
$1,215,000          Industrial Development  Revenue Refunding
Bonds, Series  1976         (Thomas  Nelson, Inc. Project)  of
the  Board, as  evidenced  by         Loan  Agreement  dated  as
of December 1, 1976 from the Board to         Nelson.

   4.   Capitalized  lease  for computer  equipment  between
Comdisco,         Inc.  and  Nelson dated December 21, 1990 in
the approximate         amount of $1,600,000.

   5.   The SunTrust Letter of Credit Facility.

   6.   The National City  Bank, Kentucky (formerly known as
First          National Bank of Louisville) Letter of Credit
Facility.

   7.   Promissory note dated June 26, 1989 in the aggregate
principal          amount of $2,250,000   from  Word
Communications   Limited  (a           British  Columbia
corporation)  and  Word, Incorporated  (the          parent
corporation of  Word  Communications Limited).

   8.   $10,000,000 Loan from  Metropolitan Life Insurance
Company  to         Gibson (to be assumed by  Nelson) made
pursuant to a Loan          Agreement dated September 21, 1989.

   9.   $5,000,000 Loan from Metropolitan Life Insurance Company
to         Gibson (to be assumed by Nelson) made pursuant to a
Loan         Agreement dated June 23, 1994.

   10.  $55,000,000  of Subordinated  Debt  evidenced by  that
certain         Indenture  dated  as  of  November  30, 1992,
between  Nelson          and Boatmen's  Trust Company, as
Trustee.

                                  SCHEDULE 11.02

                                  Existing Liens

  1.   Liens securing the indebtedness described in Item 1 of
Schedule        11.01(b), including:

       a.   Deed of Trust  from Nelson to A.  Stuart Campbell, as
            Trustee dated  as of  May 1, 1990,  of record  in
Book 8111,              page 986,  Register's  Office for
Davidson County, Tennessee             ("RODCT")

       b.   Collateral Assignment  of Rents and  Leases dated as
of May             1, 1990 between Nelson and the Board  and
Third National Bank             in Nashville, of record in Book
8112, page 1, RODCT.

       c.   UCC-1  Financing  Statement  showing  Nelson  as
Debtor  and             Third National  Bank  in  Nashville  as
Secured  Party,              filed  with  the  Tennessee
Secretary of State as #971857.

  2.   Liens securing the indebtedness described in Item 2 of
Schedule        11.01(b), including:

       a.   Tennessee  Deed of  Trust,  Assignment of  Rents and
Fixture             Filing (Construction  Mortgage) dated  March
31,  1992  from             Nelson  to  A. Stuart Campbell,
Trustee,  for the benefit of             Third National Bank in
Nashville, of record in Book 8589,             page 428, RODCT.

       b.   Security  Agreement dated as  of March 31,  1992
between             Nelson and Third National Bank in Nashville.

       c.   UCC-1  Financing  Statement  showing  Nelson  as
Debtor  and             Third National  Bank in  Nashville  as
secured  party,  of             record  in Book 8589, page 448,
RODCT.

       d.   UCC-1  Financing  Statement  showing  Nelson  as
Debtor  and             Third National  Bank  in  Nashville  as
secured  party,              filed  with  the Tennessee Secretary
of State as #971857.

  3.   Liens securing the indebtedness described in Item 3 of
Schedule        11.01(b), including:

       a.   Deed of  Trust from Nelson to  Third National Bank in
           Nashville, as Trustee, dated as of December 1, 1976,
of             record  in Book 5099, page 628, RODCT.

       b.   UCC-1  Financing  Statement  showing  Nelson  as
Debtor  and             Third National  Bank  in  Nashville  as
Secured  Party,              filed  with  the Tennessee Secretary
of State as #919595.

       c.   UCC-1  Financing  Statement  showing  Nelson  as
Debtor  and             Third National  Bank in  Nashville  as
Secured  Party,  of             record  in Book 5099, page 724,
RODCT.

  4.   UCC-1 Financing  Statement showing Word, Incorporated as
Debtor        and Banc One  Leasing  Corporation  as  Secured
Party,  filed         with  the Tennessee Secretary of State as
#920537.

  5.   UCC-1  Financing Statement showing Word, Incorporated  as
Debtor        and Banc One  Leasing  Corporation  as Secured
Party,  filed         with the  Tennessee Secretary of State as
#956590.

  6.   UCC-1  Financing  Statement  showing  Word,  Incorporated
as         Debtor  and Vanguard Financial  Service  Corp.  as
Secured         Party,  filed  with  the Tennessee Secretary of
State as #898863.

  7.   UCC-1 Financing Statement showing  Printplus Publications,
Inc. as        Debtor and Capital Leasing  and Financial, Inc. as
Secured Party,        filed with the Tennessee Secretary of State
as #949193.

  8.   UCC-1 Financing Statement showing Nelson as the Debtor and
      Comdisco, Inc. (Hitachi Credit as  assignee) as Secured
Party,        filed with  the Tennessee Secretary of State as
#857974.

  9.   UCC-1  Financing Statement showing Nelson as Debtor and
Comdisco,        Inc. as Secured Party, filed with the Tennessee
Secretary of State        as #864520.

  10.  UCC-1 Financing Statement  showing Nelson as Debtor and
Capitol        Systems, Inc. (Contel Credit Corporation as
assignee) as Secured        Party, filed with the Tennessee
Secretary of State as #688961.

  11.  UCC-1 Financing Statement  showing Editorial Caribe,  Inc.
as the         Debtor and  Latin  America Mission  Publications,
Incorporated         as the  Secured Party, filed with the
Florida Secretary of State        as # 91 0000186292.

  12.  UCC-1 Financing  Statement showing Editorial  Caribe, Inc.
as  the        Debtor and Garborg's  Heart'n Home, Inc.  as the
Secured Party,        filed  with the  Florida Secretary of State
as 92 0000164003.

  13.  UCC-1 Financing  Statement showing Morning  Star as the
Debtor        and  John Deere Co. as the Secured Party, filed
with the Florida        Secretary of State as #91 0000084244.

  14.  Liens disclosed in UCC Searches of Nelson in Dade County,
Florida        and the Secretary of State of New Jersey.